SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Wm. Wrigley Jr. Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies: Common Stock, no par value, and Class B Common Stock, no par value, of Wm. Wrigley Jr. Company

2)

Aggregate number of securities to which transaction applies: 216,392,028 outstanding shares of Common Stock less the 991,800 shares of Common Stock which are expected to be canceled in the merger without payment, 55,575,546 outstanding shares of Class B Common Stock, 14,271,624 shares of Common Stock underlying outstanding options to purchase Common Stock and 1,717,479 shares of Common Stock in connection with outstanding stock units issued pursuant to the Company stock plans.

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was computed pursuant to Exchange Act Rule 0-11(c) and is equal to $39.30 per million dollars of the aggregate merger consideration of $22,239,470,189. The aggregate merger consideration is calculated as the sum of (a) the product of 215,400,228 shares of Common Stock and the merger consideration of $80.00 per share, plus (b) the product of 55,575,546 shares of Class B Common Stock and the merger consideration of $80.00 per share, plus (c) the product of 14,271,624 options to purchase shares of Common Stock that have an exercise price of less than $80.00 and $29.71, which is the deference between the merger consideration of $80.00 and the weighted average exercise price per share of the merger consideration of $80.00 in cash per share of Common Stock, as specified in the Merger Agreement, plus (d) the product of 1,717,479 shares of Common Stock in connection with outstanding stock units issued pursuant to the Company stock plans.

4)	Proposed maximum aggregate value of transaction: $22,239,470,189

5)	Total fee paid: $874,012

☒	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Preliminary Proxy Statement—Subject to Completion, dated June 26, 2008

Wm. WRIGLEY Jr. Company

Wrigley Building    •    410 North Michigan Avenue    •    Chicago, Illinois 60611

                    , 2008

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Wm. Wrigley Jr. Company to be held on                     , 2008 at             , Chicago time, at                     . At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 28, 2008, among Wm. Wrigley Jr. Company, a Delaware corporation, Mars, Incorporated, a Delaware corporation, New Uno Holdings Corporation, a Delaware corporation, and New Uno Acquisition Corporation, a Delaware corporation. Pursuant to the merger agreement, New Uno Acquisition Corporation will merge with and into Wrigley with Wrigley continuing as the surviving corporation in the merger. The merger agreement provides that, following the merger, Wrigley will operate as a separate, stand-alone business unit operating under Mars.

If the merger is completed, holders of Wrigley Common Stock and Class B Common Stock will be entitled to receive $80.00 in cash, or the “merger consideration,” without interest and less any applicable withholding tax, for each share of Wrigley Common Stock or Class B Common Stock owned by them as of the effective time of the merger.

Our board of directors has determined that the merger agreement and the merger are advisable and in the best interests of Wrigley and its stockholders. Our board of directors has approved the merger agreement. Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement at the special meeting.

Our board of directors considered a number of factors in evaluating the transaction and consulted with its legal and financial advisors in so doing. The enclosed proxy statement also provides detailed information about the merger agreement and the merger. We encourage you to read the proxy statement carefully.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. The merger agreement must be adopted by the affirmative vote of holders of two-thirds of the outstanding shares of our Common Stock and two-thirds of the outstanding shares of our Class B Common Stock, each voting as a separate class. Therefore, if you do not return your proxy card, submit your proxy via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement. Only stockholders who owned shares of Wrigley Common Stock or Class B Common Stock at the close of business on                     , 2008, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting. On behalf of the board of directors, we urge you to vote your shares by completing, signing, dating and returning the enclosed proxy card, or by submitting your proxy via the Internet or telephone as soon as possible, even if you currently plan to attend the special meeting.

PLEASE NOTE WE ARE REQUIRING ADMISSION TICKETS TO ATTEND THE SPECIAL MEETING. FOR MORE INFORMATION, PLEASE REFER TO THE ATTACHED NOTICE OF MEETING.

Thank you for your support. We look forward to seeing you at the special meeting.

Sincerely,

WILLIAM WRIGLEY, JR.

Executive Chairman

and Chairman of the Board

This proxy statement is dated                     , 2008 and is first being mailed to stockholders

of Wrigley on or about                     , 2008.

Wm. WRIGLEY Jr. Company

Wrigley Building    •    410 North Michigan Avenue    •    Chicago, Illinois 60611

                    , 2008

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

Notice is hereby given that a special meeting of stockholders of Wm. Wrigley Jr. Company, a Delaware corporation, will be held on                     , 2008, at                     , Chicago time, at                     , for the following purposes:

1.

to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of April 28, 2008, among Wm. Wrigley Jr. Company, a Delaware corporation, Mars, Incorporated, a Delaware corporation, New Uno Holdings Corporation, a Delaware corporation, and New Uno Acquisition Corporation, a Delaware corporation, as it may be amended from time to time, as more fully described in the enclosed proxy statement;

2.

to consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting; and

3.	to transact such other business as may properly come before the meeting or any adjournment of the meeting.

You are entitled to vote at the special meeting if you were a stockholder of record at the close of business on                     , 2008. Your vote is important. The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock and two-thirds of the outstanding shares of Class B Common Stock, each voting as a separate class, is required to adopt the merger agreement and the affirmative vote of the holders of a majority of the total number of votes entitled to be cast in respect of the shares of our Common Stock and Class B Common Stock, present in person or represented at the special meeting, voting as a single class, is required to approve the proposal to adjourn the special meeting.

Holders of Wrigley Common Stock and Class B Common Stock who do not vote in favor of adoption of the merger agreement are entitled to appraisal rights under Delaware law in connection with the merger if they comply with all requirements of Delaware law. See “The Merger — Appraisal Rights” beginning on page 53 of the proxy statement and Annex D to this proxy statement.

All stockholders are cordially invited to attend the special meeting in person. Only persons with an admission ticket, evidence of stock ownership or who are guests of Wrigley may attend and be admitted to the special meeting. Photo identification will be required (a valid driver’s license or passport is preferred).

•

If your shares are registered in your name, you must bring the admission ticket attached to your proxy card. If you would like to pre-register for the meeting, please contact Wrigley’s Stockholder Relations Department at (800) 874-0474 and request an admission ticket.

•

If your shares are registered in the name of a broker, trust, bank or other nominee, you need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement that confirms that you are the beneficial owner of those shares.

If you do not have either an admission ticket or proof that you own shares, you will not be admitted to the special meeting.

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or submit your proxy via the Internet or telephone and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption of the merger agreement and in favor of adjournment of the special meeting, if necessary or appropriate, to permit solicitations of additional proxies. If you fail to return your proxy card and do not submit your proxy via the Internet or by telephone, your shares will effectively be counted as a vote against adoption of the merger agreement and will not be counted for purposes of determining whether a quorum is present at the special meeting or for purposes of the vote to adjourn the special meeting, if necessary or appropriate, to permit solicitations of additional proxies. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting.

By Authorization of the Board of Directors,

Howard Malovany,

Senior Vice President, Secretary and General Counsel

WM. WRIGLEY JR. COMPANY

SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address some commonly-asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a Wrigley stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, the “Company,” and “we,” “our,” “us” and similar words in this proxy statement refer to Wm. Wrigley Jr. Company. Throughout this proxy statement we also refer to Wm. Wrigley Jr. Company as “Wrigley” and Mars, Incorporated as “Mars.” In addition, throughout this proxy statement, we refer to New Uno Holdings Corporation as “Holdings” and New Uno Acquisition Corporation as “Merger Sub.”

Q:	Why am I receiving this proxy statement?

A:

Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of stockholders or at any adjournments or postponements of the special meeting.

Q:	What am I being asked to vote on?

A:

You are being asked to vote to adopt a merger agreement that provides for the acquisition of Wrigley by Holdings. The proposed acquisition would be accomplished through a merger of Merger Sub with and into Wrigley. As a result of the merger, Wrigley will become a subsidiary of Holdings and Wrigley Common Stock will cease to be listed on The New York Stock Exchange, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to in this proxy statement as the “Exchange Act”).

In addition, you are being asked to grant Wrigley management authority to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting.

Q:	What will I receive in the merger?

A:

As a result of the merger, holders of our Common Stock and Class B Common Stock will be entitled to receive $80.00 in cash, without interest and less any applicable withholding tax, for each share of Common Stock or Class B Common Stock they own at the effective time of the merger. For example, if you own 100 shares of Wrigley Common Stock or Class B Common Stock at the effective time of the merger, you will be entitled to receive $8,000 in cash, less any applicable withholding tax, in exchange for your 100 shares.

Q:	What do I need to do now?

A:

We urge you to read this proxy statement carefully and then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or submit your proxy via the Internet or telephone, so that your shares can be voted at the special meeting of stockholders.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. YOU WILL RECEIVE DETAILED INSTRUCTIONS CONCERNING EXCHANGE OF YOUR STOCK CERTIFICATES IF THE MERGER IS CONSUMMATED.

Q:	How does Wrigley’s board recommend that I vote?

A:

Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of

i

adopting the merger agreement at the time of the special meeting. At a meeting held on April 27, 2008, Wrigley’s board of directors unanimously approved the merger agreement and determined that the merger agreement and the merger are advisable and in the best interests of Wrigley and its stockholders.

Q:

What vote is required to adopt the merger agreement and approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting?

A:

Adoption of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of our Common Stock and two-thirds of the outstanding shares of our Class B Common Stock, each voting as a separate class. Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of the total number of votes entitled to be cast in respect of the shares of our Common Stock and Class B Common Stock, present in person or represented at the special meeting, voting as a single class.

As of                 , 2008, the record date for determining who is entitled to vote at the special meeting, there were                  shares of Common Stock and                  shares of Class B Common Stock issued and outstanding. Each holder of Wrigley Common Stock is entitled to one vote per share of Common Stock owned by such holder and each holder of Wrigley Class B Common Stock is entitled to ten votes per share of Class B Common Stock owned by such holder.

Q:	Where and when is the special meeting of stockholders?

A:	The special meeting will be held on , 2008 at , Chicago time, at .

Q:	Who is entitled to vote at the special meeting?

A:

Only stockholders of record as of the close of business on             , 2008, or the “record date,” are entitled to receive notice of the special meeting and to vote at the special meeting the shares of Common Stock or Class B Common Stock that they held on the record date, or at any adjournments or postponements of the special meeting.

Q:	May I attend the special meeting and vote in person?

A:

Yes. All stockholders as of the record date may attend the special meeting and vote in person. Only persons with an admission ticket, evidence of stock ownership or who are guests of the Company may attend and be admitted to the special meeting. Photo identification will be required (a valid driver’s license or passport is preferred).

•

If your shares are registered in your name, you must bring the admission ticket attached to your proxy card. If you would like to pre-register for the meeting, please contact the Company’s Stockholder Relations Department at (800) 874-0474 and request an admission ticket.

•

If your shares are registered in the name of a broker, trust, bank or other nominee, you need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement that confirms that you are the beneficial owner of those shares.

If you do not have either an admission ticket or proof that you own shares, you will not be admitted to the special meeting. Seating will be limited. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy or submit your proxy via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:	How do I vote my shares?

A:

If your shares are registered in your name, you may vote your shares by completing, signing, dating and returning the enclosed proxy card or you may vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares over the Internet or telephonically. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on                 , 2008. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or telephone. Based on your Internet or telephone proxy, the proxy holders will vote your shares according to your directions.

If your shares are held in “street name” through a broker or bank, you may vote through your broker or bank by completing and returning the voting form provided by your broker or bank, or by the Internet or telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank.

Q:	What happens if I do not return my proxy card, submit my proxy via the Internet or telephone or attend the special meeting and vote in person?

A:

If you do not return your proxy card, submit your proxy via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement. Adoption of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock and two-thirds of the outstanding shares of Class B Common Stock, each voting as a separate class. Failure to vote will have no effect on the outcome of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, assuming a quorum is otherwise present at the special meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may revoke your proxy at any time before your proxy card is voted at the special meeting. You can do this in one of three ways.

•	First, you can deliver a written notice bearing a date later than the proxy you previously delivered stating that you would like to revoke your proxy.

•

Second, you can complete, execute and deliver a new, later-dated proxy card for the same shares. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 11:59 p.m., Eastern Time, on                 , 2008.

•	Third, you can attend the meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

Any written notice of revocation or subsequent proxy should be delivered to Computershare Trust Company, N.A., our transfer agent, or hand-delivered to our Secretary at or before the taking of the vote at the special meeting.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:	How do I vote my shares held under the Wrigley Savings Plan?

A:

Participants in the Wrigley Savings Plan who have shares of our Common Stock and/or Class B Common Stock allocated to their account under the Wrigley Savings Plan are entitled to provide voting instructions with respect to those shares that are allocated to their account. The trustee of the Wrigley Savings Plan will vote the shares of our Common Stock and/or Class B Common Stock allocated to a participant’s account in accordance with the participant’s instructions that are timely received.

If you are a participant and you choose to provide voting instructions by mail, you may provide such instructions simply by completing, signing, dating and returning your enclosed proxy card. Participants also may provide voting instructions either via the Internet or telephonically. If you are a participant and you choose to provide voting instructions via the Internet or telephonically, you should follow the procedures and instructions on the enclosed proxy card. The deadline for providing voting instructions to the trustee via the Internet or telephonically is 1:00 am on                             , 2008.

Any allocated shares of our Common Stock and/or Class B Common Stock held in the Wrigley Savings Plan for which participant instructions are not timely received by the trustee will be voted by the trustee in the same proportion as it votes the shares for which voting instructions have been timely received.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares by following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted against adoption of the merger agreement but will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	What should I do if I receive more than one set of voting materials?

A:

Please complete, sign, date and return (or submit your proxy via the Internet or telephone for) each proxy card and voting instruction card that you receive. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	What happens if I sell or otherwise transfer my shares of Wrigley Common Stock or Class B Common Stock before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or otherwise transfer your shares of Wrigley Common Stock or Class B Common Stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but you will transfer the right to receive the merger consideration. Even if you sell or otherwise transfer your shares of Wrigley Common Stock or Class B Common Stock after the record date, we urge you to complete, sign, date and return the enclosed proxy or submit your proxy via the Internet or telephone.

Q:	Who will count the votes?

A:	Representatives from Computershare Trust Company, N.A., our transfer agent, will count the votes and serve as our inspectors of election. The inspectors of election will be present at the meeting.

Q:	Will the merger be taxable to me?

A:	The receipt of cash in exchange for your shares of Wrigley Common Stock or Class B Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a U.S. stockholder will recognize gain or loss equal to the difference between the amount of cash received by that stockholder in the merger and that stockholder’s adjusted tax basis in the shares of Wrigley Common Stock or Class B Common Stock exchanged for cash in the merger. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 56.

Q:	When do you expect the merger to be completed?

A:

We are working toward completing the merger as quickly as possible and currently expect to consummate the merger later this year or in the first quarter of 2009. However, the exact timing and likelihood of completion of the merger cannot be predicted because the merger is subject to certain conditions, including adoption of the merger agreement by our stockholders, the receipt of regulatory approvals and conclusion of a thirty day marketing period that Holdings may use to complete its financing for the merger.

Q:	What is the marketing period?

A:

The marketing period is the first period of 30 consecutive days throughout and at the end of which: (i) we have provided certain financial and other information to Holdings (and its financing sources), (ii) the mutual conditions to close the merger have been satisfied or, if the marketing period has not commenced by March 30, 2009, then only the condition related to the adoption of the merger agreement by our stockholders needs to be satisfied throughout such 30 day period (so long as all of the mutual conditions to close the merger have been satisfied at the end of such 30 day period); and (iii) nothing has occurred and no condition exists that would result in a material breach of any of our representations, warranties or covenants such that the relevant conditions to closing would not be satisfied assuming the closing were to be scheduled for any time during such 30 consecutive day period.

Notwithstanding the foregoing, if the marketing period has not ended on or prior to August 14, 2008, then the marketing period will commence no earlier than September 2, 2008, and if the marketing period has not ended on or prior to December 16, 2008, then the marketing period will commence no earlier than January 3, 2009.

The purpose of the marketing period is to provide Mars and Holdings a reasonable period of time during which they can market and place the debt financing contemplated by the debt financing commitments for the purposes of financing the merger.

Q:	What regulatory approvals and filings are needed to complete the merger?

A:

The merger is subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the “HSR Act,” approval by the European Commission under the European Community Merger Regulation No. 139/2004 or the “EC Merger Regulation,” and clearance under the antitrust laws of Canada and Australia applicable to the merger. See “The Merger—Regulatory Matters” beginning on page 57.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is consummated, you will receive detailed written instructions for exchanging your shares of Common Stock or Class B Common Stock for the merger consideration of $80.00 in cash, without interest and less any applicable withholding tax, for each share of Common Stock or Class B Common Stock you hold.

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Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Innisfree M&A Incorporated at  (877) 825-8631 or Stockholder Relations, Wm. Wrigley Jr. Company, Wrigley Building, 410 North Michigan Avenue, Chicago, Illinois 60611, Telephone: (800) 874-0474.

Neither the Securities and Exchange Commission, or the “SEC,” nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See “Where You Can Find More Information” beginning on page 84. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger.

The Companies (page 17)

Wm. Wrigley Jr. Company

Wrigley Building

410 North Michigan Avenue

Chicago, Illinois 60611

Telephone: (312) 644-2121

Wm. Wrigley Jr. Company is a recognized leader in confections with a wide range of product offerings including gum, mints, hard and chewy candies, lollipops and chocolate. The Company had global sales of $5.4 billion in 2007 and distributes its world-famous brands in more than 180 countries. Three of these brands – Wrigley’s Spearmint®, Juicy Fruit® and Altoids® – have heritages stretching back more than a century. Other well-loved brands include Doublemint®, Life Savers®, Big Red®, Boomer®, Pim Pom®, Winterfresh®, Extra®, Freedent®, Hubba Bubba®, Orbit®, Excel®, Creme Savers®, Eclipse®, Airwaves®, Solano®, Sugus®, P.K.®, Cool Air® and 5™.

Mars, Incorporated

6885 Elm Street

McLean, Virginia 22101

Telephone: (703) 821-4900

Mars, Incorporated is a private family company, the control of all the stock of which rests with the family of Forrest E. Mars, Sr. Mars produces some of the world’s leading confectionery, food and petcare products and has growing drinks and health & nutrition businesses. Headquartered in McLean, Virginia, Mars operates in more than 66 countries and employs more than 48,000 associates worldwide. Mars’ global sales were $22 billion in 2007. Founded in 1911, Mars manufactures and markets a variety of products under many of the world’s most recognizable trademarks, including DOVE®, MILKY WAY® , M&M’S®, SNICKERS®, MARS®, UNCLE BEN’S® Rice, ROYAL CANIN®, PEDIGREE® and WHISKAS®.

New Uno Holdings Corporation

c/o Mars, Incorporated

6885 Elm Street

McLean, Virginia 22101

Telephone: (703) 821-4900

New Uno Holdings Corporation was formed by Mars solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Holdings has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement.

New Uno Acquisition Corporation

c/o Mars, Incorporated

6885 Elm Street

McLean, Virginia 22101

Telephone: (703) 821-4900

New Uno Acquisition Corporation was formed by Holdings solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement. Upon consummation of the merger, Merger Sub will cease to exist and Wrigley will continue as the surviving corporation.

Merger Consideration (page 61)

If the merger is completed, you will be entitled to receive $80.00 in cash, without interest and less any applicable withholding tax, in exchange for each share of Wrigley Common Stock or Class B Common Stock that you own immediately prior to the effective time of the merger and for which you have not properly exercised appraisal rights.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a Wrigley stockholder as a result of the merger. Wrigley stockholders will receive the merger consideration in exchange for their Wrigley stock in accordance with the instructions contained in the letter of transmittal to be sent to holders of our Common Stock and Class B Common Stock shortly after closing of the merger.

Treatment of Stock Options and Other Equity-Based Awards (page 62)

Stock Options

At the effective time of the merger, each outstanding option, whether or not vested or exercisable, to acquire our Common Stock will be adjusted under the applicable plan and converted into the right of the holder to receive an amount in cash, without interest and less any applicable withholding tax, payable promptly following the effective time, equal to the product of:

•	the total number of shares of Common Stock covered by such option, multiplied by

•	the excess of $80.00 over the exercise price per share of each such option.

Restricted Stock Unit Awards

At the effective time of the merger, each outstanding restricted stock unit award will be adjusted under the applicable plan and converted into the right to receive $80.00 in cash per restricted stock unit, to the extent vested by its terms at the effective time of the merger, without interest and less any applicable withholding tax, payable promptly following the effective time. Any such outstanding restricted stock unit awards that are not so vested will be forfeited at the effective time of the merger.

Deferred Stock Accounts

At the effective time of the merger, each notional share under any deferred compensation plan will be adjusted under the applicable plan and converted into the right to receive $80.00 in cash per notional share, without interest and less any applicable withholding tax, payable at the time specified in the applicable plan.

Long-Term Stock Grants

At the effective time of the merger, each outstanding stock unit award granted under the Company’s Long-Term Stock Grant Program will be adjusted under the applicable plan and converted into the right to receive an amount in cash equal to the product of (x) the number of shares subject to such stock unit, to the extent earned and satisfying the applicable performance conditions at the effective time of the merger in respect of the portion of the performance or grant cycle that has elapsed through the effective time, and (y) $80.00, without interest and less any applicable withholding tax, payable promptly following the effective time. Any such outstanding stock unit awards that do not become so earned will be forfeited at the effective time of the merger.

Market Prices and Dividend Data (page 13)

Our Common Stock is quoted on The New York Stock Exchange under the symbol “WWY.” On April 25, 2008, the last full trading day before the public announcement of the merger, the closing price for our Common Stock was $62.45 per share and on June 25, 2008, the latest practicable trading day before the filing of this proxy statement, the closing price for our Common Stock was $78.40 per share.

Material U.S. Federal Income Tax Consequences of the Merger (page 56)

The exchange of shares of Common Stock or Class B Common Stock for the $80.00 per share cash merger consideration will be a taxable transaction to our stockholders for U.S. federal income tax purposes.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We strongly recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

Recommendation of Wrigley’s Board of Directors and Reasons for the Merger (page 23)

Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting. At a special meeting of our board of directors on April 27, 2008, our board of directors determined that the merger agreement and the merger are advisable and in the best interests of Wrigley’s stockholders and approved the merger agreement. In the course of reaching its decision over several board meetings, our board of directors consulted with our senior management, financial advisors and legal counsel, reviewed a significant amount of information and considered a number of factors. For a discussion of the factors considered by our board of directors in reaching its decision to approve the merger agreement and recommend that our stockholders adopt the merger agreement, see “The Merger—Recommendation of Wrigley’s Board of Directors and Reasons for the Merger” beginning on page 23.

Opinion of Goldman Sachs (page 28)

Goldman Sachs delivered its written opinion to Wrigley’s board of directors that, as of April 28, 2008, based upon and subject to the factors and assumptions set forth therein, the $80.00 per share in cash to be received by the holders (other than Holdings or its affiliates) of Common Stock and Class B Common Stock, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders. Goldman Sachs did not express any opinion with respect to the allocation of the aggregate consideration among the holders of Common Stock and Class B Common Stock in the transaction.

The full text of the written opinion of Goldman Sachs, dated April 28, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex B. Goldman Sachs provided its opinion for the information and assistance of Wrigley’s board of directors in connection with its consideration of the transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of Common Stock or Class B Common Stock should vote with respect to the adoption of the merger agreement or any other matter. For a further discussion of Goldman Sachs’ opinion, see “The Merger—Opinion of Goldman Sachs” below.

Opinion of William Blair (page 37)

In connection with the merger, William Blair delivered a written opinion to Wrigley’s board of directors to the effect that, as of April 27, 2008 and based upon and subject to the assumptions,

procedures, factors, limitations and qualifications set forth in the opinion, the merger consideration to be received by the holders of the outstanding shares of Wrigley Common Stock and Class B Common Stock, collectively, pursuant to the merger agreement was fair, from a financial point of view, to those holders (other than Holdings or its affiliates). William Blair did not express any opinion with respect to the allocation of the merger consideration to be paid in the merger among the holders of Common Stock and the holders of Class B Common Stock, respectively.

The full text of the written opinion of William Blair, dated April 27, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex C. William Blair provided its opinion for the information and assistance of Wrigley’s board of directors in connection with its consideration of the transaction. William Blair’s opinion is not a recommendation as to how any holder of Common Stock or Class B Common Stock should vote with respect to the adoption of the merger agreement or any other matter. For a further discussion of William Blair’s opinion, see “The Merger—Opinion of William Blair” below.

The Special Meeting (page 14)

Date, Time and Place

A special meeting of our stockholders will be held on                 , 2008 at             , at             , Chicago time, to:

•	consider and vote upon adoption of the merger agreement;

•

consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting; and

•	transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Record Date; Shares Entitled to Vote; Quorum

You are entitled to vote at the special meeting if you owned shares of our Common Stock or Class B Common Stock at the close of business on                 , 2008, the record date for the special meeting. You will have one vote at the special meeting for each share of our Common Stock you owned at the close of business on the record date. You will have ten votes at the special meeting for each share of our Class B Common Stock you owned at the close of business on the record date. As of the record date, there were                 shares of our Common Stock and                 shares of our Class B Common Stock entitled to be voted at the special meeting. A quorum of stockholders is necessary to hold a valid special meeting. Under our by-laws, a quorum is present at the special meeting if holders of a majority of the votes entitled to be cast represented by the shares of our Common Stock and Class B Common Stock, taken as a single class, outstanding and entitled to vote on the record date are present in person or represented by proxy.

Vote Required

The adoption of the merger agreement requires the affirmative vote of the holders of two-thirds of the shares of Common Stock and two-thirds of the shares of Class B Common Stock outstanding at the close of business on the record date, each voting as a separate class. Approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of the total number of votes entitled to be cast in respect of the shares of our Common Stock and Class B Common Stock, present in person or represented by proxy at the special meeting, voting as a single class, provided a quorum is present in person or represented by proxy at the special meeting.

Interests of Wrigley’s Directors and Executive Officers in the Merger (page 45)

When considering the recommendation of Wrigley’s board of directors, you should be aware that members of Wrigley’s board of directors and Wrigley’s executive officers have interests in the merger other than their interests as Wrigley stockholders generally, including those described below. These interests may be different from, or in conflict with, your interests as Wrigley’s stockholders. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement.

•

Our directors and executive officers will have their outstanding stock options, whether or not vested or exercisable, adjusted under the applicable plan and converted into the right to receive an amount in cash, without interest and less any applicable withholding tax, equal to the product of the excess of $80.00 over the exercise price per share of each such option, multiplied by the total number of shares of our Common Stock covered by such option. As of May 9, 2008, our directors and executive officers held, in the aggregate, in-the-money stock options to acquire 4,695,091 shares of our Common Stock, and the aggregate amount of such cash payments will be approximately $137,472,948.

•

Our directors and executive officers will have each of their outstanding restricted stock unit awards granted prior to May 13, 2008 fully vest and be adjusted under the applicable plan and converted into the right to receive the merger consideration of $80.00 in cash per restricted stock unit, without interest and less any applicable withholding tax. As of May 9, 2008, our directors and executive officers held, in the aggregate, 6,225 restricted stock units, and the aggregate amount of such cash payments will be approximately $498,000.

•

Our directors and executive officers will have each of the outstanding restricted stock unit awards that were granted on or after May 13, 2008 adjusted under the applicable plan and converted into the right to receive an amount in cash equal to the product of (x) the number of shares subject to such stock unit, to the extent vested by its terms at the effective time of the merger and (y) $80.00, without interest and less any applicable withholding tax. These restricted stock units provide for pro rata vesting upon the occurrence of the merger, pro rated based on the portion of the four-year vesting period that has elapsed through the effective time of the merger. Any such outstanding restricted stock unit awards that are not so vested at the effective time of the merger will be forfeited at the effective time of the merger. Assuming the effective time of merger to be December 31, 2008, we estimate that the aggregate amount of such cash payment to our directors and executive officers (other than Messrs. Hempstead and Kumar, whose awards are discussed below) will be approximately $2,209,760.

•

Our directors and executive officers will have each of their notional shares under any deferred compensation plan adjusted under the applicable plan and converted under the plan into the right to receive $80.00 in cash per notional share, without interest and less any applicable withholding tax. As of May 9, 2008, we estimate that our directors and executive officers held approximately 535,550 notional shares under these deferral programs, and that the aggregate amount of such adjusted account balances held by our directors and executive officers will be approximately $42,844,000.

•

Our executive officers will have each of their outstanding stock unit awards granted under our Long-Term Stock Grant Program adjusted under the applicable plan and converted into the right to receive an amount in cash equal to the product of (x) the number of shares subject to such stock unit, to the extent earned and satisfying the applicable performance conditions at the effective time of the merger in respect of the portion of the performance period or grant cycle that has elapsed through the effective time of the merger, and (y) $80.00, without interest and less any applicable withholding tax. Any such outstanding stock unit awards that do not become so earned will be forfeited at the effective time of the merger. Assuming the effective time of the merger to be December 31, 2008, we estimate that the aggregate amount of such cash payment to our executive officers (assuming achievement of performance goals at maximum as of the effective time of the merger) will be approximately $48,974,320.

•

Our executive officers who remain employed through the effective time of the merger, and whose May 13, 2008 restricted stock unit awards vest on a pro rata basis at the effective time of the merger (other than Messrs. Hempstead and Kumar), will be granted a cash retention award equal to the product of (x) the sum of (i) number of shares subject to the restricted stock units granted on May 13, 2008 that are forfeited as of the effective time of the merger and (ii) fifty percent (50%) of the total number of shares that were issuable pursuant to the original number of restricted stock units granted to such individual on May 13, 2008 and (y) $80.00, without interest and less applicable withholding tax. Subject to continued employment through the second anniversary of the effective time of the merger, these cash retention awards will generally be paid in a lump sum on the second anniversary date of the closing of the merger; provided, that in the event any executive officer’s employment is terminated by the Company (or any successor) without “cause” or by reason of such executive officer’s death or disability following the effective time of the merger but prior to such second anniversary, such executive officer would be paid the cash retention award at the time of such termination. These cash retention bonuses will not be awarded to Messrs. Hempstead and Kumar each of whom had announced their plans to retire in July 2008 prior to the events leading up to the merger agreement. Instead Messrs. Hempstead and Kumar were awarded restricted stock units in May 2008 which are subject to a four year time-based vesting schedule and that contain special retirement vesting provisions.

•

Our current executive officers have entered into agreements with us that provide certain severance payments and benefits and “gross-up” payments related thereto in the event of his or her termination of employment under certain circumstances.

•

The merger agreement provides for indemnification arrangements for each of our current and former directors and officers that will continue for six years following the effective time of the merger, as well as for insurance coverage covering his or her service to Wrigley as a director or officer.

•

The merger agreement provides that the officers of Wrigley immediately prior to the consummation of the merger will be the initial officers of the surviving corporation in the merger. In addition, the merger agreement provides that, following the effective time of the merger, Mr. Wrigley Jr., our Executive Chairman and Chairman of the Board, will be designated the Executive Chairman (and senior most executive officer) of the surviving corporation.

•

Although no agreements have been entered into at this time, we have been informed that Holdings plans to initiate discussions with members of our existing executive team regarding employment with the surviving corporation in the merger. Prior to completion of the merger, members of our existing executive team may enter into new agreements and/or amendments to existing severance agreements with Holdings or Merger Sub regarding employment with the surviving corporation in the merger.

Conditions to the Closing of the Merger (page 74)

Each party’s obligation to effect the merger is subject to the satisfaction or, to the extent permitted, waiver of various conditions, which include the following:

•	the merger agreement is adopted by our stockholders at the special meeting;

•	the absence of federal, state, local or foreign governmental orders that prohibit, restrain or enjoin the consummation of the merger; and

•

the waiting period under the HSR Act has expired or been terminated and all approvals required under any antitrust laws applicable to the merger in the European Union and Canada have been obtained or any waiting periods thereunder have terminated or expired.

Holdings and Merger Sub will not be obligated to effect the merger unless the following additional conditions are satisfied or waived:

•

each of our representations and warranties is true and correct as of the effective time of the merger to the extent required under the merger agreement as described below under the heading “The Merger Agreement—Conditions to Closing of the Merger” beginning on page 74;

•

we have performed in all material respects our obligations, and complied in all material respects with our agreements and covenants, required to be performed by, or complied with by, us under the merger agreement at or prior to the effective time of the merger;

•

Holdings has received a certificate signed by our Executive Chairman, Chief Executive Officer or Chief Financial Officer certifying that the conditions described in the preceding two bullets have been satisfied; and

•	all required approvals required under any antitrust laws applicable to the merger in Australia have been obtained or any waiting period thereunder has terminated or expired.

We will not be obligated to effect the merger unless the following additional conditions are satisfied or waived:

•

each of the representations and warranties of Holdings and Merger Sub is true and correct as of the effective time of the merger to the extent required under the merger agreement as described below under the heading “The Merger Agreement—Conditions to Closing of the Merger” beginning on page 74;

•

each of Holdings and Merger Sub has performed in all material respects all of their respective obligations, and complied in all material respects with all of their respective agreements and covenants, required to be performed by, or complied with by, them under the merger agreement at or prior to the effective time of the merger; and

•	we have received a certificate signed by a senior executive officer of each of Holdings and Merger Sub certifying that the conditions described in the preceding two bullets have been satisfied.

Limitation on Consideration of Other Acquisition Proposals (page 69)

The merger agreement restricts our ability to initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer regarding specified transactions involving the Company. Notwithstanding anything to the contrary in the merger agreement, prior to adoption of the merger agreement by our stockholders and subject to the terms and conditions of the merger agreement, our board of directors may engage in discussions with, and provide certain information to, any person who has made an unsolicited bona fide acquisition proposal that our board of directors has determined in good faith, after consultation with its outside legal counsel and its financial advisors, constitutes, or would be reasonably expected to constitute or result in, a superior proposal, and with respect to which our board of directors has determined in good faith that failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Pursuant to the terms of the merger agreement, our board of directors is not permitted to make a change in recommendation, unless:

•	the board of directors has determined in good faith, after consultation with its outside legal counsel, that such action is necessary to act in a manner consistent with its fiduciary duties; and

•	we have provided Holdings with at least three business days’ prior written notice of such change in recommendation.

Termination of the Merger Agreement (page 76)

We or Holdings can terminate the merger agreement:

•	by the mutual written agreement of us, Holdings and Merger Sub;

•

if any governmental entity has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action is or has become final and non-appealable;

•

if the merger has not been consummated by April 30, 2009, except that this termination right will not be available to a party if any action of such party or the failure of such party to perform any of its obligations under the merger agreement has been the cause of, or resulted in, the failure of the merger to occur prior to such date and such action or failure to perform constitutes a breach of the merger agreement; or

•	if, upon a vote taken at the special meeting or any postponement or adjournment thereof, the merger agreement is not adopted by our stockholders.

We can also terminate the merger agreement:

•

upon a breach of any representation, warranty, covenant or agreement on the part of Holdings or Merger Sub such that the related conditions to our obligations to consummate the merger would not be satisfied, except that we may not use this termination right if such breach is curable by April 30, 2009, and provided that we are not in material breach of our covenants and agreements in the merger agreement and we give Holdings at least 30 days prior written notice of our intention to terminate the merger agreement;

•

if all the conditions to the obligations of Holdings and Merger Sub to consummate the merger are satisfied, and Holdings fails to consummate the merger on or prior to the final day of the marketing period (for a description of the marketing period, see “The Merger Agreement—Effective Time; The Marketing Period” beginning on page 60); or

•	prior to our stockholders having adopted the merger agreement, in order to accept an unsolicited superior proposal, subject to the terms of the merger agreement.

Holdings can also terminate the merger agreement:

•

upon a breach of any representation, warranty, covenant or agreement on the part of the Company such that the related conditions to Holdings’ and Merger Sub’s obligations to consummate the merger would not be satisfied, except that Holdings may not use this termination right if such breach is curable by April 30, 2009, and provided that Holdings and Merger Sub are not in material breach of their covenants and agreements in the merger agreement and Holdings gives us at least 30 days prior written notice of its intention to terminate the merger agreement; or

•

if our board of directors or any committee of our board of directors has made a change of recommendation or recommended, adopted or approved, or publicly proposed to recommend, adopt or approve, another acquisition proposal or a document related to such acquisition proposal.

Termination Fees and Expenses and Remedies (page 77)

The merger agreement requires that we pay Holdings a termination fee of $690 million if:

•	prior to stockholder adoption of the merger agreement, subject to the terms of the merger agreement, we terminate the merger agreement due to the receipt of an unsolicited proposal that constitutes a superior proposal, but only after we have provided notice to Holdings regarding the superior proposal and provided Holdings with at least four business days (during which we must negotiate in good faith with Holdings) to enable Holdings to make an offer that results in the unsolicited acquisition proposal no longer being a superior proposal;

•

Holdings has terminated the merger agreement because our board of directors made a change in its recommendation of the approval of the merger agreement or recommended, adopted or approved, or publicly proposed to recommend, adopt or approve, another acquisition proposal or document related to such acquisition proposal;

•

the merger agreement is terminated (i) by us or Holdings if, upon a vote taken at the special meeting or any postponement or adjournment thereof, the merger agreement shall not have been adopted, (ii) by us or Holdings because the merger is not completed on or prior to April 30, 2009 or (iii) by Holdings due to a material breach by us of our representations, warranties, covenants or agreements such that the related conditions to Holdings’ and Merger Sub’s obligations to consummate the merger would not be satisfied and such breach cannot be cured by April 30, 2009; and, in each case,

¡

an acquisition proposal has been made or made known to us or publicly announced or publicly made known to our stockholders and has not been withdrawn prior to the vote taken in the case of clause (i), prior to the termination in the case of clause (ii) or prior to the breach giving rise to Holdings’ right to terminate in the case of clause (iii); and

¡	within 12 months after the termination, we enter into a definitive agreement with respect to any acquisition proposal or any acquisition proposal is completed.

The merger agreement requires that Mars pay us a termination fee of $1 billion if:

•

we terminate the merger agreement because there has been a breach of any representation, warranty, covenant or agreement on the part of Holdings or Merger Sub such that the related conditions to our obligations to effect the closing would not be satisfied and such breach cannot be cured by April 30, 2009, provided that we are not in material breach of our covenants and agreements in the merger agreement and we give Holdings at least 30 days prior written notice of our intention to terminate the merger agreement (and at the time of such termination there is no state of facts or circumstances (other than caused by or arising out of Holdings’ and Merger Sub’s breach) that would reasonably be expected to cause the mutual closing conditions and the conditions to the obligations of Holdings and Merger Sub to effect the closing to be satisfied on or prior to April 30, 2009);

•	all other conditions have been satisfied and Holdings fails to consummate the merger on or prior to the final day of the marketing period; or

•

we or Holdings terminate the merger agreement because (i) the closing has not occurred on or before April 30, 2009 due to the failure to satisfy certain closing conditions due to the failure to receive any required consent or clearance under applicable antitrust laws from a governmental entity of a competent jurisdiction or any action by any governmental entity of a competent jurisdiction to prevent the merger for antitrust reasons or (ii) a governmental entity has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the merger that is or has become final and non-appealable due to the denial of any approval required under applicable antitrust laws or the taking of any other action by any antitrust or competition governmental entity if, in either case, all of the other mutual conditions to closing and the conditions to the obligations of Holdings and Merger Sub to effect the closing (other than those conditions that by their terms are to be satisfied at the closing but which conditions would be satisfied if the closing date of the merger were the date of such termination) have been satisfied.

This termination fee from Mars is our and our affiliates’ sole and exclusive remedy against Mars, Holdings, Merger Sub and their affiliates or any of their related persons for any loss or damage suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform under the merger agreement or otherwise, except that Holdings will also be obligated under the provisions of the merger agreement relating to confidentiality and Mars will also be obligated to reimburse the Company for certain expenses and indemnify the Company against certain financing related liabilities. Mars’ sole obligation under and in respect of the merger agreement and the transactions contemplated by the merger agreement are limited to payment of the termination fee and the expense reimbursement and indemnity obligations described above, which will terminate under the circumstances described in the merger agreement. We are not entitled to seek specific performance of the merger agreement.

Financing (page 25)

The total amount of funds necessary to complete the merger and the related transactions is anticipated to be approximately $23 billion, including the assumption, refinancing, repayment or redemption of certain of our outstanding indebtedness and the payment of customary fees and expenses in connection with the proposed merger and financing arrangements. These amounts are expected to be funded by new credit facilities, private offerings of debt securities and equity financing.

Holdings has received an equity commitment from Mars, pursuant to which Mars has agreed to purchase, or cause the purchase of, equity securities of Holdings for an aggregate purchase price of $11.6 billion, subject to reduction if the entire amount of such equity commitment is not needed in order to consummate the merger and to other conditions contained in the commitment. In addition, Mars has received a debt commitment from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (collectively, “JPMorgan”), Bank of America, N.A., Banc of America Private Placement Funding Group, LLC, Banc of America Securities LLC, BNP Paribas, BNP Paribas Securities Corp., Citibank, N.A., Citigroup Global Markets Inc., Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Lloyds TSB Bank plc, The Royal Bank of Scotland plc and RBS Securities Corporation d/b/a RBS Greenwich Capital to provide up to $12 billion in aggregate debt financing, substantially all of the proceeds that are drawn on the closing date will be used to finance Mars’ equity investment in Holdings.

Berkshire Hathaway Inc. (“Berkshire Hathaway”) has provided a commitment letter pursuant to which Berkshire Hathaway has agreed to invest $2.1 billion in equity securities of the surviving corporation in the merger or one or more acquisition parent companies of the surviving corporation in the merger and to provide to the surviving corporation in the merger $4.4 billion in subordinated debt financing.

Merger Sub has received a debt commitment from Goldman Sachs Credit Partners L.P. to provide up to $5.7 billion in aggregate debt financing.

Regulatory Matters (page 57)

The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. The parties filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on May 21, 2008 and the required waiting period expired on June 20, 2008. The merger is also subject to review by the European Commission and the Commissioner of Competition in Canada pursuant to the Competition Act, as well as clearance under the antitrust laws of Australia and other foreign jurisdictions. We submitted the Form CO notification to the European Commission and filed a voluntary submission to the Australian

Competition and Consumer Commission on June 20, 2008. In addition, we are in the process of submitting the appropriate notifications in other jurisdictions and are pursuing the approval of the transaction.

Appraisal Rights (page 53)

Under Delaware law, holders of our Common Stock and Class B Common Stock are entitled to exercise appraisal rights in connection with the merger.

If you do not vote in favor of adoption of the merger agreement and instead perfect your appraisal rights under Delaware law, you will have the right to a judicial appraisal of the “fair value” of your shares in connection with the merger in lieu of receiving the merger consideration. This value could be more than, less than or the same as the value of the right to receive merger consideration in the merger.

In order to preserve your appraisal rights, you must take all the steps provided under Delaware law within the appropriate time periods. Failure to follow exactly the procedures specified under Delaware law will result in the loss of appraisal rights. The relevant section of Delaware law regarding appraisal rights is reproduced and attached as Annex D to this proxy statement. We encourage you to read these provisions carefully and in their entirety.

ANY WRIGLEY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which we refer you in this proxy statement contain statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors, including, without limitation:

•

the occurrence of any event, change or circumstance that could give rise to the termination of the merger agreement and the possibility that the Company would be required to pay a $690 million termination fee in connection therewith;

•	the outcome of any legal proceedings that may be instituted against the Company and others related to the merger agreement;

•	risks that the regulatory approvals required to complete the merger will not be obtained in a timely manner, if at all;

•	the inability to complete the merger due to the failure to obtain stockholder approval or failure to satisfy the other conditions to the completion of the merger;

•	risks that the proposed transaction disrupts current plans and operations or affects our ability to retain or recruit key employees;

•	the availability or retention of retail space;

•	the availability of raw materials;

•	changes in demographics and consumer preferences;

•	changes in foreign currency and market conditions;

•	increased competition and discounting and other competitive actions;

•	underutilization of or inadequate manufacturing capacity and labor stoppages;

•	governmental regulations; and

•	the outcome of integrating acquired businesses.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 identifies other factors that could cause such differences (see Item 1A. “Risk Factors” therein). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Wrigley undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised, however, to consult any future disclosures Wrigley makes on related subjects as may be detailed in Wrigley’s other filings made from time to time with the SEC.

MARKET PRICES AND DIVIDEND DATA

Our Common Stock is listed on The New York Stock Exchange under the symbol “WWY.” This table shows, for the periods indicated, the range of intraday high and low per share sales prices for our Common Stock as reported on The New York Stock Exchange and the frequency and amount of cash dividends declared on our Common Stock.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year ending December 31, 2008 (through June 25, 2008)
High	$62.94	$78.40	—	—
Low	$54.11	$61.65	—	—
Dividends Declared	$0.335	$0.335	—	—
Fiscal Year ended December 31, 2007
High	$52.47	$59.12	$64.51	$68.44
Low	$48.89	$50.84	$55.09	$58.55
Dividends Declared	$0.29	$0.29	$0.29	$0.29
Fiscal Year ended December 31, 2006
High	$54.54	$51.19	$47.78	$53.23
Low	$49.69	$44.52	$43.16	$45.35
Dividends Declared	$0.256	$0.256	$0.256	$0.256

The following table sets forth the closing price per share of our Common Stock, as reported on The New York Stock Exchange on April 25, 2008, the last full trading day before the public announcement of the merger agreement, and on June 25, 2008 the latest practicable trading day before the filing of this proxy statement:

Common Stock Closing Price
April 25, 2008	$64.25
June 25, 2008	$78.40

You are encouraged to obtain current market quotations for the Common Stock in connection with voting your shares. If the merger is consummated, there will be no further market for our Common Stock and our stock will be delisted from The New York Stock Exchange and deregistered under the Exchange Act.

We are limited in our ability to declare and pay dividends on our Common Stock by the merger agreement, which provides that we will not pay any dividend except for regularly quarterly cash dividends in the ordinary course of business consistent with past practice (and subject to the other limitations specified in the merger agreement) not to exceed $0.335 per share of Common Stock and Class B Common Stock. On May 13, 2008, our board of directors approved a dividend of $0.335 per share of Common Stock and Class B Common Stock payable on August 1, 2008 to stockholders of record on July 15, 2008.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the board of directors of Wrigley for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place

We will hold the special meeting at                 , at                 , Chicago time, on                 , 2008.

Purpose of the Special Meeting

At the special meeting, we will ask our stockholders to adopt the merger agreement as it may be amended from time to time and, if there are not sufficient votes in favor of adoption of the merger agreement, to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies. At this time, we know of no other matters to be submitted to our stockholders at the special meeting. If any other matters properly come before the special meeting or any adjournment or postponement of the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent in accordance with their judgment.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our Common Stock and Class B Common Stock at the close of business on             , 2008, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date,              shares of our Common Stock and              shares of our Class B Common Stock were issued and outstanding and held by approximately              and             holders of record, respectively. Holders of record of our Common Stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Holders of record of our Class B Common Stock on the record date are entitled to ten votes per share at the special meeting on the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

A quorum of stockholders is necessary to hold a valid special meeting. Under our by-laws, a quorum is present at the special meeting if holders of a majority of the votes entitled to be cast represented by the shares of our Common Stock and Class B Common Stock, taken as a single class, outstanding and entitled to vote on the record date are present in person or represented by proxy, taken as a single class. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. For purposes of determining the presence or absence of a quorum, abstentions and “broker non-votes” (where a broker or nominee does not have discretionary authority to vote on a matter) will be counted as present.

Vote Required; Abstentions and Broker Non-Votes

Adoption of the merger agreement requires the affirmative vote of holders of two-thirds of the outstanding shares of Common Stock and two-thirds of the outstanding shares of Class B Common Stock, each voting as a separate class. Adoption of the merger agreement by the requisite vote of our stockholders is a condition to the consummation of the merger.

Approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the total number of votes entitled to be cast in respect of the shares of our Common Stock and Class B Common Stock, present in person or represented by proxy, at the special meeting, voting as a single class.

If a Wrigley stockholder abstains from voting, it will have the same effect as a vote against adoption of the merger agreement and against the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Each “broker non-vote” will also have the same effect as a vote against adoption of the merger agreement but will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Shares Held by Wrigley’s Directors and Executive Officers

At the close of business on                 , 2008, our directors and executive officers and their affiliates beneficially owned and were entitled to vote              shares of our Common Stock, which represented approximately         % of the shares of our outstanding Common Stock on that date and              shares of our Class B Common Stock, which represented approximately         % of the shares of our outstanding Class B Common Stock on that date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of our Common Stock and Class B Common Stock “FOR” adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Voting of Proxies

If your shares are registered in your name, you may cause your shares to be voted by returning a signed proxy card or may vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares over the Internet or telephonically. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on             , 2008. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or telephone. Based on your Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If your shares are held in “street name” through a broker or bank, you may vote through your broker or bank by completing and returning the voting form provided by your broker or bank, or by the Internet or telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank. If you do not return your bank’s or broker’s voting form, do not vote via the Internet or telephone through your broker or bank, if possible, or do not attend the special meeting and vote in person with a proxy from your broker or bank, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

Participants in the Wrigley Savings Plan who have shares of our Common Stock and/or Class B Common Stock allocated to their account under the Wrigley Savings Plan are entitled to provide voting instructions with respect to those shares that are allocated to their account. The trustee of the Wrigley Savings Plan will vote the shares of our Common Stock and/or Class B Common Stock allocated to a participant’s account in accordance with the participant’s instructions that are timely received.

If you are a participant and you choose to provide voting instructions by mail, you may provide such instructions simply by completing, signing, dating and returning your enclosed proxy card. Participants also may provide voting instructions either via the Internet or telephonically. If you are a participant and you choose to provide voting instructions via the Internet or telephonically, you should follow the procedures and instructions on the enclosed proxy. The deadline for providing voting instructions to the trustee via the Internet or telephonically is 1:00 am on             , 2008.

Any allocated shares of our Common Stock and/or Class B Common Stock held in the Wrigley Savings Plan for which participant instructions are not timely received by the trustee will be voted by the trustee in the same proportion as it votes the shares for which voting instructions have been timely received.

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked by one of three ways.

•	First, you can deliver a written notice bearing a date later than the proxy you previously delivered stating that you would like to revoke your proxy.

•

Second, you can complete, execute and deliver a new, later-dated proxy card for the same shares. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 11:59 p.m., Eastern Time, on                 , 2008.

•	Third, you can attend the meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

Any written notice of revocation or subsequent proxy should be delivered to Computershare Trust Company, N.A., our transfer agent, or hand-delivered to our Secretary at or before the taking of the vote at the special meeting.

If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change those instructions.

Board of Directors Recommendation

Our board of directors has approved the merger agreement and determined that the merger agreement and the merger are advisable and in the best interests of Wrigley and its stockholders. Our board of directors unanimously recommends that stockholders vote “FOR” the proposal to adopt the merger agreement and also recommends that stockholders vote “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Wrigley. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $100,000 plus expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our proxy statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of the proxy statement to any stockholder upon written or oral request to Stockholder Relations, Wm. Wrigley Jr. Company, Wrigley Building, 410 North Michigan Avenue, Chicago, Illinois 60611, Telephone: (800) 874-0474. Stockholders sharing an address who wish to receive a single set of reports or proxy statements may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Wrigley at the address set forth above, if they are record holders.

Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any Wrigley stockholder at the special meeting. For ten days prior to the special meeting, this stockholder list will be available for inspection during ordinary business hours at our principal place of business located at the Wrigley Building, 410 North Michigan Avenue, Chicago, Illinois 60611.

THE COMPANIES

Wm. Wrigley Jr. Company

Wm. Wrigley Jr. Company is a recognized leader in confections with a wide range of product offerings including gum, mints, hard and chewy candies, lollipops and chocolate. The Company had global sales of $5.4 billion in 2007 and distributes its world-famous brands in more than 180 countries. Three of these brands – Wrigley’s Spearmint®, Juicy Fruit® and Altoids® – have heritages stretching back more than a century. Other well-loved brands include Doublemint®, Life Savers®, Big Red®, Boomer®, Pim Pom®, Winterfresh®, Extra®, Freedent®, Hubba Bubba®, Orbit®, Excel®, Creme Savers®, Eclipse®, Airwaves®, Solano®, Sugus®, P.K.®, Cool Air® and 5™.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at the Wrigley Building, 410 North Michigan Avenue, Chicago, Illinois 60611. Our telephone number is (312) 644-2121. Our corporate website is located at www.wrigley.com. Additional information regarding Wrigley is contained in our filings with the SEC. See “Where You Can Find More Information” beginning on page 84.

Mars, Incorporated

Mars, Incorporated is a private family company, the control of all the stock of which rests with the family of Forrest E. Mars, Sr. Mars produces some of the world’s leading confectionery, food and petcare products and has growing drinks and health & nutrition businesses. Headquartered in McLean, Virginia, Mars operates in more than 66 countries and employs more than 48,000 associates worldwide. Mars’ global sales were $22 billion in 2007. Founded in 1911, Mars manufactures and markets a variety of products under many of the world’s most recognizable trademarks, including DOVE®, MILKY WAY®, M&M’S®, SNICKERS®, MARS®, UNCLE BEN’S® Rice, ROYAL CANIN®, PEDIGREE® and WHISKAS®.

Mars’ principal executive offices are located at 6885 Elm Street, McLean, Virginia 22101 and its telephone number is (703) 821-4900.

New Uno Holdings Corporation

New Uno Holdings Corporation was formed by Mars solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Holdings’ principal executive offices are located at c/o Mars, Incorporated, 6855 Elm Street, McLean, Virginia 22101. Holdings’ telephone number is (703) 821-4900. Holdings has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement.

New Uno Acquisition Corporation

New Uno Acquisition Corporation was formed by Holdings solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Merger Sub’s principal executive offices are located at c/o Mars, Incorporated, 6855 Elm Street, McLean, Virginia 22101. Merger Sub’s telephone number is (703) 821-4900. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement. Upon consummation of the merger, Merger Sub will cease to exist and Wrigley will continue as the surviving corporation.

THE MERGER

Background to the Merger

During 2006, at the request of Mars, Goldman Sachs arranged for an introductory meeting between the Company and Mars. In April 2006, the Company and Mars entered into a confidentiality agreement, and William Wrigley, Jr., our Executive Chairman and Chairman of the Board, Peter Hempstead, our Senior Vice President—Worldwide Strategy and New Business, and a representative of Goldman Sachs met with Paul S. Michaels, Global President of Mars, and Oliver C. Goudet, Chief Financial Officer of Mars, to discuss possible joint ventures involving distribution networks of the Company and Mars in various countries outside of the United States. Subsequently, in April 2006, Mr. Hempstead and a representative of Goldman Sachs met with Mr. Goudet and Linda Bacon, Corporate Planning Director of Mars, to further discuss possible joint ventures outside the United States. None of these discussions involved a potential change of control of the Company, and no formal arrangements were established between the Company and Mars as a result of these discussions.

During an August 2007 meeting held pursuant to its customary corporate governance practices, the board of directors, in consultation with the Company’s senior management, reviewed the five-year strategic business plan prepared by the Company’s management and, at its January 2008 meeting, the board of directors reviewed a presentation from the Company’s senior management concerning the opportunities and risks in executing the five-year strategic business plan.

The Company’s senior management from time to time in the ordinary course has considered and evaluated potential strategic opportunities, both internally and in informal discussions with representatives of various investment banking firms, including Goldman Sachs. Similarly, Mars’ senior management from time to time in the ordinary course has considered and evaluated potential strategic opportunities, both internally and in informal discussions with various investment banking firms, including J.P. Morgan Securities Inc. and Goldman Sachs. In connection with these client service activities, representatives of Mars had informal discussions with representatives of Goldman Sachs about potential equity investments in or negotiated transactions involving a number of companies. As these discussions evolved, at Mars’ request, Goldman Sachs, based solely on publicly available information and using illustrative ranges of transaction premiums specified by Mars, reviewed with Mars preliminary analyses of hypothetical transactions involving Wrigley, including possible financing structures and sources. Subsequently, at Mars’ request, a representative of Goldman Sachs initially raised with a representative of Berkshire Hathaway whether Berkshire Hathaway would be interested in scheduling a meeting with Mars to discuss the possibility of Berkshire Hathaway providing financing for a potential transaction with Wrigley. After the representative of Berkshire Hathaway indicated an interest in meeting with Mars, at Mars’ request, a representative of Goldman Sachs introduced representatives of Mars to a representative of Berkshire Hathaway. At this meeting, Mars’ representatives discussed possible financing for a potential transaction with Wrigley and the Berkshire Hathaway representative advised Mars of the desirability of moving forward expeditiously.

On April 1, 2008, Mr. Wrigley, Jr. was contacted by Messrs. Michaels and Goudet to request a meeting to discuss Mars’ interest in a possible transaction with the Company.

From April 1 to April 3, 2008, Mr. Wrigley, Jr. contacted each of the members of the Company’s board of directors to inform them of the April 1 contact. Mr. Wrigley, Jr. also contacted a representative of Goldman Sachs to inform them of the April 1 contact.

On April 11, 2008, Mr. Wrigley, Jr. met with Mr. Michaels and Mr. Goudet. Messrs. Michaels and Goudet orally outlined a proposal to acquire the Company in a merger transaction at $76 per share. They emphasized the similar cultures existing in the two companies and Mars’ practice of maintaining the stand-alone operation of the companies after completing an acquisition. They indicated that Mars intended that the Company’s headquarters would remain in Chicago and to operate the Company as a separate business unit with the existing leadership team intact and Mr. Wrigley, Jr. serving as Executive Chairman of the Company following the merger. They also described a plan to contribute the Skittles® and Starburst® product lines to the Company following the merger to be operated with the

Company’s other “sugar” products. Messrs. Michaels and Goudet also said that this was a friendly proposal to be discussed on an exclusive basis and that Mars would withdraw its proposal if the board of directors of the Company was not interested in pursuing the combination or if the Company wanted to conduct any type of auction process. Messrs. Michaels and Goudet also informed Mr. Wrigley, Jr. that Mars intended to engage J.P. Morgan Securities Inc. as its financial advisor if a transaction were to be pursued. Mr. Wrigley, Jr. informed Messrs. Michaels and Goudet that Wrigley intended to engage Goldman Sachs as its financial advisor if a transaction were to be pursued. Each of J.P. Morgan Securities Inc. and Goldman Sachs had historically provided investment banking services to both Mars and Wrigley.

On April 12, 2008, the Company’s board of directors met to discuss the proposal from Mars. Mr. Wrigley, Jr. described in detail the substance of his meeting and the proposal that was described to him by the executives of Mars. The board meeting was attended by a representative of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden, Arps”), who advised the board of directors in this context, and a representative of Goldman Sachs, who discussed Mars and its recent acquisition history, and reviewed certain financial aspects of the proposal. The Company’s board of directors determined to engage Goldman Sachs as its financial advisor in connection with the proposed transaction. Prior to the meeting on April 12, 2008, the Company had not engaged Goldman Sachs in connection with the proposed transaction or to explore comparable strategic alternatives with Mars or any other company. The Company’s board of directors authorized the representative of Goldman Sachs to engage in further discussions with Mars, to indicate to Mars that the current offer price of $76 per share was inadequate, and also to better understand Mars’ proposed financing structure for the transaction.

Between April 12 and April 16, 2008, representatives of Goldman Sachs had numerous discussions with the representatives of Mars to learn more about the financing structure for the transaction, the areas and depth of diligence required by Mars given the Company’s sensitivity with respect to confidentiality and the offer price. In addition, with the consent of the Company, between April 12 and April 16, a representative of Goldman Sachs had numerous discussions with a representative of Berkshire Hathaway to discuss the possibility of an acceptable financing commitment from Berkshire Hathaway. Although Berkshire Hathaway participated in discussions with representatives of Mars and representatives of Goldman Sachs regarding Berkshire Hathaway’s financing commitment, Berkshire Hathaway did not participate in any of the negotiations between Mars and Wrigley, and their respective advisors, with respect to the proposed merger. Prior to a meeting of the Company’s board of directors on April 17, 2008, Mars indicated to representatives of Goldman Sachs that it was prepared to raise its offer price to $77 per share.

The Company’s board of directors met on April 17, 2008 to discuss further the proposal from Mars. A representative from Goldman Sachs reported upon the revised offer from Mars, the proposed financing structure for the transaction, the status of the financing discussions with Berkshire Hathaway and the limited due diligence being requested by Mars. The board of directors discussed the U.S. and foreign antitrust issues presented by the transaction, the timeline for the antitrust process and possible strategies for obtaining any required antitrust approvals expeditiously. Representatives from Goldman Sachs reviewed the financial aspects of the Mars proposal. Reuben Gamoran, Chief Financial Officer of the Company, reviewed the Company’s current five-year strategic business plan and described the revisions, made in light of the performance of the Company and exchange rates in the first quarter of 2008, to the five-year strategic business plan previously reviewed with the board of directors at its August 2007 meeting. The board of directors was also advised that Mars had requested that Goldman Sachs or its affiliate provide financing to Merger Sub in connection with the transaction and act on behalf of Holdings and Merger Sub as placement agent in connection with the equity and debt financing to be provided by Berkshire Hathaway in connection with the transaction. The board of directors discussed the potential conflicts of interest (or the perception thereof) that could be deemed to arise as a result of Goldman Sachs acting as a lender and placement agent in connection with the transaction, and the fees to be received by Goldman Sachs or its affiliates in connection therewith. The board of directors observed that, given Goldman Sachs’ familiarity with the Company and Berkshire Hathaway and the mutual desire for speed and confidentiality in connection with the transaction,

Goldman Sachs and its affiliate were uniquely positioned to assist in the financing of the transaction as lender and placement agent. Following a discussion by the board of directors relating to the risks and benefits of Goldman Sachs or its affiliate assisting in the financing for the transaction, the board of directors requested that Goldman Sachs and its affiliate assist in the financing of the transaction as lender and placement agent and approved Goldman Sachs and its affiliate acting in such capacities. In light of the foregoing, the board then determined to engage William Blair, to act as its independent financial advisor in connection with the transaction and to provide a separate review of the fairness, from a financial point of view, to the Company’s stockholders of the consideration paid in any transaction. Mr. Wrigley, Jr. also informed the board of directors that a representative of Berkshire Hathaway and representatives of the Mars family had each requested a meeting with Mr. Wrigley, Jr. to discuss the proposed transaction. The Company’s board of directors encouraged Mr. Wrigley, Jr. to meet with the representative of Berkshire Hathaway and the representatives of the Mars family. Following an executive session of the independent members of the board of directors, the board requested that Goldman Sachs respond to the Mars proposal and indicate that, in the board’s view, the price was still inadequate. Based on board discussions, Goldman Sachs was also authorized to indicate to Mars that the board of directors would be willing to accept a transaction at a price of $80 per share.

Following the board meeting, a representative of Goldman Sachs contacted Mars and engaged in further negotiations regarding their proposal. As a result of these discussions, Mars increased its offer price to $79.50 per share, plus or minus $0.50 per share, depending on the results of the diligence process.

On April 17, 2008, Simpson Thacher & Bartlett, LLP (“Simpson Thacher”), counsel to Mars, distributed a proposed draft merger agreement to Skadden, Arps and Skadden, Arps delivered a draft confidentiality agreement to Simpson Thacher. The draft merger agreement provided that an acquisition vehicle formed by Mars, rather than Mars itself, would be a party to the merger agreement. The draft merger agreement did not provide for the remedy of specific performance against the acquisition vehicle but did provide for the payment of a termination fee payable by the acquisition vehicle (the payment of which would be guaranteed by Mars pursuant to a separate limited guarantee) in the event of a breach of the merger agreement by the acquisition vehicle that resulted in the transaction not closing, including as a result of the failure to receive financing. The draft merger agreement also contemplated, among other things, a voting agreement to be executed by Mr. Wrigley, Jr. with respect to the shares of the Company’s Common Stock and Class B Common Stock that he owned or over which he had the power to direct the vote.

On April 18, 2008, the Company and Mars entered into a confidentiality agreement to facilitate the exchange of confidential information.

On April 19 and 20, 2008, management and the legal and financial advisors of Mars met with members of senior management of the Company and its legal and financial advisors to conduct due diligence with respect to the Company.

On April 20, 2008, Skadden, Arps sent comments to the initial draft of the merger agreement to Simpson, Thacher.

During the week of April 21, 2008, Mars continued to conduct due diligence with respect to the Company.

On April 21, 2008, Skadden, Arps and Simpson Thacher met to negotiate the terms of the merger agreement.

On April 22, 2008, Mr. Wrigley, Jr. met with a representative of Berkshire Hathaway to discuss the transaction. Mr. Wrigley, Jr. and the representative of Berkshire Hathaway discussed the transaction in general as well as their views on various business and investment principles, including the Berkshire Hathaway representative’s preference for investing for the long-term in companies with well-known brands and proven management.

On April 22, 2008, Simpson Thacher sent a revised draft merger agreement to Skadden, Arps. A draft of the voting agreement was provided to the counsel to Mr. Wrigley, Jr. (which counsel was different from the Company’s counsel). The draft voting agreement contained a covenant to add the Wrigley Private Trust Company as a party to the voting agreement after announcement of the transaction.

On April 23, 2008, the Company’s board of directors met to further discuss the Mars proposal. Representatives of Goldman Sachs updated the board members on the status of the negotiations between the parties and the related financing. The board of directors discussed the key terms and conditions of the latest draft of the merger agreement. In particular, the board discussed the negotiations which had occurred involving the termination provisions and the remedies set forth in the latest draft merger agreement. Goldman Sachs reviewed the financial aspects of the then current Mars proposal. William Blair, meeting separately with the board, reviewed the structure of the transaction and described the work it was conducting to enable it to opine on the fairness, from a financial point of view, of the consideration to be paid to holders of the Company’s Common Stock and Class B Common Stock in the transaction. The board met in executive session, both with and without Mr. Wrigley, Jr. and William D. Perez, our President and Chief Executive Officer, to discuss the terms and structure of the proposed transaction, the termination provisions and the related termination fees, the conditions to the transaction, the likelihood of the transaction closing and the impact of the transaction announcement on the Company.

On April 23, 2008, and continuing through April 28, 2008, the parties and their respective legal advisors conducted further negotiations of the terms and conditions of the merger agreement. These negotiations focused on the covenants and closing conditions to be included in the merger agreement, as well as the limitations to be included in the merger agreement on the Company’s ability to contact or engage in discussions with other potential acquirers. The negotiations also addressed the circumstances under which the parties could terminate the merger agreement, the circumstances under which a termination fee would be payable by the parties to the merger agreement, the amounts of such termination fees, the other remedies available to the parties upon breach of the merger agreement and any limitations thereon. During these negotiations, Mars indicated that it was critical to Mars to limit the Company’s recourse against Mars in the event of a breach of the merger agreement by Holdings or Merger Sub or a termination of the merger agreement and that Mars was not prepared to proceed with the transaction if the Company’s recourse against Mars was not limited.

On April 23, 2008, Mr. Wrigley, Jr. met with John Mars and Forrest Mars, Jr., owners of Mars, to discuss the transaction and the cultures of each company. Mr. Wrigley, Jr. and the owners of Mars discussed the transaction in general and the respective businesses and cultures of the Company and Mars, as well as each company’s history of building its business over the long-term and the importance of the culture at each company.

On April 24, 2008, the board of directors met to review the status of negotiations with Mars. Representatives of Goldman Sachs reported on the status of the financing negotiations, including that an understanding had been reached with Berkshire Hathaway related to the terms of its financing commitment. The board of directors discussed the negotiations regarding termination events, related termination fees and remedies.

On April 24, 2008, Mars was informed that, in light of confidentiality concerns resulting from needing to inform the board of trustees of the Wrigley Private Trust Company of the transaction if a voting agreement was required by Mars and in light of the fact that Holdings was not subject to specific performance under the merger agreement, Mr. Wrigley, Jr. was unwilling to provide a voting agreement in respect of the shares of Wrigley stock owned by Mr. Wrigley, Jr. and various trusts for the benefit of Mr. Wrigley, Jr. and other members of his family.

On April 25, 2008, Mars received an executed commitment letter from Berkshire Hathaway, Inc., and a copy was forwarded to Skadden, Arps for review.

On April 25, 2008, the board of directors met to consider the status of the Mars proposal. A representative of Goldman Sachs described the status of the financing negotiations between Mars and its financing sources. The representative of Goldman Sachs also indicated that Mars was not willing to complete negotiations on price, the termination provisions, related termination fees and remedies until its financing negotiations were completed. A copy of the draft merger agreement and draft voting agreement were provided to each member of the board of directors. The board of directors discussed the terms and conditions of the latest draft merger agreement. Mr. Wrigley, Jr. recessed the meeting to speak to Mars, together with the Company’s financial advisors, regarding the status of negotiations and the timing for a response from Mars on the remaining issues. When the meeting reconvened, Goldman Sachs reviewed its financial analysis of the proposed transaction. The board of directors discussed work being done, in conjunction with the counsel for Mars, regarding the regulatory filings that would be required in conjunction with the proposed transaction, the likely timing of such filings and the possible timing of and process to achieve the necessary approvals to close the transaction. William Blair reviewed its financial analysis of the proposed transaction. The meeting was again recessed to accept a telephone call from a representative of Mars. When the meeting reconvened, Mr. Wrigley, Jr. reported that Mars had made the following proposal: (i) a fee of $500 million payable by the Company to Mars if the Company accepted a higher offer; (ii) a fee of between $500 million and $1 billion payable to the Company by Mars upon failure of the transaction to close under certain circumstances due to a breach of Holdings’ or Merger Sub’s obligations under the merger agreement; (iii) a fee of $1 billion payable to the Company by Mars upon failure of the transaction to close under certain circumstances due to the failure to receive certain antitrust approvals; (iv) the offer price remained at $79.50 with the possibility of further increase following the completion of Mars’ financing negotiations; (v) Mars would become a party to the merger agreement for the limited purpose of guaranteeing the payment of any reverse termination fee and other expense reimbursement and indemnity provisions relating to the financing; (vi) the merger agreement would contain an undertaking for Mars to contribute its Starburst® and Skittles® brands to the Company after closing; and (vii) Mars would not require a voting agreement from Mr. Wrigley, Jr. as a condition to the transaction. Mars had informed Mr. Wrigley, Jr. that, after careful consideration, Mars determined to eliminate its previous requirement for a voting agreement from Mr. Wrigley, Jr. as a result of its confidence that Mr. Wrigley, Jr. supported the merger and that Mr. Wrigley, Jr. and other Wrigley family members would vote in favor of the merger in light of the favorable terms of the merger. Thus, the transaction was no longer conditioned on Mars obtaining a voting agreement in respect of shares of Wrigley stock held by Mr. Wrigley, Jr. or any trusts for the benefit of Mr. Wrigley, Jr. After extensive discussion and deliberation on the proposed transaction, the board of directors determined that negotiations with Mars should continue.

On April 26, 2008, Skadden, Arps and Simpson Thacher continued to negotiate the terms of the merger agreement.

On April 27, 2008, a copy of the draft commitment letter of Goldman Sachs Credit Partners L.P. was forwarded to Skadden, Arps for review.

On April 27, 2008, the board of directors met to receive a report from management and the Company’s legal and financial advisors on the proposed transaction and the resolution of the issues discussed at its meeting on April 25, 2008. Mr. Wrigley reported that Mars had increased its offer to $80.00 per share and had proposed an alternative termination fee structure that included a $690 million fee payable to Mars if the Company accepted a higher offer and a $690 million fee payable to the Company if the merger did not close due to the failure to receive the proceeds of the financing under circumstances in which Holdings and Merger Sub were not otherwise in willful and material breach of the merger agreement, but that Mars was willing to pay the Company a reverse termination fee of $1 billion if the merger did not close due to the failure to receive the regulatory approvals or Mars willfully and materially breached the merger agreement. A copy of the revised draft merger agreement was provided to each member of the board of directors. The board of directors discussed the changes reflected in the current draft merger agreement from the draft discussed at the April 25 board meeting and the provisions of the Berkshire Hathaway and Goldman Sachs Credit Partners L.P. financing commitments. Mr. Wrigley, Jr. then recessed the meeting to take a phone call from Mars with the Company’s financial and legal advisors. Upon reconvening, Mr. Wrigley, Jr. reported that Mars had amended its proposal with respect to reverse termination fees payable to Wrigley in certain circumstances. The revised proposal provided for a single reverse termination fee of $1 billion payable to the Company (i) if the Company terminated the merger agreement because Holdings failed to consummate the merger on or prior to the last day of the marketing period and all conditions were satisfied or (ii) in certain other circumstances due to a breach by Holdings or Merger Sub, or (iii) if the merger agreement was terminated due to a failure to receive certain antitrust approvals. The revised proposal replaced Mars’ previous proposal for a reverse termination fee of $1 billion payable to the Company in certain circumstances and $690 million payable to the Company in certain other circumstances. The board of directors then discussed the provisions of the JPMorgan commitment letter which had been forwarded to Skadden, Arps during the meeting. Goldman Sachs provided its oral opinion to the board of directors, later confirmed in writing, that, based upon and subject to the factors and assumptions set forth therein, the $80.00 per share in cash to be received by the holders (other than Holdings or its affiliates) of Common Stock and Class B Common Stock, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders. William Blair delivered its oral opinion, later confirmed by its written opinion, to the effect that, based upon and subject to the assumptions, procedures, factors, limitations and qualifications set forth in the opinion, the $80.00 per share in cash to be received by the holders of the outstanding shares of Wrigley Common Stock and Class B Common Stock, collectively, pursuant to the merger agreement was fair, from a financial point of view, to those holders (other than Holdings or its affiliates). During the course of the presentations by Goldman Sachs and William Blair, representatives of Goldman Sachs and William Blair responded to questions from members of the Company’s board of directors confirming or clarifying their understanding of the analyses performed and opinions rendered by Goldman Sachs and William Blair. After further discussion, the Company’s board of directors unanimously determined that the merger agreement and the merger were advisable and in the best interests of the Company and its stockholders, approved the merger agreement and authorized its execution and resolved to recommend that the Company’s stockholders adopt the merger agreement.

On April 28, 2008, the Company received executed copies of the signed commitments of JPMorgan and Goldman Sachs Credit Partners L.P. to provide the financing for the proposed transaction and the parties executed the merger agreement. For a description of the financing commitments, see “Financing” beginning on page 25. The Company and Mars publicly announced the transaction through the issuance by each party of a press release prior to the opening of The New York Stock Exchange on April  28, 2008.

Recommendation of Wrigley’s Board of Directors and Reasons for the Merger

Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting.

At a special meeting of our board of directors on April 27, 2008, our board of directors determined that the merger agreement and the merger are advisable and in the best interests of Wrigley’s stockholders and approved the merger agreement. In the course of reaching its decision over several board meetings, our board of directors consulted with our senior management, financial advisors and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

•

the $80.00 per share in cash to be paid as merger consideration in relation to the current market price of Wrigley Common Stock and also in relation to the current value of Wrigley and our board of directors’ view as to the potential future value of Wrigley as an independent entity and, specifically, the fact that the $80.00 per share in cash to be paid as merger consideration represents (i) a 34% premium over the weighted average closing price of our Common Stock during the three month period before the public announcement of the merger, (ii) a 28% premium over the closing price of our Common Stock on April 25, 2008, the last full trading day before the public announcement of the merger and (iii) a 17% premium to the all-time high price of our Common Stock before the public announcement of the merger on April 28, 2008;

•	the business, competitive position, strategy and prospects of Wrigley, and current industry, economic and market conditions;

•

the recent evaluation by the board of directors of the Company’s strategic business plan, as well as the execution risks related to achieving that plan, compared to the risks and benefits of the merger;

•

the possible strategic alternatives to the merger, including remaining an independent public company, the range of potential benefits to our stockholders of the possible alternatives and the timing and likelihood of accomplishing the goals of such alternatives;

•

the board of directors’ belief that no other alternative reasonably available to the Company and its stockholders would provide greater value and certainty to stockholders within the foreseeable future;

•	the value of the consideration to be received by our stockholders and the fact that the consideration would be paid in cash, which provides certainty and immediate value to our stockholders;

•

the likelihood that, in our board of directors’ view, conducting an auction process before approving the merger would result in the withdrawal of Mars’ proposal and would be detrimental to Wrigley by posing significant risks to our existing operations, including risks related to employee retention;

•	the timing of the merger and the risk that, if we did not accept Mars’ offer, we would not have another opportunity to do so;

•	the fact that the price finally agreed to was the result of multiple increases by Mars;

•

the financial analysis presented by Goldman Sachs, as well as the oral opinion of Goldman Sachs, later confirmed in writing, that, based upon and subject to the factors and assumptions set forth in the opinion, the $80.00 per share in cash to be received by the holders (other than Holdings or its affiliates) of Common Stock and Class B Common Stock, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders, as described under “The Merger—Opinion of Goldman Sachs” (the full text of Goldman Sachs’ written opinion is attached as Annex B to this proxy statement);

•

the opinion of William Blair that, based upon and subject to the assumptions, procedures, factors, limitations and qualifications set forth in the opinion, the $80.00 per share in cash to be received by the holders of outstanding Common Stock and Class B Common Stock, collectively, pursuant to the merger agreement was fair, from a financial point of view, to those holders (other than Holdings or its affiliates) as described under “The Merger—Opinion of William Blair” (the full text of William Blair’s written opinion is attached as Annex C to this proxy statement), as well as the presentation by William Blair in connection with its opinion;

•

the terms of the merger agreement, including: the limited number and nature of the conditions to complete the merger; our right to terminate the merger agreement under certain circumstances in order to accept a superior proposal (subject to, among other things, paying a $690 million termination fee); and the obligation of Mars to pay us a $1 billion termination fee if the merger agreement is terminated under certain circumstances;

•	the likelihood that the proposed acquisition would be completed, in light of the financial capabilities and reputation of Mars and the financing commitments;

•

the positive impact on the financing of Mars’ plan to combine its operations and businesses associated with the manufacture, marketing and distribution of the Skittles® and Starburst® product lines with and into the surviving corporation;

•

the terms of the financing arrangements entered into by Mars, Holdings and Merger Sub in connection with the merger, including the absence of “market outs,” and the fact that such financing was committed prior to the execution of the merger agreement; and

•	stockholders who do not vote in favor of adoption of the merger agreement will have the right to demand appraisal of the fair value of their shares under Delaware law.

Our board of directors also considered potentially negative factors in its deliberations concerning the merger including, among others, the following:

•

the fact that we will no longer exist as an independent public company and our stockholders will forgo any future increase in our value that might result from our earnings or possible growth as an independent company;

•

the fact that we are not permitted to seek the remedy of specific performance and the Company’s sole remedy in connection with a breach of the merger agreement by Holdings or Merger Sub, even a breach that is deliberate or willful, is limited to a termination fee of $1 billion;

•

the fact that under and subject to the terms of the merger agreement, we cannot solicit a third party acquisition proposal, although we can furnish information to and negotiate with a third party in response to an unsolicited acquisition proposal that our board of directors reasonably determines is or will lead to a superior proposal;

•	the risk that we might not receive necessary regulatory approvals and clearances;

•

the fact that under the terms of the merger agreement none of Holdings, Merger Sub or their affiliates are required to sell, license, divest, hold separate or otherwise dispose of, or conduct, restrict, operate, invest or otherwise change any assets, business or portion of the business of, or accept any restriction, requirement or limitation on the operation of the business or any portion of the business of, the Company, the surviving corporation, Holdings, Merger Sub or any of their respective affiliates in order to obtain any necessary regulatory approvals and clearances;

•

the restrictions on the conduct of our business prior to the consummation of the merger, which, subject to the limitations specified in the merger agreement, may delay or prevent the Company from taking certain actions during the time that the merger agreement remains in effect;

•

the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential impact on the Company’s businesses; and

•

the interests that our directors and executive officers may have with respect to the merger, in addition to their interests as stockholders of Wrigley generally, as described in “The Merger—Interests of Wrigley’s Directors and Executive Officers in the Merger.”

In view of the variety of factors considered in connection with its evaluation of the merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors.

Financing

The total amount of funds necessary to complete the merger and the related transactions is anticipated to be approximately $23 billion, including the assumption, refinancing, repayment or redemption of certain of our outstanding indebtedness and the payment of customary fees and expenses in connection with the proposed merger and financing arrangements. These amounts are expected to be funded by new credit facilities, private offerings of debt securities and equity financing. Both the debt and equity financing commitments are subject to various conditions.

Equity Financing

Holdings has received an equity commitment letter from Mars for an aggregate investment of $11.6 billion. Pursuant to the equity commitment letter, and subject to the conditions and terms therein, Mars has agreed to purchase, or cause the purchase of, equity securities of Holdings for an aggregate purchase price of $11.6 billion, solely for the purpose of allowing Holdings and/or Merger Sub to fund a portion of the merger consideration and related expenses, subject to reduction if the entire amount of such equity commitment is not needed in order to consummate the merger. Mars is permitted to assign all or a portion of its obligations under the equity commitment letter, provided that Mars remains obligated to perform its obligations under the equity commitment letter to the extent not performed by the assignee. The obligation of Mars to fund its commitment under the equity commitment letter is subject to the satisfaction or waiver of the conditions to the obligations of Holdings and Merger Sub to effect the closing under the merger agreement, the substantially concurrent funding of the other equity and debt financings described below and the substantially concurrent consummation of the merger.

In addition, Berkshire Hathaway has provided a commitment letter, dated April 25, 2008, pursuant to which Berkshire Hathaway has agreed to invest $2.1 billion in equity securities of the surviving corporation in the merger or one or more acquisition parent companies of the surviving corporation in the merger.

Debt Financing

In connection with the execution and delivery of the merger agreement, Merger Sub received a debt commitment letter, dated April 28, 2008, from Goldman Sachs Credit Partners L.P. to provide up to $5.7 billion in aggregate debt financing, consisting of (i) up to $1.0 billion under a senior secured Tranche A term loan facility, (ii) up to $4.45 billion under a senior secured Tranche B term loan facility and (iii) up to $250 million under a senior secured revolving credit facility. The debt financing from Goldman Sachs Credit Partners L.P. will be used to finance, in part, the payment of the merger consideration, the repayment or refinancing of certain of our debt outstanding on the closing date of the merger and the payment of fees and expenses in connection with the merger, refinancing, financing and related transactions and, after the closing date of the merger, to provide for ongoing working capital and general corporate purposes.

The facilities contemplated by the debt financing commitments from Goldman Sachs Credit Partners L.P. are subject to customary closing conditions, including, among others:

•	the absence of any material adverse effect on the Company (as defined in the merger agreement);

•

the consummation of the merger in accordance with the merger agreement (without giving effect to any amendments or waivers to the merger agreement to the extent material and adverse to the lenders that have not been approved by Goldman Sachs Credit Partners L.P.);

•

the absence of any material fraud or bona fide allegation of material fraud or announcement of a material product recall which, in either case, (a) could reasonably be expected to materially impair the syndication of any of the debt facilities or have a material adverse effect on the Company (as defined in the merger agreement) and (b) has not been cured prior to the earlier of (i) 60 days following the event giving rise to such fraud, allegation of fraud or product recall and (ii) the closing;

•	Goldman Sachs Credit Partners L.P. being afforded a 30-day marketing period;

•	the concurrent funding of the equity contributions by Mars and Berkshire Hathaway described above and the subordinated debt financing from Berkshire Hathaway described below;

•	the repayment of certain existing indebtedness of the Company;

•	the execution of definitive credit documentation consistent with the term sheets for the debt facilities;

•	the accuracy of certain representations;

•	the receipt of specified historical and pro forma financial statements of the Company;

•

the absence of any material litigation relating to the facilities, which could reasonably be expected to materially impair the syndication of the facilities (other than any litigation resulting from the announcement or performance of the merger agreement and the other transactions contemplated by the merger agreement);

•	the substantially concurrent contribution by Mars to Holdings of all of its assets comprising its sugar business segments and product lines;

•	the receipt of customary closing documents and deliverables; and

•	the execution of certain guarantees and the creation of security interests.

In addition, Mars received a debt commitment letter, dated April 28, 2008, from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc., which debt commitment letter was amended, restated and replaced in its entirety on substantially the same terms by a debt commitment letter, dated May 16, 2008 from JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Bank of America, N.A., Banc of America Private Placement Funding Group, LLC, Banc of America Securities LLC, BNP Paribas, BNP Paribas Securities Corp., Citibank, N.A., Citigroup Global Markets Inc., Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Lloyds TSB Bank plc, The Royal Bank of Scotland plc and RBS Securities Corporation d/b/a RBS Greenwich Capital (collectively, the “Mars Senior Lenders”) to provide approximately $12.0 billion in aggregate debt financing, consisting of (i) a $1.5 billion senior unsecured revolving credit facility, (ii) an $8.5 billion senior unsecured term loan facility and (iii) a $2.0 billion senior unsecured bridge facility. The debt financing from the Mars Senior Lenders will be used to finance the equity contribution from Mars described above, the repayment or refinancing of certain debt of Mars outstanding on the closing date of the merger, and the payment of fees and expenses in connection with the merger, refinancing, financing and related transactions and, after the consummation of the merger, will be used for Mars’ general corporate purposes, including to fund Mars’ working capital.

The funding of the facilities contemplated by the debt financing commitment from the Mars Senior Lenders is subject to customary closing conditions, including, among others:

•	the absence of any material adverse effect on the Company (as defined in the merger agreement);

•

the consummation of the merger in accordance with the merger agreement (without giving effect to any amendments or waivers thereto to the extent adverse to the lenders in any material respect which have not been approved by JPMorgan Securities Inc. in its capacity as lead arranger after consultation with the Mars Senior Lenders);

•	the concurrent funding of the equity contribution by Berkshire Hathaway;

•	the repayment of certain existing indebtedness of the Company and Mars;

•	the execution of definitive credit documentation consistent with the term sheets for the debt facilities;

•	the receipt of specified historical and pro forma financial statements of the Company and Mars;

•	the absence of certain defaults or events of defaults;

•	the accuracy of certain representations;

•	pro forma compliance with a net debt to net worth covenant of 1.50 to 1.00; and

•	the receipt of customary closing documents and deliverables.

Berkshire Hathaway also provided a commitment letter, dated April 25, 2008, pursuant to which Berkshire Hathaway has agreed to provide $4.4 billion in subordinated debt financing to the surviving corporation in the merger.

As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available as anticipated.

Holdings has agreed in the merger agreement to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the financings on the terms and conditions described in the financing commitment letters described above (or on revised terms no less favorable in any material respect to Holdings (as determined in the reasonable judgment of Holdings), which terms do not contain any provisions which would reasonably be expected to prevent, materially delay or materially impede the consummation of the financings or the transactions contemplated by the merger agreement), including using its reasonable best efforts to:

•	maintain in effect the financing commitment letters described above;

•

satisfy on a timely basis all conditions applicable to Holdings and Merger Sub in obtaining the debt financing contemplated by the commitment letters from JPMorgan and Goldman Sachs Credit Partners L.P. described above that are within their control;

•	negotiate definitive agreements with respect to the financings described above on the terms and conditions contained in the financing commitment letters (including any “flex” provisions); and

•	consummate the financings described above at or prior to the closing of the merger.

Opinion of Goldman Sachs

Goldman Sachs delivered its written opinion to Wrigley’s board of directors that, as of April 28, 2008, based upon and subject to the factors and assumptions set forth therein, the $80.00 per share in cash to be received by the holders (other than Holdings or its affiliates) of Common Stock and Class B Common Stock, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders. Goldman Sachs did not express any opinion with respect to the allocation of the aggregate consideration among the holders of Common Stock and Class B Common Stock in the transaction.

THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED APRIL 28, 2008, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX B. GOLDMAN SACHS PROVIDED ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF WRIGLEY’S BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE TRANSACTION. THE GOLDMAN SACHS OPINION IS NOT A RECOMMENDATION AS TO HOW ANY HOLDER OF COMMON STOCK OR CLASS B COMMON STOCK SHOULD VOTE WITH RESPECT TO THE ADOPTION OF THE MERGER AGREEMENT OR ANY OTHER MATTER.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Wrigley for the five years ended December 31, 2007;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Wrigley;

•	certain other communications from Wrigley to its stockholders;

•	certain publicly available research analyst reports for Wrigley; and

•	certain internal financial analyses and forecasts for Wrigley prepared by its management and approved for Goldman Sachs’ use by Wrigley.

Goldman Sachs also held discussions with members of the senior management of Wrigley regarding their assessment of the past and current business operations, financial condition and future prospects of Wrigley. In addition, Goldman Sachs reviewed the reported price and trading activity for the Common Stock, compared certain financial and stock market information for Wrigley with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the food and confectionery industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

For purposes of rendering the opinion described above, Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it. In that regard, Goldman Sachs assumed, with Wrigley’s consent, that the forecasts for Wrigley prepared by its management were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Wrigley. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Wrigley or any of its subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of Wrigley or any of its subsidiaries furnished to Goldman Sachs.

Goldman Sachs’ opinion does not address any legal, regulatory, tax or accounting matters, nor does it address the underlying business decision of Wrigley to engage in the transaction, or the relative merits of the transaction as compared to any strategic alternatives that may be available to Wrigley. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Wrigley or any other alternative transaction. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the $80.00 per share in cash to be received by the holders (other than Holdings or its affiliates) of Common Stock and Class B Common Stock, taken in the aggregate, pursuant to the merger agreement. Goldman Sachs did not express an opinion with respect to the allocation of the aggregate consideration among the holders of the various types of shares in the transaction. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the transaction, including, without limitation, the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Wrigley, Holdings or Merger Sub; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Wrigley, Holdings or Merger Sub, or class of such persons in connection with the transaction, whether relative to the $80.00 per share in cash to be received by the holders of Common Stock and Class B Common Stock pursuant to the merger agreement or otherwise. In addition, Goldman Sachs’ opinion does not express any view on, and does not address, any aspect of any other contractual arrangement Wrigley or any of its affiliates has entered into or may enter into in connection with the transaction. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions, as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors of Wrigley in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 27, 2008 and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis. Goldman Sachs reviewed the historical daily closing prices for the Wrigley Common Stock and the historical weekly ratio of closing prices to estimated year-end earnings per share (based upon median estimates from Institutional Brokers’ Estimate System, which we refer to as “IBES”) for the 20-year period ended April 25, 2008. We refer to earnings per share as

“EPS” and a ratio of price to future EPS as a “forward P/E multiple”. Goldman Sachs also reviewed the historical monthly IBES estimates of EPS and one-year forward P/E multiples for Wrigley based on such EPS estimates for the 10-year period ended April 25, 2008, as well as IBES’ projected 5-year EPS compound annual growth rates for Wrigley and Wrigley’s historical EPS growth rate during the 10-year period. Goldman Sachs also reviewed IBES’ projected EPS relative to IBES’ one-year forward EPS multiple for Wrigley over this 10-year period. Goldman Sachs further reviewed historical closing prices for the Wrigley Common Stock for the 10-year period ended April 25, 2008, relative to the operating performance of Wrigley through December 31, 2007 and the Company’s estimates for the year ending December 31, 2008 as indicated by EPS growth and the ratio of earnings before interest and taxes to sales, or “EBIT margin”. We refer to earnings before interest and taxes as “EBIT”.

Goldman Sachs reviewed indexed historical weekly closing prices and one-year forward P/E multiples based on IBES EPS estimates for Wrigley compared to The Hershey Company, to the other selected companies described under “—Selected Companies Analysis” below and to the S&P 500 Index for the 10-year period ended April 25, 2008. Goldman also reviewed indexed relative historical weekly one-year forward P/E multiples based on IBES EPS estimates for Wrigley compared to The Hershey Company, for Wrigley compared to Cadbury Schweppes plc and for Wrigley compared to the other selected companies described under “—Selected Companies Analysis” below for the 10-year period ended April 25, 2008, as well as the average relative historical one-year forward P/E multiples based on IBES EPS estimates for Wrigley compared to The Hershey Company, for Wrigley compared to Cadbury Schweppes plc and for Wrigley compared to the other selected companies described under “—Selected Companies Analysis” below, over the ten-year, five-year, three-year and one-year periods ending April 25, 2008, as well as those relative multiples as of April 25, 2008.

Transaction Premium Analysis. Goldman Sachs analyzed the $80.00 per share to be received by holders of Common Stock and Class B Common Stock, taken in the aggregate, pursuant to the transaction compared to the market price of the Common Stock as of April 25, 2008, the weighted average market prices of the Common Stock for the three-month, six-month and one-year periods ended April 25, 2008 and the all-time high market price of the Common Stock on October 18, 2007.

The following table presents the results of Goldman Sachs’ analysis:

Implied Premium to:	Price per Share	Implied Premium of $80.00 per Share Offer Price
Then-current stock price (4/25/08)	$62.45	28%
3-month weighted average	$59.88	34%
6-month weighted average	$59.99	33%
One-year weighted average	$59.81	34%
All-Time High (10/18/07)	$68.44	17%

Goldman Sachs analyzed premiums paid in all cash deals since 1998 with an enterprise value (which Goldman Sachs defines as diluted market capitalization plus net debt) of greater than $5 billion, relative to the market price for the target company’s stock four weeks prior to announcement, the 52-week high market price for the target company’s stock prior to announcement and the all-time high market price for the target company’s stock prior to announcement. This analysis indicated that 45.1% of the transactions reviewed reflected premiums of 30% or less to the market price four weeks prior to announcement, 83.8% of the transactions reviewed reflected premiums of 20% or less to the 52-week high market price prior to announcement and 88.5% of the transactions reviewed reflected premiums of 20% or less to the all-time high market price prior to announcement. Goldman Sachs noted that the $80.00 per share to be received by holders of Common Stock and Class B Common Stock, taken in the aggregate, pursuant to the transaction represented a premium of 28% to the market price four weeks prior to announcement, a premium of 17% to the 52-week high market price prior to announcement, and a premium of 17% to the all-time high market price prior to announcement.

Transaction Multiples Analysis. Goldman Sachs performed certain analyses based on historical information for Wrigley for the year ended December 31, 2007, the twelve-month period ended March 31, 2008, or “LTM”, and estimates provided by management of Wrigley for 2008 and 2009. Goldman Sachs calculated, with respect to the market price of $62.45 per share on April 25, 2008 and the $80.00 per share to be received by holders of Common Stock and Class B Common Stock, taken in the aggregate, pursuant to the transaction:

•	equity value;

•	enterprise value;

•	enterprise value as a multiple of 2007 sales, LTM sales and estimated sales for 2008 and 2009;

•	enterprise value as a multiple of 2007 EBIT, LTM EBIT and estimated EBIT for 2008 and 2009;

•	enterprise value as a multiple of 2007 earnings before interest, taxes, depreciation and amortization, or “EBITDA”, LTM EBITDA and estimated EBITDA for 2008 and 2009; and

•	forward P/E multiple based on EPS estimates for 2008 and 2009.

The following table presents the results of Goldman Sachs’ analysis (dollar amounts in millions, except for per share data):

		Market Price per Share on April 25, 2008 ($62.45)	$80.00 per Share Offer Price
Equity Value		$17,257	$22,313
Enterprise Value		$18,090	$23,146
Enterprise Value/Sales
2007A	$5,389	3.3x	4.3x
LTM	5,587	3.2	4.1
2008E	6,039	3.0	3.8
2009E	6,613	2.7	3.5
Enterprise Value/EBIT
2007A	$ 976	18.4x	23.6x
LTM	1,027	17.6	22.5
2008E	1,083	16.7	21.4
2009E	1,179	15.3	19.6
Enterprise Value/EBITDA
2007A	$1,194	15.1x	19.3x
LTM	1,254	14.4	18.5
2008E	1,325	13.7	17.5
2009E	1,443	12.5	16.0
P/E
2008E	$ 2.49	25.0x	32.1x
2009E	2.74	22.8	29.2

Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information for Wrigley to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the food and confectionery industry:

•	Cadbury Schweppes plc

•	Campbell Soup Company

•	ConAgra Foods, Inc.

•	General Mills, Inc.

•	Groupe DANONE

•	H.J. Heinz Company

•	Kellogg Company

•	Kraft Foods Inc.

•	Nestlé S.A.

•	PepsiCo, Inc.

•	Sara Lee Corporation

•	The Hershey Company

•	Unilever N.V.

Although none of the selected companies is directly comparable to Wrigley, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Wrigley.

Goldman Sachs calculated and compared various financial multiples and ratios based on financial data as of April 25, 2008, information it obtained from publicly available financial statements and IBES estimates. The multiples and ratios of Wrigley were calculated using Wrigley’s publicly filed financial statements for the year ended December 31, 2007. With respect to the selected companies and Wrigley, Goldman Sachs calculated:

•	enterprise value as a multiple of LTM EBITDA;

•	enterprise value as a multiple of LTM EBIT;

•	forward P/E multiple based on median IBES estimates for 2008 EPS;

•	ratio of price to earnings growth, or “PEG”, based on median IBES estimates for 2008 EPS; and

•	five-year projected compound annual growth rates in EPS based on median IBES EPS.

The results of these analyses are summarized as follows:

Selected Companies
	Range	Wrigley
Enterprise value / LTM EBITDA	6.9x – 16.2x	15.1x
Enterprise value / LTM EBIT	8.1x – 19.5x	18.5x
Forward P/E Multiple 2008E	13.4x – 20.6x	25.1x
PEG Ratio	1.6x – 2.5x	2.4x
5-Year IBES Projected EPS CAGR	7.0% – 11.0%	10.3%

Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to the following selected transactions (listed by acquirer / target) in the food and beverage and household products and personal care industries since 1996:

•	The Gillette Company / Duracell International, Incorporated (1996)

•	Newell Company / Rubbermaid Incorporated (1996)

•	Philip Morris Companies / Kraft Inc. (1998)

•	Procter & Gamble Co. / Iams Pet Food International N.V. (1999)

•	Unilever plc / Bestfoods Incorporated (2000)

•	Philip Morris Companies Incorporated / Nabisco Holdings Corporation (2000)

•	General Mills Incorporated / Diageo plc, The Pillsbury Company (2001)

•	Kellogg Company / Keebler Foods Company (2001)

•	PepsiCo, Incorporated / Quaker Oats Company (2001)

•	Nestlé SA / Ralston Purina Company (2001)

•	Procter & Gamble Company / Clairol, Incorporated (2001)

•	Masterfoods France / Royal Canin SA (2001)

•	Cadbury plc / Pfizer Inc., Adams Confectionary Business (2002)

•	Procter & Gamble Company / Wella AG (2003)

•	Wm. Wrigley Jr. Company / Kraft Foods Incorporated, Certain Sugar Confectionary Assets (2004)

•	Procter & Gamble Company / The Gillette Company (2005)

•	Johnson & Johnson / Pfizer Consumer Healthcare (2006)

•	Nestlé SA / Gerber Products Company (2007)

•	Kraft Foods Incorporated / Groupe DANONE, Biscuits and Cereal Products Business (2007)

•	Groupe DANONE / Koninklijke Numico NV (2007)

•	Pernod Ricard SA / V&S Vin & Spirit AB (2008)

•	Novartis AG / Alcon Incorporated (2008)

For each of the selected transactions, Goldman Sachs calculated and compared enterprise value as a multiple of LTM sales and enterprise value as a multiple of LTM EBITDA, based on information it obtained from publicly available financial statements. The multiples for Wrigley were calculated and compared based on historical information for Wrigley for the year ended December 31, 2007. While none of the companies that participated in the selected transactions is directly comparable to Wrigley, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Wrigley’s results, market size and product profile.

The following table presents the results of this analysis:

Enterprise Value as a Multiple of:	Selected Transactions		Wrigley Multiples Based on $80.00 Per Share
	Range	Median	2007A
LTM Sales	1.2x – 7.4x	2.7x	4.3x
LTM EBITDA	10.7x –21.2x	14.5x	19.3x
* Note:	EBITDA information not publicly available for Johnson & Johnson / Pfizer Consumer Healthcare and Philip Morris Companies / Kraft Inc. transactions.

Present Value of Future Share Price Analysis. Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of Wrigley Common Stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future earnings and assumed forward P/E multiples. For this analysis, Goldman Sachs used the EPS estimates included in the forecasts provided by Wrigley’s management. Goldman Sachs first calculated the implied values per share as of April 25, 2008 and for each of the years 2008 to 2012, by applying price to forward P/E multiples of 29.0x (Wrigley’s 10-year average), 25.0x (Wrigley’s current and 20-year average), 18.9x (The Hershey Company’s forward P/E multiple) and 16.6x (the average forward P/E multiple of the other selected companies described under “—Selected Companies Analysis” above) to the EPS estimates for Wrigley, and then analyzed the present value of these future stock prices per share using a discount rate of 8.0%. This analysis resulted in a range of implied present values per share for each of the years from 2008 through 2012 of $71.00 to $81.00, using the 29.0x multiple, $61.00 to $71.00, using the 25.0x multiple, $47.00 to $55.00, using the 18.9x multiple, and $41.00 to $49.00, using the 16.6x multiple. Goldman Sachs then performed a sensitivity analysis using an EPS compound annual growth rate equal to one-half of that included in the forecasts provided by Wrigley’s management. This sensitivity analysis resulted in a range of implied present values per share for each of the years from 2008 through 2012 of $60.00 to $61.00, using the 25.0x multiple, $47.00 to $47.00, using the 18.9x multiple, and $41.00 to $42.00, using the 16.6x multiple.

Illustrative Discounted Cash Flow Analysis. Goldman Sachs performed an illustrative discounted cash flow analysis on Wrigley using forecasts prepared by Wrigley’s management. Goldman Sachs calculated indications of net present value of free cash flows for Wrigley for the years 2008 through 2012 using illustrative discount rates of 7.0% to 8.0% (based on a weighted average cost of capital analysis of the Company). Goldman Sachs then calculated implied total equity values per share using illustrative terminal values in the year 2012 based on multiples ranging from 13.0x EBITDA to 15.0x EBITDA. These illustrative terminal values were then discounted using the illustrative discount rates and added to the net present value of the free cash flows for the years 2008 through 2012 to calculate implied indications of present values. After deducting the Company’s net debt, these analyses resulted in a range of implied total equity value per share of $71.20 to $83.80. Goldman Sachs noted that the midpoint of the range of implied total equity value per share resulting from these analyses was $77.38 per share. Goldman Sachs also calculated the perpetuity growth rates of free cash flows for Wrigley after the year 2012 implied by these analyses, using illustrative discount rates of 7.0% to 8.0% and illustrative terminal values in the year 2012 based on multiples ranging from 13.0x EBITDA to 15.0x EBITDA. These analyses resulted in a range of implied perpetuity growth rates of 2.6% to 4.1%.

To analyze the effects of changes in annual sales growth and EBIT margin on the illustrative discounted cash flow analysis, Goldman Sachs calculated indications of the net present value of free cash flows for Wrigley for the years 2008 through 2012, adjusting the forecasts provided by Wrigley’s management using annual incremental sales growth rates ranging from negative 2.0% to positive 2.0% and incremental annual EBIT margins ranging from negative 2.0% to positive 2.0%, in each case, relative to the forecasts provided by Wrigley’s management. Goldman Sachs calculated implied total equity values per share using an illustrative terminal value in the year 2012 based on a multiple of 14.0x EBITDA. These illustrative terminal values were then discounted using an illustrative discount rate of 7.5% and added to the net present values of the free cash flows for the years 2008 through 2012 to calculate implied indications of present values. After deducting the Company’s net debt, this analysis resulted in a range of implied total equity value per share of $64.12 to $92.38.

Standalone Acquisition Analysis. Goldman Sachs performed a standalone acquisition analysis using financial information included in the forecasts provided by the Company’s management and publicly available historical information. In performing the standalone acquisition analysis, Goldman Sachs assumed hypothetical financial purchase prices per share of Common Stock ranging from $76.00 to $80.00, with synergies, contributed businesses and a leverage structure comparable to the structure contemplated in the Mars proposal. Based on a range of illustrative five-year forward Mars EBITDA exit multiples of 13.0x to 15.0x for the assumed exit at the end of 2012, which reflect illustrative implied prices at which a hypothetical financial buyer might exit its investment through a sale transaction, this analysis resulted in illustrative internal rate of equity returns to a hypothetical financial buyer ranging from 9.4% to 16.4%.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Wrigley or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of providing its opinion to Wrigley’s board of directors as to the fairness from a financial point of view of the $80.00 per share in cash to be received by the holders (other than Holdings or its affiliates) of Common Stock and Class B Common Stock, taken in the aggregate, pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Wrigley, Holdings, Merger Sub, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arms’-length negotiations between Wrigley and Mars and was approved by Wrigley’s board of directors. Goldman Sachs provided advice to Wrigley during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Wrigley or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

As described above, Goldman Sachs’ opinion to Wrigley’s board of directors was one of many factors taken into consideration by Wrigley’s board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates are engaged in investment banking and financial advisory services, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of Wrigley and of Mars and Berkshire Hathaway, which Goldman Sachs understands will own directly or indirectly approximately 81% and 19%, respectively, of the equity of the surviving corporation upon the consummation of the transaction contemplated by the merger agreement, and any of their respective affiliates and portfolio companies or any currency or commodity that may be involved in the transaction for their own account and for the accounts of their customers. Goldman Sachs has acted as financial advisor to Wrigley in connection with, and has participated in certain of the negotiations leading to, the transaction.

At Wrigley’s request, an affiliate of Goldman Sachs has entered into financing commitments to provide Merger Sub with a senior secured revolving credit facility and senior secured term loan facilities in connection with the consummation of the transaction, which we refer to as the “senior financing”, subject to the terms of such commitments, and pursuant to which one or more affiliates of Goldman Sachs will receive customary fees. In addition, at Wrigley’s request, Goldman Sachs has agreed to act as placement agent to Holdings and Merger Sub in connection with a direct or indirect equity investment to be made by Berkshire Hathaway in Merger Sub and a senior subordinated debt facility to be provided by Berkshire Hathaway to Merger Sub in connection with the consummation of the transaction, which we refer to as the “mezz financing”, and for which Goldman Sachs will receive customary fees. Potential conflicts of interest (or a perception thereof) between Goldman Sachs and Wrigley may arise as a result of the senior financing and/or placement agency arrangements for the mezz financing, and the fees to be received by Goldman Sachs or its affiliates in connection therewith. Goldman Sachs or its affiliate, as applicable, is acting as an independent contractor in connection with the senior financing and the placement agency arrangements for the mezz financing and will not have, and the senior financing and the placement agency arrangements for the mezz financing will not be deemed to create, an advisory, fiduciary or agency relationship, or any fiduciary or other implied duties, between Goldman Sachs or its affiliate, on the one hand, and Wrigley, and its equity holders and affiliates, on the other. In addition, Goldman Sachs has looked and will look solely to Goldman Sachs’ own interests and objectives, in the case of the senior financing, and the interests and objectives of Holdings and Merger Sub in accordance with the placement agency arrangements in the case of the mezz financing, including determining whether, and on what terms, it committed to arrange, provide and/or place the senior financing and the mezz financing. Wrigley consented to Goldman Sachs acting as its financial advisor in connection with the transaction, to Goldman Sachs providing financing commitments to Merger Sub for the senior financing and to Goldman Sachs acting as placement agent to Holdings and Merger Sub for the mezz financing.

Goldman Sachs has provided certain investment banking and other financial services to Wrigley and its affiliates from time to time, including having acted as joint bookrunner with respect to an offering by Wrigley of its 4.30% Senior Notes due July 2010 (aggregate principal amount of $500,000,000) and 4.65% Senior Notes due July 2015 (aggregate principal amount of $500,000,000) in July 2005; and as financial advisor to Wrigley in connection with its acquisition of A. Korkunov in February 2007.

Goldman Sachs has also provided and is currently providing certain investment banking and other financial services to Mars, including having acted as financial advisor to Mars in connection with its divestiture of MEI Conlux in April 2006; its acquisition of S&M NuTec, LLC in May 2006; its acquisition of Doane Pet Care Enterprises Inc. in June 2006; and its acquisition of Nutro Products, Inc. in June 2007. Goldman Sachs has also provided and is currently providing certain investment banking and other financial services to Berkshire Hathaway and its affiliates and portfolio companies, including having acted as financial advisor to Vanderbilt Mortgage and Finance, Inc., a subsidiary of Berkshire Hathaway, in connection with its acquisition of a loan portfolio in January 2005; as bookrunner with respect to an offering by Berkshire Hathaway Finance Corporation, a subsidiary of Berkshire Hathaway or “Berkshire Hathaway Finance,” of its Floating Rate Senior Notes due 2008 (aggregate principal amount of $800,000,000) and 4.75% Senior Notes due 2012 (aggregate principal amount of $700,000,000) in May 2005; as sole bookrunner with respect to an offering by XTRA Finance Corporation, a subsidiary of Berkshire Hathaway, of its 5.150% Senior Notes due 2017 (aggregate principal amount of $400,000,000) in March 2007; as joint bookrunner with respect to an offering of MidAmerican Energy Company, a subsidiary of Berkshire Hathaway, of its 5.65% Senior Notes due 2012 (aggregate principal amount of $400,000,000) and its 5.95% Senior Notes due May 2017 (aggregate principal amount of $250,000,000) in June 2007; as sole bookrunner with respect to an offering by Berkshire Hathaway Finance of its 5.125% Senior Notes due 2012 (aggregate principal amount of $750,000,000) in September 2007; as co-lead manager with respect to an offering by MidAmerican Energy Holdings Company, a subsidiary of Berkshire Hathaway, of its 6.50% Senior Bonds due September 2037 (aggregate principal amount of $1,000,000,000) in September 2007; and as sole bookrunner with respect to an offering by Berkshire Hathaway Finance of its 4.50% Senior Notes due 2013 (aggregate principal amount of $500,000,000) and Floating Rate Notes due 2011 (aggregate principal amount of $1,500,000,000) in January 2008.

Goldman Sachs may also provide investment banking and other financial services to Wrigley, Mars, Berkshire Hathaway and their respective affiliates and portfolio companies in the future. In connection with the above-described services Goldman Sachs has received, and may receive, compensation.

The board of directors of Wrigley selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated April 11, 2008, Wrigley engaged Goldman Sachs to act as its financial advisor in connection with the transaction. Pursuant to the terms of this engagement letter, Wrigley has agreed to pay Goldman Sachs a transaction fee of approximately $46 million, the principal portion of which is payable upon consummation of the transaction. In addition, Wrigley has agreed to reimburse Goldman Sachs for its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of William Blair

William Blair was retained to act as an independent financial advisor to the board of directors of Wrigley to render certain investment banking services in connection with a potential business combination of Wrigley with Mars. In particular, Wrigley requested the opinion of William Blair as to the fairness, from a financial point of view, to the holders (other than Holdings or its affiliates) of the outstanding shares of the Common Stock and Class B Common Stock, collectively, of Wrigley of the consideration of $80.00 in cash per share of Common Stock and Class B Common Stock to be paid to the holders of Common Stock and Class B Common Stock pursuant to the merger agreement. On April 27, 2008, William Blair delivered its oral opinion to the Wrigley board of directors and subsequently confirmed in writing, dated April 27, 2008, that, as of that date and based upon and subject to the assumptions and qualifications stated in its opinion, the consideration of $80.00 in cash per share of Common Stock and Class B Common Stock was fair, from a financial point of view, to the holders (other than Holdings or its affiliates) of Common Stock and Class B Common Stock, collectively. William Blair was not asked to consider, and its opinion does not address, the allocation of the merger consideration to be paid in the merger among the holders of Common Stock and the holders of Class B Common Stock, respectively.

William Blair provided the opinion described above for the information and assistance of the Wrigley board of directors in connection with its consideration of the merger. The terms of the merger agreement and the amount and form of the merger consideration, however, were determined through negotiations between Wrigley, on the one hand, and Holdings and its affiliates, on the other hand, and were approved by the Wrigley board of directors. The opinion described above delivered to the Wrigley board of directors was reviewed and approved by William Blair’s fairness opinion committee. William Blair has consented to the inclusion in this proxy statement of its opinion and the description of its opinion appearing under this subheading “Opinion of William Blair.”

THE FULL TEXT OF WILLIAM BLAIR’S WRITTEN OPINION, DATED APRIL 27, 2008, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT AND INCORPORATED INTO THIS DOCUMENT BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE OPINION CAREFULLY AND IN ITS ENTIRETY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY WILLIAM BLAIR IN RENDERING ITS OPINION. WILLIAM BLAIR’S OPINION WAS DIRECTED TO THE BOARD OF DIRECTORS OF WRIGLEY FOR ITS BENEFIT AND USE IN EVALUATING THE FAIRNESS OF THE MERGER CONSIDERATION AND RELATES ONLY TO THE FAIRNESS, AS OF THE DATE OF THE OPINION AND FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS (OTHER THAN HOLDINGS OR ITS AFFILIATES), COLLECTIVELY, OF THE OUTSTANDING SHARES OF COMMON STOCK AND CLASS B COMMON STOCK IN THE MERGER PURSUANT TO THE MERGER AGREEMENT, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT OR THE MERGER. WILLIAM BLAIR DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY WRIGLEY TO ENGAGE IN THE MERGER. THE FOLLOWING SUMMARY OF WILLIAM BLAIR’S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

In connection with its opinion, William Blair examined or discussed, among other things:

•

the draft merger agreement (draft dated April 27, 2008) and oral representations from Wrigley management and Wrigley counsel regarding changes to the terms of such draft merger agreement (the “draft Merger Agreement”);

•	certain audited historical financial statements of Wrigley for the years ended December 31, 2007 as set forth in the most recent Annual Report on Form 10-K filed by Wrigley;

•	the unaudited draft financial statements (excluding the notes to financial statements for the 2008 interim period) of Wrigley for the three months ended March 31, 2008 and March 31, 2007;

•

certain internal business, operating and financial information and forecasts of Wrigley for the fiscal years 2008 to 2012 prepared by Wrigley senior management (which we refer to in this section of the proxy statement as the “forecasts”);

•	information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

•	the financial position and operating results of Wrigley compared with those of certain other publicly traded companies William Blair deemed relevant;

•	current and historical market prices and trading volumes of the Common Stock and the common stock of certain other publicly traded companies William Blair deemed relevant; and

•	certain other publicly available information on Wrigley.

William Blair also held discussions with members of Wrigley senior management to discuss the foregoing, considered other matters which it deemed relevant to its inquiry and took into account such accepted financial and investment banking procedures and considerations as it deemed relevant. William Blair was not requested to, nor did, William Blair solicit the interest of other parties in a possible business combination transaction with Wrigley.

In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion including, without limitation, the forecasts provided by Wrigley’s management, and William Blair did not assume any responsibility or liability therefor. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of Wrigley, nor were any such valuations or appraisals provided to William Blair. William Blair was advised by Wrigley’s senior management that the forecasts examined by William Blair were reasonably prepared on a basis reflecting the best then available estimates and judgments of Wrigley’s senior management. In that regard, William Blair assumed, with Wrigley’s consent, that: (i) the forecasts will be achieved in the amounts and at the times contemplated thereby; and (ii) all material assets and liabilities (contingent or otherwise) of Wrigley are as set forth in Wrigley’s financial statements or other information made available to William Blair. William Blair expressed no opinion with respect to the forecasts or the estimates and judgments on which they are based. William Blair was not requested to, and did not, participate in the negotiation or structuring of the merger. William Blair was not asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Wrigley or the effect of any other transaction in which Wrigley might engage, or the allocation of the merger consideration to be paid in the merger among the holders of Common Stock and the holders of Class B Common Stock, respectively. William Blair expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Wrigley’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Common Stock and Class B Common Stock pursuant to the merger agreement. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, April 27, 2008. It should be understood that, although subsequent developments may affect its opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair’s opinion does not address any legal, regulatory, tax or accounting matters. William Blair assumed that the executed merger agreement conforms in all material respects to the last draft merger agreement reviewed by William Blair and that the merger will be consummated on the terms described in the draft merger agreement, without any amendment or waiver of any material terms or conditions.

The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with Wrigley’s board of directors the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion.

Selected Public Company Analysis. William Blair reviewed and compared certain financial information relating to Wrigley to corresponding financial information, ratios and public market multiples for a selected group of publicly traded companies that consisted of branded packaged food companies with market capitalizations over $10 billion and confection companies with market capitalizations over $5 billion. William Blair selected these companies because they are the publicly traded companies with general business, operating and financial characteristics deemed reasonably comparable to those of Wrigley. The companies selected by William Blair were:

•	Cadbury Schweppes plc

•	Campbell Soup Company

•	ConAgra Foods, Inc.

•	General Mills, Inc.

•	Groupe Danone

•	The Hershey Company

•	H.J. Heinz Company

•	Kellogg Company

•	Kraft Foods, Inc.

•	Nestle S.A.

•	Pepsico, Inc.

Among the information William Blair considered for Wrigley was (i) revenue, operating earnings before interest, taxes, depreciation and amortization (commonly referred to as “EBITDA”), and operating earnings before interest and taxes (commonly referred to as “EBIT”) on an adjusted basis, reflecting the exclusion of non-recurring restructuring charges, for the fiscal year ending December 31, 2007; (ii) Wrigley’s unaudited internal financial estimates of its revenue, EBITDA and EBIT on an adjusted basis, reflecting the exclusion of non-recurring restructuring charges for the last twelve months (commonly referred to as “LTM”) ended March 31, 2008; and (iii) Wrigley’s forecast EPS for the fiscal years ending December 31, 2008 and 2009.

William Blair considered the enterprise value of each selected public company, which William Blair defined as the company’s market capitalization calculated on a fully-diluted basis as of April 25, 2008 plus preferred equity, minority interest and total debt, less cash and cash equivalents, as a multiple of revenue, EBITDA and EBIT for each company for the LTM period for which results were publicly available and the stock price of common equity as a multiple of EPS for each company for the respective calendar year EPS estimates for 2008 and 2009. The operating results and the corresponding derived multiples for each of the selected public companies were based on each company’s most recent available publicly disclosed financial information, closing share prices as of April 25, 2008 and consensus Wall Street analysts’ EPS estimates for calendar years 2008 and 2009. William Blair similarly adjusted the historical results of the selected public companies, where appropriate and publicly disclosed, to eliminate the impact of non-recurring items included in their financial information. William Blair noted that it did not have access to internal forecasts for any of the selected public companies.

The implied enterprise value of Wrigley based on the terms of the proposed merger is based on the equity value implied by the merger consideration plus the total debt, less cash and cash equivalents assumed to be held by Wrigley at March 31, 2008. William Blair derived Wrigley’s implied enterprise value by multiplying the proposed purchase price per share of $80.00 by the aggregate number of shares, in-the-money options, stock grants and restricted stock outstanding as of April 15, 2008 to arrive at an implied net equity value of $22,313.1 million. William Blair then added Wrigley’s estimated March 31, 2008 debt of $1,170.0 million and subtracted the estimated cash of $337.0 million to the implied net equity value to arrive at Wrigley’s implied enterprise value of $23,146.1 million.

William Blair then derived the multiples implied for Wrigley based on the terms of the proposed merger and compared these multiples to the range of trading multiples for the selected public companies. Information regarding the multiples from William Blair’s analysis of selected publicly traded companies is set forth in the following table.

	Wrigley at $80.00 per share	Selected Public Company Valuation Multiples
Multiple		Minimum	Median	Mean	Maximum
Enterprise Value / 2007 Revenue	4.29x
Enterprise Value / LTM Revenue	4.14x	1.14x	2.02x	2.09x	2.90x
Enterprise Value / 2007 Adj. EBITDA	19.4x
Enterprise Value / LTM Adj. EBITDA	18.5x	8.6x	10.7x	11.5x	16.7x
Enterprise Value / 2007 Adj. EBIT	23.7x
Enterprise Value / LTM Adj. EBIT	22.5x	11.8x	12.9x	14.1x	20.3x
Price to Estimated 2008 EPS	32.1x	13.5x	16.7x	17.0x	20.1x
Price to Estimated 2009 EPS	29.2x	13.8x	15.2x	15.6x	17.7x

William Blair noted that the implied valuation multiples for Wrigley based on the terms of the merger were in all cases above the relevant median and mean valuation multiples and above the range of multiples of the selected public companies set forth above.

Although William Blair compared the trading multiples of the selected public companies to those implied for Wrigley, none of the selected public companies is identical to Wrigley. Accordingly, any analysis of the selected publicly-traded companies necessarily would involve complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

Selected M&A Transactions Analysis. William Blair performed an analysis of thirteen selected business combinations consisting of transactions that involved the acquisition of companies similar to Wrigley in the branded packaged food, confectionary and branded consumer products industries. William Blair’s analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries. The transactions examined had transaction values between $1.0 billion and $58.0 billion and all closed subsequent to January 1, 2000. The transactions examined were (identified by target / acquirer and month and year of completion):

•	Koninklijke Numico / Groupe Danone (November 2007);

•	Global Biscuit Business (Groupe Danone) / Kraft Foods, Inc. (November 2007);

•	Gerber Products Company / Nestle S.A. (August 2007);

•	Gillette Co. / Procter & Gamble Co. (October 2005);

•	Sugar Confectionary Division of CSM nv / CVC Capital Partners (March 2005);

•	Life Savers & Altoids Brands (Kraft Foods, Inc.) / Wm. Wrigley Jr. Company (June 2005);

•	Adams Confectionary Business (Pfizer, Inc.) / Cadbury Schweppes plc (March 2003);

•	Ralston Purina Company / Nestle S.A. (December 2001);

•	Quaker Oats Company / Pepsico, Inc. (August 2001);

•	Keebler Company / Kellogg Company (March 2001);

•	Pillsbury Company / General Mills, Inc. (October 2001);

•	Bestfoods, Inc. / Unilever plc (October 2000); and

•	Nabisco Holdings Corporation / Phillip Morris International, Inc. (December 2000).

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of the target in these transactions as a multiple of the revenue, EBITDA and EBIT of the target for the latest twelve months prior to the announcement of the applicable transaction. William Blair compared the resulting range of transaction multiples of revenue, EBITDA and EBIT for the selected transactions to the implied transaction multiples for Wrigley derived using December 31, 2007 and March 31, 2008 LTM revenue, EBITDA and EBIT on an adjusted basis, reflecting the exclusion of non-recurring restructuring charges, based on the $80.00 per share consideration per the terms of the proposed merger. William Blair similarly adjusted the historical results of the acquired companies, where appropriate and publicly disclosed, to eliminate the impact of non-recurring items included in their financial information. Information regarding the multiples from William Blair’s analysis of the selected transactions is set forth in the following table:

Multiple	Wrigley at $80.00 per share	Selected Transaction Valuation Multiples
		Minimum	Median	Mean	Maximum
Enterprise Value / 2007 Revenue	4.29x
Enterprise Value / LTM Revenue	4.14x	1.06x	2.73x	2.95x	5.75x
Enterprise Value / 2007 Adj. EBITDA	19.4x
Enterprise Value / LTM Adj. EBITDA	18.5x	9.1x	14.3x	14.7x	23.0x
Enterprise Value / 2007 Adj. EBIT	23.7x
Enterprise Value / LTM Adj. EBIT	22.5x	13.2x	17.9x	18.5x	25.7x

William Blair noted that the implied valuation multiples for Wrigley based on the terms of the merger were in all cases above the relevant median and mean valuation multiples and within the range of multiples of the selected transactions.

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of Wrigley, none of these transactions or associated companies is identical to the merger or Wrigley. Accordingly, any analysis of the selected transactions necessarily would involve complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of Wrigley in the merger versus the values of the companies in the selected transactions.

Premiums Paid Analysis. William Blair reviewed data from 48 acquisitions of publicly traded domestic companies, in which 100% of the target’s equity was acquired, occurring since January 1, 1998 and with transaction equity values between $15 billion and $40 billion. Specifically, William Blair analyzed the acquisition price per share as a premium to the closing share price one day, one week, one month, 90 days and 180 days prior to the announcement of the transaction, for all 48 transactions. William Blair compared the range of resulting per share stock price premiums for the reviewed transactions to the premiums implied by the merger based on Wrigley’s respective Common Stock price one day, one week, one month, 90 days and 180 days prior to an assumed announcement date of the merger of April 28, 2008. William Blair did not perform this analysis for Wrigley’s Class B Common Stock as it is not publicly traded. Information regarding the premiums from William Blair’s analysis of selected transactions is set forth in the following table:

	Premium to Wrigley Common at $80.00 per share	Premium Paid Percentage Data by Percentile
Premium Period Before Announcement		10th	20th	30th	40th	50th	60th	70th	80th	90th
1 Day	28.1%	(0.3%)	5.8%	8.8%	13.2%	15.2%	20.5%	23.2%	29.7%	40.2%
1 Week	28.0%	(0.3%)	6.1%	9.4%	16.2%	21.1%	22.8%	28.2%	32.0%	42.4%
1 Month	27.7%	(3.5%)	4.5%	9.1%	19.1%	23.4%	29.5%	35.0%	39.7%	51.7%
90 Days	35.3%	(2.4%)	4.6%	14.8%	23.6%	26.7%	36.0%	43.4%	62.1%	98.5%
180 Days	29.7%	(16.1%)	0.9%	10.9%	20.4%	27.5%	35.3%	48.0%	67.2%	156.2%

William Blair noted that the Common Stock premiums implied by the terms of the merger exceeded the 70th percentile for the one day time period, the 60th percentile for the one week time period, and the 50th percentile for the one month, 90 day and 180 day time periods.

Although William Blair compared the percentage purchase price premiums of these transactions to the implied percentage purchase price premium for the merger, none of these transactions or associated companies is identical to the merger or Wrigley. Accordingly, any analysis of the selected transactions necessarily would involve complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the comparison of the percentage purchase price premium implied by the merger versus the percentage purchase price premiums of these transactions.

Discounted Cash Flow Analysis. William Blair utilized information included in the forecasts provided by Wrigley’s management to perform a discounted cash flow analysis of Wrigley’s projected future cash flows for the period commencing March 31, 2008 and ending December 31, 2012. Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for Wrigley. In this analysis, William Blair assumed discount rates ranging from 7% to 9% and calculated Wrigley’s terminal value using assumed 2012 EBITDA exit multiples ranging from 12.0x to 16.0x. William Blair noted that the assumed terminal EBITDA exit multiple range was based on the range of multiples from the selected public company trading analysis and selected transaction analysis shown above. William Blair made its discount rate assumption based on weighted average cost of capital analysis applying the capital asset pricing model. William Blair aggregated (i) the present value of the free cash flows over the applicable forecast period with (ii) the present value of the range of terminal values. The aggregate present value of these items represented the enterprise value range. William Blair then derived a range of fully-diluted equity values per share by adding Wrigley’s cash and subtracting Wrigley’s debt to the resulting enterprise value range and by dividing by Wrigley’s total shares outstanding, in-the-money options, stock grants and restricted stock outstanding as of April 15, 2008. The fully-diluted equity value per share implied by the discounted cash flow analysis ranged from $62.18 per share to $86.66 per share, as compared to the merger consideration per share of $80.00.

Leveraged Acquisition Analysis. William Blair utilized information included in the forecasts provided by Wrigley’s management to perform an analysis as to the price that could be paid by a typical leveraged buyout purchaser to acquire Wrigley. In this analysis, William Blair assumed a capital structure and financing rate scenario representative of the prevailing market for leveraged acquisitions for companies similar to Wrigley. This analysis assumed (i) a four year and nine month holding period commencing March 31, 2008 and ending December 31, 2012; (ii) a targeted internal rate of return to equity investors of approximately 15% to 25%; and (iii) a range of exit multiples of projected 2012 EBITDA of 12.0x to 16.0x. William Blair noted that the assumed EBITDA exit multiple range was based on the range of multiples from the selected public company trading analysis and selected transaction analysis shown above. This analysis indicated that the consideration a leveraged buyout purchaser might be willing to pay per share of Wrigley ranged from $49.63 to $70.73, as compared to the merger consideration of $80.00 per share.

General. This summary is not a complete description of the analysis performed by William Blair but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the proposed merger and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the consideration to be received by the holders (other than Holdings or its affiliates) of the Company’s Common Stock and Class B Common Stock, collectively. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to Wrigley or the merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair is a nationally recognized firm and has been engaged in the investment banking business since 1935. William Blair continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of its business, William Blair may from time to time trade the securities of Wrigley for its own account and for the accounts of its customers, and accordingly may at any time hold a long or short position in such securities. In addition, William Blair provides equity research coverage on Wrigley. There have been no material relationships between William Blair, on the one hand, and any of the parties to the merger agreement or Berkshire Hathaway, on the other hand, during the past two years or that are currently contemplated in which compensation was received or intended to be received.

Wrigley hired William Blair based on its qualifications and expertise in providing financial advice to companies and its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement dated April 19, 2008, Wrigley agreed to pay William Blair a retainer fee of $200,000. An additional fee of $2.3 million became payable to William Blair upon delivery of its opinion. None of those fees was contingent upon the closing of the merger. In addition, Wrigley has agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against certain liabilities arising out of its engagement.

Certain Forecasts

Wrigley does not publicly disclose forecasts of future revenues, earnings or other results. However, we provided Goldman Sachs and William Blair with (and reviewed with Mars) certain non-public business and financial information about the Company in connection with the preparation of their respective fairness opinions and related financial analyses. The information provided to Goldman Sachs and William Blair (and reviewed with Mars) included our results of operations and financial position for the quarter ended March 31, 2008 and forecasts for the fiscal years 2008 through 2012. The forecasts included estimates of sales, gross profit, EBITDA, EBIT, net income, capital expenditures and working capital as a percentage of sales. The forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because such information was provided to Goldman Sachs and William Blair (and reviewed with Mars). The forecasts were not prepared with a view to compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The forecasts included in this proxy statement have been prepared by, and are the responsibility of, the Company’s management. The inclusion of the forecasts in this proxy statement should not be regarded as an indication that such forecasts will be predictive of actual future results, and the forecasts should not be relied upon as such. No representation is made by the Company or any other person to any security holder of the Company regarding the ultimate performance of the Company compared to the information contained in the forecasts. The Company does not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the forecasts are shown to be in error. These forecasts do not give effect to the merger.

The forecasts are summarized below:

In millions of dollars, except per share amounts and percentages	2008	2009	2010	2011	2012
Sales	$6,039	$6,613	$7,215	$7,893	$8,635
Gross Profit	3,196	3,492	3,816	4,167	4,559
EBITDA	1,325	1,443	1,580	1,730	1,897
EBIT	1,083	1,179	1,292	1,414	1,551
Net Income	688	757	834	918	1,011
Capital Expenditures	325	340	356	373	390
Working Capital as a % of Sales	4%	4%	4%	4%	4%

In preparing the above projections, the Company made a number of assumptions, including assumptions regarding currency, inflation, commodity pricing, conversion costs, product mix, category and share growth rates and level of brand support. No assurances can be given that these assumptions will accurately reflect future conditions. Although presented with numerical specificity, these projections reflect numerous assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the projections were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of the Company’s management. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially greater or less than those reflected in the projections. You should review our most recent SEC filings for a description of risk factors with respect to our business. See “Where You Can Find More Information” beginning on page 84.

Interests of Wrigley’s Directors and Executive Officers in the Merger

When considering the recommendation of Wrigley’s board of directors, you should be aware that the members of our board of directors and our executive officers have interests in the merger other than the interests of Wrigley stockholders generally, pursuant to certain agreements between such directors and executive officers and us and certain company benefit plans. These interests may be different from, or in conflict with, your interests as a Wrigley stockholder. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement.

Effect of Awards Outstanding Under Wrigley’s Stock Plans

Stock Options

At the effective time of the merger, each outstanding option, whether or not vested or exercisable, to acquire our Common Stock will be adjusted under the applicable plan and converted into the right of the holder to receive an amount in cash, without interest and less any applicable withholding tax, payable promptly following the effective time of the merger, equal to the product of:

•	the total number of shares of Common Stock subject to such option and

•	the excess of $80.00 over the exercise price per share of Common Stock subject to such option.

The following table summarizes the outstanding vested and unvested options with exercise prices of less than $80.00 per share held by our executive officers and directors as of May 9, 2008 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their options, assuming continued employment through the effective time of the merger:

	No. of Shares Underlying Vested Options	Weighted Average Exercise Price of Vested Options	No. of Shares Underlying Unvested Options	Weighted Average Exercise Price of Unvested Options	Resulting Consideration
Directors:
John F. Bard	103,418	$32.36	11,532	$53.47	$ 5,233,025
Howard B. Bernick	15,918	$45.92	11,532	$53.47	$ 848,375
Thomas A. Knowlton	15,918	$45.54	11,532	$53.47	$ 854,525
John Rau	2,825	$51.71	10,625	$53.78	$ 358,486
Melinda Rich	15,918	$45.54	11,532	$53.47	$ 854,525
Steven B. Sample	15,918	$45.54	11,532	$53.47	$ 854,525
Alex Shumate	12,168	$47.71	11,532	$53.47	$ 698,825
Richard K. Smucker	15,918	$45.54	11,532	$53.47	$ 854,525

Executive Officers:
William Wrigley, Jr.	456,875	$48.76	677,750	$53.12	$ 32,492,835
William D. Perez	137,500	$53.85	696,500	$55.57	$ 20,611,960
Reuben Gamoran	90,012	$46.26	97,038	$53.36	$ 5,622,780
Mary Kay Haben	—	$ —	50,000	$58.06	$ 1,097,000
Peter Hempstead	363,012	$40.89	145,413	$53.20	$ 18,092,495
Surinder Kumar	123,012	$47.72	107,538	$53.30	$ 6,842,638
Howard Malovany	88,224	$46.09	75,301	$53.29	$ 5,003,125
Dushan Petrovich	121,762	$49.55	145,413	$53.20	$ 7,604,258
Igor Saveliev	25,462	$51.11	51,888	$53.83	$ 2,093,705
Martin Schlatter	22,812	$51.10	53,938	$53.48	$ 2,089,765
Michael Wong	88,975	$48.29	80,113	$53.29	$ 4,961,214
John Adams	16,312	$52.28	67,376	$54.01	$ 2,203,061
Maksim Grishakov	7,512	$50.91	23,501	$54.37	$ 820,831
Susan Henderson	10,337	$52.24	30,788	$53.29	$ 1,109,191
Carol Knight	16,837	$50.65	31,663	$52.85	$ 1,353,701
Shaun Mara	26,337	$50.00	41,551	$52.90	$ 1,916,422
Patrick D. Mitchell	34,375	$49.96	56,438	$53.34	$ 2,536,994
Jon Orving	85,999	$45.73	59,626	$53.31	$ 4,538,443
Alan J. Schneider	68,462	$46.17	43,488	$53.01	$ 3,489,694
Tawfik Sharkasi	6,562	$55.48	34,851	$52.89	$ 1,105,727
Samson Suen	10,337	$52.24	34,851	$52.89	$ 1,231,812

Total	1,998,717	—	2,696,374	—	$137,472,948

Long-Term Stock Grants/Deferred Compensation

At the effective time of the merger, each outstanding stock unit award granted under the Company’s Long-Term Stock Grant Program will be adjusted under the applicable plan and converted into the right to receive an amount in cash equal to the product of (x) the number of shares subject to such stock unit, to the extent earned and satisfying the applicable performance conditions at the effective time of the merger in respect of the portion of the performance or grant cycle that has elapsed through the effective time of the merger, and (y) $80.00, without interest and less any applicable withholding tax, payable promptly following the effective time of the merger. Any such outstanding stock unit awards that do not become so earned will be forfeited at the effective time of the merger.

At the effective time of the merger, each notional share under any deferred compensation plan will be adjusted under the applicable plan and converted under the plan into the right to receive $80.00 in cash per notional share, without interest and less any applicable withholding taxes, payable at the time specified in the applicable plan.

The following table summarizes the estimated number of stock unit awards that would be earned under the Company’s Long-Term Stock Grant Program and the notional shares under any deferred compensation plan held by our executive officers and directors as of May 9, 2008 and the consideration that each of them will have the right to receive (on the relevant payment date) pursuant to the merger agreement in connection with such outstanding stock unit awards and notional shares, assuming continued employment through the effective time of the merger.

	Estimated Number of Vested Stock Unit Awards under Long- Term Stock Grant Program*	No. of Deferred Compensation Notional Shares	Resulting Consideration+
Directors:
John F. Bard	—	11,808	$944,613
Howard B. Bernick	—	14,662	$1,172,991
Thomas A. Knowlton	—	14,245	$1,139,636
John Rau	—	3,275	$262,015
Melinda Rich	—	11,854	$948,342
Steven B. Sample	—	11,527	$922,150
Alex Shumate	—	10,587	$846,957
Richard K. Smucker	—	57,027	$4,562,122

Executive Officers:
William Wrigley, Jr.	170,775	53,286	$17,924,906
William D. Perez	124,700	271	$9,997,700
Reuben Gamoran	30,041	28,226	$4,661,308
Mary Kay Haben	12,920	—	$1,033,600
Peter Hempstead	35,370	63,385	$7,900,397
Surinder Kumar	24,590	24,168	$3,900,667
Howard Malovany	20,383	35,633	$4,481,215
Dushan Petrovich	35,370	31,254	$5,329,898
Igor Saveliev	12,920	—	$1,033,600
Martin Schlatter	12,920	799	$1,097,558
Michael Wong	20,383	51,507	$5,751,125
John Adams	20,383	37,405	$4,623,024
Maksim Grishakov	8,425	—	$674,000
Susan Henderson	10,628	—	$850,200
Carol Knight	8,425	6,100	$1,162,000
Shaun Mara	10,628	—	$850,200
Patrick D. Mitchell	12,920	18,800	$2,537,633
Jon Orving	12,920	—	$1,033,600
Alan J. Schneider	10,628	27,474	$3,048,131
Tawfik Sharkasi	8,425	3,799	$977,944
Samson Suen	8,425	18,458	$2,150,656

Total	612,179	535,550	$91,818,188
*	Assumes an effective time of the merger of December 31, 2008 and achievement of performance goals at maximum as of the effective time of the merger.
+	Does not total due to rounding.

Restricted Stock Unit Awards

At the effective time of the merger, each outstanding restricted stock unit award granted prior to May 13, 2008 will fully vest and be adjusted under the applicable plan and converted into the right to receive $80.00 in cash per restricted stock unit, without interest and less any applicable withholding taxes. Restricted stock unit awards granted to our directors and executive officers prior to May 13, 2008 by their terms provide for full accelerated vesting upon a change in control.

At the effective time of the merger, each outstanding restricted stock unit award granted on or after May 13, 2008 will be adjusted under the applicable plan and converted into the right to receive $80.00 in cash per restricted stock unit, to the extent vested by its terms at the effective time of the merger, without interest and less any applicable withholding tax, payable promptly following the effective time of the merger. Any such outstanding stock unit awards that are not so vested will be forfeited at the effective time of the merger. Restricted stock unit awards granted to our directors and executive officers on or after May 13, 2008 provide for vesting over a four year period, with pro rata vesting upon the occurrence of the merger, pro rated based on the portion of the four-year vesting period that has elapsed through the effective time of the merger. In the event of the retirement of each of Messrs. Hempstead and Kumar in 2008, which is currently expected to occur in July 2008 and prior to the effective time of the merger, a pro rata portion of the restricted stock unit award that was granted to each of Messrs. Hempstead and Kumar on May 13, 2008 will be vested on the date of that retirement, based on that portion of the year that has elapsed from January 1, 2008 through the date of retirement (e.g., 182/365 days, if retirement occurs on July 1, 2008) and those vested units will be settled in cash upon the earlier of the effective time of the merger, or the time or times such award would otherwise vest absent the holder’s retirement with the Company. The remaining portion of such award shall be forfeited and cancelled upon such retirement. If such retirement occurs after 2008 but prior to the consummation of the merger, the entire award would fully vest upon such retirement, and would settle on the earlier to occur of the normal vesting date or the closing of the merger. Each of the May 13, 2008 restricted stock unit awards granted to all executive officers also provides that, if the merger is not consummated, but a future change in control of the Company occurs, these restricted stock unit awards, to the extent still outstanding, would vest in full upon that future change in control.

At the effective time of the merger, each employee who remains employed through the effective time of the merger and whose restricted stock unit awards granted on or after May 13, 2008 vest on a pro rata basis at the effective time of the merger (other than Messrs. Hempstead and Kumar), will be granted a cash retention award equal to the product of (x) the number of restricted stock units that are forfeited as of the effective time of the merger and (y) $80.00, without interest and less applicable withholding tax. (Messrs. Hempstead and Kumar will not be granted these cash retention awards due to their expected retirement described in the preceding paragraph but instead have been granted the awards described in the preceding paragraph.) Additionally, each such individual who is also party to a severance agreement (other than Messrs. Hempstead and Kumar) will be entitled to an additional cash retention award equal to the product of (x) fifty percent (50%) of the total number of shares that were issuable pursuant to the original number of restricted stock units granted to such individual on May 13, 2008 and (y) $80.00. The cash retention awards would be payable on the second anniversary of the effective time of the merger, subject to the individual’s continued employment through such date, provided, that in the event any such individual’s employment was terminated by the Company (or any successor) without “cause” or by reason of such individual’s death or disability, following the effective time of the merger but prior to such second anniversary, such individual would be paid the cash retention awards at the time of such termination.

The following table summarizes the estimated number of restricted stock unit awards that would vest for our executive officers and directors assuming continued service through the effective time of the merger (except that, for Messrs. Hempstead and Kumar, this is assuming they retire on or around July 1, 2008 and their vested awards settle at the effective time of the merger) and assuming the effective time of the merger to be December 31, 2008, and the consideration that each of them will receive pursuant to the merger agreement in connection with such outstanding restricted stock unit award, as well as the estimated value of the cash retention awards in respect of the unvested portion of the May 13, 2008 restricted stock unit awards that would be granted to our executive officers assuming the effective time of the merger to be December 31, 2008.

	No. of Restricted Stock Units Granted prior to May 2008	Estimated Number of Vested Restricted Stock Unit Awards Granted on or after May 13, 2008	Resulting Consideration	Estimated Value of Cash Retention Awards
Directors:
John F. Bard	—	135	$ 10,800	—
Howard B. Bernick	—	135	$ 10,800	—
Thomas A. Knowlton	—	135	$ 10,800	—
John Rau	—	135	$ 10,800	—
Melinda Rich	—	135	$ 10,800	—
Steven B. Sample	—	135	$ 10,800	—
Alex Shumate	—	135	$ 10,800	—
Richard K. Smucker	—	135	$ 10,800	—
Executive Officers:
William Wrigley, Jr.	—	7,151	$ 572,080	$ 4,827,920
William D. Perez	—	7,786	$ 622,880	$ 5,257,120
Reuben Gamoran	—	1,394	$ 111,520	$ 940,880
Mary Kay Haben	—	640	$ 51,200	$ 432,400
Howard Malovany	—	785	$ 62,800	$ 530,000
Peter Hempstead	—	1,789	$ 143,120	—
Surinder Kumar	—	1,168	$ 93,440	—
Dushan Petrovich	—	1,789	$ 143,120	$ 1,208,080
Igor Saveliev	—	640	$ 51,200	$ 432,400
Martin Schlatter	—	577	$ 46,160	$ 389,440
Michael Wong	—	869	$ 69,520	$ 586,880
John Adams	—	869	$ 69,520	$ 586,880
Maksim Grishakov	1,625	329	$ 156,320	$ 222,080
Susan Henderson	—	423	$ 33,840	$ 285,360
Carol Knight	—	362	$ 28,960	$ 244,640
Shaun Mara	4,600	467	$ 405,360	$ 315,440
Patrick D. Mitchell	—	707	$ 56,560	$ 477,440
Jon Orving	—	640	$ 51,200	$ 432,400
Alan J. Schneider	—	423	$ 33,840	$ 285,360
Tawfik Sharkasi	—	329	$ 26,320	$ 222,080
Samson Suen	—	362	$ 28,960	$ 244,640

Total	6,225	30,579	$2,944,320	$17,921,440

Severance Agreements

We have entered into Severance Agreements with each of our executive officers. Pursuant to the Severance Agreements with each of Messrs. Wrigley, Perez, Gamoran, Hempstead, Kumar, Malovany, Petrovich, Saveliev, Schlatter, and Wong, and Ms. Haben, if an executive’s employment is terminated within 24 months following a change of control (other than termination by the Company for cause, by reason of death or disability or by the executive without good reason) under circumstances which would trigger a severance payment under the agreement the executive officer will receive:

•

a lump sum severance payment of three times the sum of (i) the executive’s base salary and (ii) the highest annual bonus earned by the executive pursuant to incentive compensation plans maintained by the Company in any of the three prior fiscal years;

•	health and welfare benefits continuation and outplacement assistance for thirty-six months;

•

a lump sum amount representing a pro rata portion of any incentive compensation earned by the executive through the date of termination, assuming achievement of the target level of the performance goals for any such year; and

•	a gross-up payment for any excise tax charged to the named executive officer as a result of the receipt of change-of-control payments.

In addition:

•	all stock options held by the executive will automatically vest and become exercisable; and

•	the executive will be credited with three additional years of service and age under the Retirement Plan and the Supplemental Retirement Plan.

Pursuant to the Severance Agreements with each of Messrs. Adams, Grishakov, Mara, Mitchell, Orving, Schneider, Sharkasi and Suen and Ms. Henderson and Ms. Knight, if an executive’s employment is terminated within 24 months following a change of control (other than termination by the Company for cause, by reason of death or disability or by the executive without good reason) under circumstances which would trigger a severance payment under the agreement the executive officer will receive:

•

a lump sum severance payment of two times the sum of (i) the executive’s base salary and (ii) the highest annual bonus earned by the executive pursuant to incentive compensation plans maintained by the Company in any of the three prior fiscal years;

•	health and welfare benefits continuation and outplacement assistance for twenty-four months;

•

a lump sum amount representing a pro rata portion of any incentive compensation earned by the executive through the date of termination, assuming achievement of the target level of the performance goals for any such year; and

•

to the extent the sum of the parachute payments and the gross payment equals or exceeds 115% of the severance payments, a gross-up payment for any excise tax charged to the named executive officer as a result of the receipt of change-of-control payments.

In addition:

•	all stock options held by the executive will automatically vest and become exercisable; and

•	the executive will be credited with two additional years of service and age under the Retirement Plan and the Supplemental Retirement Plan.

Other than as set forth above and noted below with regard to Mr. Wrigley, Jr., the Severance Agreements for each of the executive officers are substantially similar. Forms of these agreements have been filed as Exhibits 10(h) and 10(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

Pursuant to Mr. Wrigley, Jr.’s Severance Agreement, Mr. Wrigley, Jr. will also be entitled to the benefits set forth above if he voluntarily terminates his employment for any reason during the one-month period commencing on the first anniversary of the change in control.

The following table shows the estimated amount of potential cash severance payable to our current executive officers (other than to Messrs. Hempstead and Kumar who are currently expected to retire in July 2008) based on an assumed termination date of December 31, 2008, and the estimated present value of continuing coverage of medical, dental and other benefits. The table also shows the potential estimated “gross-up payment” to which certain of our executive officers are entitled in the event that any benefit gives rise to an excise tax. Such “gross-up” payment is intended to place the executive officer in the same after-tax position that he would have been if no excise tax had applied. The table does not include the consideration resulting from the options, deferred compensation, long-term stock grants, restricted stock unit awards or the value of the cash retention awards payments described in the preceding tables, although these amounts have been taken into account to the extent they constitute parachute payments under 280G of the Internal Revenue Code of 1986, as amended, when estimating the potential gross-up payments set forth in the table.

Executive Officer	Potential Amount of Cash Severance Payment	Estimated Present Value of Incremental Benefits	Potential Estimated Gross-Up Payment	Total*
William Wrigley, Jr.	$10,994,160	$272,658	$10,916,452	$22,183,270
William D. Perez	$10,462,386	$943,847	$13,930,349	$25,336,582
Reuben Gamoran	$2,647,254	$158,343	$2,646,847	$5,452,444
Mary Kay Haben	$1,860,000	$130,496	$1,388,286	$3,378,782
Howard Malovany	$1,987,173	$183,915	$1,592,668	$3,763,756
Dushan Petrovich	$3,573,801	$234,595	$2,734,522	$6,542,918
Igor Saveliev	$2,820,708	$131,800	—	$2,952,508
Martin Schlatter	$1,510,923	$117,717	$1,181,127	$2,809,767
Michael Wong	$2,606,931	$182,092	$1,930,507	$4,719,530
John Adams	$1,314,272	$152,723	—	$1,466,995
Maksim Grishakov	$785,526	$108,606	—	$894,132
Susan Henderson	$791,550	$102,316	$720,819	$1,614,685
Carol Knight	$718,626	$101,488	$628,720	$1,448,834
Shaun Mara	$978,440	$79,496	$781,836	$1,839,772
Patrick D. Mitchell	$1,183,004	$103,075	$1,049,302	$2,335,381
Jon Orving	$1,039,194	$232,426	—	$1,271,620
Alan J. Schneider	$1,012,424	$127,700	$811,978	$1,952,102
Tawfik Sharkasi	$819,650	$108,552	$650,565	$1,578,767
Samson Suen	$1,210,902	$131,497	—	$1,342,399

Total:	$48,316,924	$3,603,342	$40,963,978	$92,884,244

*

Estimates are subject to change based on the date of completion of the merger, date of termination of the executive officer, interest rates then in effect and certain other assumptions used in the calculation.

Indemnification and Insurance

The merger agreement provides that Holdings and the surviving corporation in the merger agree to indemnify the present and former directors and officers of Wrigley and its subsidiaries for certain specified costs arising out of the fact that the indemnified person was an officer, director, fiduciary or agent of Wrigley or any of its subsidiaries to the fullest extent permitted by law.

The merger agreement also provides that the certificate of incorporation and bylaws of the surviving corporation in the merger will have provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than the provisions contained in Wrigley’s certificate of incorporation and bylaws as of the date of the merger agreement. The merger agreement provides that the surviving corporation in the merger may purchase directors’ and officers’ liability “tail” insurance policies covering a period of six years following the effective time of the merger that provide coverage for events occurring prior to the effective time of the merger that are no less favorable in both amount and terms and conditions of coverage than the existing policies of the Company or, if substantially equivalent coverage is unavailable, the best available coverage. In lieu of having the surviving corporation purchase such a “tail” policy, Wrigley may, or if requested by Holdings, Wrigley will purchase a six-year “tail” coverage (provided that only the cost of the Side A coverage for the directors and officers being indemnified where the existing policies also include coverage for the Company shall be taken into account for purposes of calculating the 300% threshold below) that is no less favorable in both amount and terms and conditions of coverage than existing policies of the Company. In satisfying its obligations, the surviving corporation is not obligated to pay, and the Company shall not pay, aggregate premiums in excess of 300% of the last annual premium paid by Wrigley prior to the date of the merger agreement, in which case the surviving corporation agrees to obtain a policy offering the greatest coverage available for a cost not to exceed such amount.

Post Merger Arrangements

The merger agreement provides that the officers of Wrigley immediately prior to the consummation of the merger will be the initial officers of the corporation surviving the merger, until the earlier of his or her resignation or removal. In addition, the merger agreement provides that, following the effective time of the merger, the current Executive Chairman of the Company will be designated the Executive Chairman (and senior most executive officer) of the corporation surviving the merger.

The Company and Holdings have also agreed to discuss in good faith the implementation of appropriate cash retention programs for the benefit of elected officers, on terms mutually satisfactory to each party.

As of the date of this proxy statement, none of our executive officers has entered into any amendments or modifications to their existing severance agreements with us in connection with the merger. In addition, as of the date of this proxy statement, none of our executive officers has entered into any agreement, arrangement or understanding with Holdings or any of its affiliates regarding the terms and conditions of compensation, cash-based incentives, or employment with the surviving corporation. We have been informed that Holdings anticipates that it will, prior to the effective time of the merger, initiate discussions with members of our existing executive team relating to the terms and conditions of new agreements and amendments to existing severance agreements, so as to encourage their retention with the surviving corporation after the effective time of the merger. Although we believe members of our existing executive team are likely to enter into new agreements and agree to amendments to existing severance agreements prior to the completion of the merger, such matters are subject to further negotiations and discussion and no terms or conditions have been finalized.

Appraisal Rights

Holders of Wrigley Common Stock or Class B Common Stock who do not vote in favor of adoption of the merger agreement are entitled to certain appraisal rights under Delaware law in connection with the merger, as described below and in Annex D hereto. Such holders who perfect their appraisal rights and strictly follow certain procedures in the manner prescribed by Section 262 of the General Corporation Law of the State of Delaware, as in effect on the date the parties entered into the merger agreement, or Section 262 of the DGCL, will be entitled to receive payment of the fair value of their shares in cash from Wrigley, as the surviving corporation in the merger.

ANY WRIGLEY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

The record holders of the shares of Wrigley Common Stock or Class B Common Stock that elect to exercise their appraisal rights with respect to the merger are referred to herein as “Dissenting Stockholders,” and the shares of Wrigley Common Stock or Class B Common Stock with respect to which they exercise appraisal rights are referred to herein as “Dissenting Shares.” If a Wrigley stockholder has a beneficial interest in shares of Wrigley Common Stock or Class B Common Stock that are held of record in the name of another person, such as a broker or nominee, and such Wrigley stockholder desires to perfect whatever appraisal rights such beneficial Wrigley stockholder may have, such beneficial Wrigley stockholder must act promptly to cause the holder of record timely and properly to follow the steps summarized below.

A VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT BY A WRIGLEY STOCKHOLDER WILL RESULT IN A WAIVER OF SUCH HOLDER’S RIGHT TO APPRAISAL RIGHTS.

When the merger becomes effective, Wrigley stockholders who strictly comply with the procedures prescribed in Section 262 of the DGCL will be entitled to a judicial appraisal of the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and to receive payment of the fair value of their shares in cash from Wrigley, as the surviving corporation in the merger in lieu of the merger consideration. The following is a brief summary of the material provisions of Delaware law and statutory procedures that must be followed by a holder of Common Stock or Class B Common Stock in order to perfect appraisal rights under the DGCL. This summary is qualified in its entirety by reference to Section 262 of the DGCL, the text of which is included as Annex D to this proxy statement. We recommend that any Wrigley stockholder considering demanding appraisal consult legal counsel.

In order to exercise appraisal rights under Delaware law, a stockholder must be the stockholder of record of the shares of Wrigley Common Stock or Wrigley Class B Common Stock as to which Wrigley appraisal rights are to be exercised on the date that the written demand for appraisal described below is made, and the stockholder must continuously hold such shares of record through the effective date of the merger.

While Wrigley stockholders electing to exercise their appraisal rights under Section 262 of the DGCL are not required to vote against the adoption of the merger agreement, a vote in favor of adoption of the merger agreement will result in a waiver of the holder’s right to appraisal rights. Wrigley stockholders electing to demand the appraisal of such stockholder’s shares must deliver to Wrigley, before the taking of the vote on the adoption of the merger agreement, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs Wrigley of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against adoption of the merger agreement will not constitute such a demand. Please see the discussion below under the heading “— Written Demands” for additional information regarding written demand requirements.

Within ten (10) days after the effective time of the merger, Wrigley, as the surviving corporation, must provide notice of the date of effectiveness of the merger to all Wrigley stockholders who have not voted for adoption of the merger agreement and who have otherwise complied with the requirements of Section 262 of the DGCL.

A Wrigley stockholder who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to:

Wm. Wrigley Jr. Company

Wrigley Building

410 North Michigan Avenue

Chicago, Illinois 60611

Attention: Company Secretary

Telephone: (800) 874-0474

Within 120 days after the effective date of the merger, any Dissenting Stockholder that has strictly complied with the procedures prescribed in Section 262 of the DGCL will be entitled, upon written request, to receive from Wrigley, as the surviving corporation, a statement of the aggregate number of shares not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received by Wrigley, and the aggregate number of holders of those shares. This statement must be mailed to the Dissenting Stockholder within ten (10) days after the Dissenting Stockholder’s written request has been received by Wrigley, as the surviving corporation, or within ten (10) days after the date of the effective date of the merger, whichever is later.

Within 120 days after the effective date of the merger, either Wrigley, as the surviving corporation, or any Dissenting Stockholder that has strictly complied with the procedures prescribed in Section 262 of the DGCL, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of each share of Wrigley stock of all Dissenting Stockholders. If a petition for an appraisal is timely filed by a stockholder and a copy of the petition is delivered to Wrigley, as the surviving corporation, the surviving corporation will then be obligated, within twenty (20) days after receiving service, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of any Dissenting Stockholders with whom agreements as to the value of their shares have not been reached.

A person who is a beneficial owner of shares of Common Stock or Class B Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition to commence an appraisal proceeding and may request the statement described in the preceding paragraph.

After giving notice to the Dissenting Stockholders, the Delaware Court of Chancery will conduct a hearing upon the petition, and determine those stockholders that have complied with Section 262 of the DGCL and that have become entitled to appraisal rights. The Delaware Court of Chancery may require the Dissenting Stockholders to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any Dissenting Stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determining the stockholders entitled to appraisal rights, the Delaware Court of Chancery will determine the fair value of the shares of Wrigley Common Stock or Class B Common Stock owned by those stockholders by determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with the interest to be paid, if any, on the amount determined to be the fair value. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest, if any, by the surviving corporation to the stockholders entitled to appraisal rights, upon surrender to the surviving corporation of the certificates representing those shares.

If no petition for appraisal is filed with the Delaware Court of Chancery by Wrigley, as the surviving corporation, or any Dissenting Stockholder within 120 days after the effective time of the merger, then the Dissenting Stockholders’ rights to appraisal will cease and they will be entitled only to receive the merger consideration payable in the merger on the same basis as other Wrigley stockholders. Inasmuch as Wrigley, as the surviving corporation, has no obligation to file a petition, any Wrigley stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any Wrigley stockholder, however, without the approval of the Delaware Court of Chancery, which may be conditioned on any terms the Delaware Court of Chancery deems just.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a Dissenting Stockholder that has strictly complied with the procedures prescribed in Section 262 of the DGCL, the court may order that all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees, and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of this determination or assessment, each party bears its own expenses. A Dissenting Stockholder that has timely demanded appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote the Wrigley Common Stock or Class B Common Stock subject to such demand for any purpose or to receive payment of dividends or other distributions on the Wrigley Common Stock or Class B Common Stock, except for dividends or other distributions payable to stockholders of record at a date prior to the effective time of the merger.

At any time within sixty (60) days after the effective time of the merger, any Dissenting Stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to submit a written withdrawal of the stockholder’s demand for appraisal and to accept the right to receive merger consideration in the merger on the same basis on which Wrigley Common Stock and Class B Common Stock is converted in the merger. After this sixty (60) day period, a Dissenting Stockholder may withdraw the stockholder’s demand for appraisal only with the written consent of Wrigley or Holdings and, if an appraisal proceeding has been commenced, the approval of the Delaware Court of Chancery.

Written Demands

When submitting a written demand for appraisal under Delaware law, the written demand for appraisal must reasonably inform Wrigley of the identity of the stockholder of record making the demand and indicate that the stockholder intends to demand appraisal of the stockholder’s shares. A demand for appraisal should be executed by or for the Wrigley stockholder of record, fully and correctly, as that stockholder’s name appears on the stockholder’s stock certificate. If Wrigley Common Stock or Class B Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed by the fiduciary. If Wrigley Common Stock or Class B Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, should execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he, she or it is acting as agent for the record owner.

A record owner who holds Wrigley Common Stock or Class B Common Stock as a nominee for other beneficial owners of the shares may exercise appraisal rights with respect to the Wrigley Common Stock or Class B Common Stock held for all or less than all beneficial owners of the Wrigley stock for which the holder is the record owner. In that case, the written demand must state the number of shares of Wrigley Common Stock or Class B Common Stock covered by the demand. Where the number of shares of Wrigley Common Stock or Class B Common Stock is not expressly stated, the demand will be presumed to cover all shares of Wrigley Common Stock or Class B Common Stock outstanding in the name of that record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the delivery of written demand prior to the taking of the vote on the merger.

Wrigley stockholders considering whether to seek appraisal should bear in mind that the fair value of their Wrigley Common Stock or Class B Common Stock determined under Section 262 of the DGCL could be more than, the same as or less than the value of the right to receive merger consideration in the merger. Also, Wrigley and Holdings reserve the right to assert in any appraisal proceeding that, for purposes thereof, the “fair value” of the Wrigley Common Stock or Class B Common Stock is less than the value of the merger consideration payable in the merger.

Any stockholder who fails to strictly comply with the requirements of Section 262 of the DGCL, attached as Annex D to this proxy statement, will forfeit his, her or its rights to dissent from the merger and to exercise appraisal rights and will be entitled to receive merger consideration on the same basis as all other stockholders.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL SHALL CONTROL.

Effective Time of the Merger

The effective time of the merger will occur at the time that we file a certificate of merger with the Secretary of State of the State of Delaware on the closing date of the merger (or such later time as provided in the certificate of merger). So long as the marketing period has expired, the closing date will occur as soon as practicable, but in no event later than the third business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived (or such other date as Holdings and the Company may agree). In the event that all conditions have been satisfied but the marketing period has not expired, then Holdings and Merger Sub are not required to effect the closing until the earlier of:

•	a date during the 30 day marketing period specified by Holdings on no less than three business days’ notice to the Company; and

•	the final day of the marketing period.

Delisting and Deregistration of Wrigley Common Stock

If the merger is completed, our Common Stock will be delisted from and will no longer be traded on The New York Stock Exchange and will be deregistered under the Exchange Act. Following the completion of the merger, Wrigley will no longer be an independent public company.

Material U.S. Federal Income Tax Consequences of the Merger

The following are the material U.S. federal income tax consequences of the merger to U.S. stockholders of Wrigley whose shares of Wrigley Common Stock or Class B Common Stock are exchanged for cash in the merger. The following summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. The summary does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who do not hold their shares of Wrigley Common Stock or Class B Common Stock as capital assets or who are subject to special rules, including: U.S. expatriates, dealers or brokers in securities or currencies, non-U.S. persons, tax-exempt organizations, financial institutions, mutual funds, insurance companies, cooperatives, pass-through entities and investors in such entities, stockholders who have a functional currency other than the U.S. dollar, stockholders who hold their shares of Wrigley Common Stock or Class B Common Stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax or stockholders who acquired their shares of Wrigley Common Stock or Class B Common Stock upon the exercise of employee stock options or otherwise as compensation. Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences relating to the merger.

The Merger. The receipt of cash in exchange for Wrigley Common Stock or Class B Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a stockholder will recognize capital gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder’s adjusted tax basis in the shares of Wrigley Common Stock or Class B Common Stock exchanged for cash in the merger. Such gain or loss will be long-term capital gain or loss if the stockholder’s holding period for those shares of Wrigley Common Stock or Class B Common Stock exceeds one year at the time of the merger. Capital gains recognized by an individual upon a disposition of a share of Wrigley Common Stock or Class B Common Stock that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary income tax rates. In addition, there are limits on the deductibility of capital losses. The amount and character of gain or loss must be determined separately for each block of Wrigley Common Stock or Class B Common Stock (i.e., shares acquired at the same cost in a single transaction) exchanged for cash in the merger.

Information Reporting and Backup Withholding. Payments made to a stockholder whose shares of Wrigley Common Stock or Class B Common Stock are exchanged for cash pursuant to the merger are subject to information reporting and to backup withholding unless: (i) the stockholder is a corporation or other exempt recipient; or (ii) in the case of backup withholding, the stockholder provides a correct taxpayer identification number, and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a stockholder will be allowed as a credit against the stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Regulatory Matters

HSR Act

The completion of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting periods expire or are terminated. Wrigley and Mars filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on May 21, 2008. Under the HSR Act, the merger may not be consummated until 30 days after the latter of the initial filings (unless early termination of this waiting period is granted) or, if the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission issues a request for additional information, 30 days after Wrigley and Mars have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination). The required waiting period under the HSR Act expired on June 20, 2008. At any time before the effective time of the merger, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of assets of Wrigley or Mars or to impose restrictions on the operations of the combined company post closing. There can be no assurance that the merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful. In addition, state antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or seeking conditions to the completion of the merger.

European Commission

The merger also may not be completed until the required approval by the European Commission under the EC Merger Regulation has been obtained. We filed a Form CO with the European Commission on June 20, 2008. The European Commission could prohibit the consummation of the merger or seek the divestiture of assets of Wrigley or Mars or seek to impose restrictions on the operations of the combined company post closing. There can be no assurance that the merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful. In addition, private parties in certain circumstances may bring an appeal against a decision of the European Commission approving the merger.

Other Jurisdictions

Wrigley and Mars conduct operations in a number of foreign countries or jurisdictions where other regulatory approvals may be required or advisable in connection with the completion of the merger. As a mutual condition to the completion of the merger, all required approvals of the competent antitrust authority in Canada must be obtained or any applicable waiting period thereunder must be terminated or expired. As an additional condition to Holdings’ and Merger Sub’s obligations to consummate the merger, all required approvals of the competent antitrust authority in Australia must be obtained or any applicable waiting period thereunder must be terminated or expired. We filed a voluntary submission to the Australian Competition and Consumer Commission on June 20, 2008. In addition, we are in the process of submitting the appropriate notifications in other jurisdictions and are pursuing the approval of the transaction.

Under the merger agreement, subject to certain conditions and limitations, Wrigley and Holdings have agreed to use their reasonable best efforts to take all actions necessary to consummate the merger, including making the required filings under the HSR Act and all antitrust laws of foreign jurisdictions for which similar filings are required. In addition, each party agrees to supply additional information that may be requested pursuant to the HSR Act and use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of required clearances, approvals and authorizations under any other antitrust law.

Notwithstanding anything in the merger agreement to the contrary, none of Holdings, Merger Sub or any of their affiliates will be required to defend, contest or resist any action or proceeding, or to take any action to have vacated, lifted, reversed or overturned any order, in connection with the transactions contemplated by the merger agreement. In addition, none of Holdings, Merger Sub or any of their affiliates will be required to, and the Company may not, without the prior written consent of Holdings, become subject to, consent to, or offer or agree or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to:

•

sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the surviving corporation in the merger, Holdings, Merger Sub or any of their respective affiliates;

•

conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the surviving corporation in the merger, Holdings, Merger Sub or any of their respective affiliates; or

•

impose any restriction, requirement or limitation on the operation of the business or any portion of the business of the Company, the surviving corporation in the merger, Holdings, Merger Sub or any of their respective affiliates.

If requested by Holdings, the Company will become subject to any of the requirements described in the foregoing paragraph, so long as such requirement is only binding on the Company in the event the merger is consummated.

Legal Proceedings Regarding the Merger

The Company and the members of our board of directors have been named as defendants in two purported class action lawsuits filed by Cora E. Bennett and Insulators and Asbestos Workers Local No. 14 in the Delaware Court of Chancery (docket numbers 3756-VCL and 3750-VCL, respectively) alleging breaches of fiduciary duty by the individual directors in connection with the acquisition contemplated by the merger agreement. The second Delaware lawsuit additionally names Mars as a defendant and alleges that Mars aided and abetted breaches of fiduciary duty by the individual directors. The Delaware Court of Chancery issued an order consolidating these two lawsuits on May 30, 2008. On June 6, 2008, a consolidated class action complaint was filed against the Company, the members of our board of directors, and Mars alleging, among other things, that this proxy statement contained material misstatements and omissions. Each of the defendants answered the consolidated complaint on June 20, 2008. The Delaware plaintiffs seek certain equitable relief, including enjoining the acquisition, damages, and attorney’s fees and other costs.

The Company and the members of our board of directors also have been named as defendants in a purported derivative and class action lawsuit (docket number 1:08-cv-2449) brought by Robert L. Garber in the Eastern Division of the United States District Court for the Northern District of Illinois (the “Northern District of Illinois”). The Northern District of Illinois issued an order on June 9, 2008 granting the defendants’ motion to stay this action in favor of the Delaware action.

The Company, members of our board of directors and Mars also have been named as defendants in a similar action filed by Ron Young in the Chancery Division of the Circuit Court of Cook County, Illinois (docket number 08 CH 20577). On or after June 16, 2008, each of the defendants filed pending motions to dismiss or stay this action in favor of the Delaware action. The court has indicated that it will rule on these motions on July 11.

We and our board of directors believe that each of these suits is without merit and intend to vigorously defend our positions in each of these matters.

THE MERGER AGREEMENT

The following summarizes material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The description of the merger agreement in this proxy statement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to the Company, Mars, Holdings and Merger Sub as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Effective Time; The Marketing Period

The effective time of the merger will occur at the time that we file a certificate of merger with the Secretary of State of the State of Delaware on the closing date of the merger (or such later time as provided in the certificate of merger and agreed to by the parties to the merger agreement). So long as the marketing period has expired, the closing date will occur as soon as practicable, but in no event later than the third business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived (or such other date as Holdings and the Company may agree). In the event that all conditions have been satisfied but the marketing period has not expired, then Holdings and Merger Sub are not required to effect the closing until the earlier of:

•	a date during the 30 day marketing period specified by Holdings on no less than three business days’ notice to the Company; and

•	the final day of the marketing period.

The marketing period is defined in the merger agreement as the first period of 30 consecutive days throughout and at the end of which:

•

Holdings shall have (and its financing sources shall have access to) the financial and other pertinent information regarding the Company as may be reasonably requested by Holdings, including all financial statements and financial data of the type required by the debt financing commitment letters;

•

the mutual conditions to close the merger have been satisfied or, if the marketing period has not commenced prior to March 30, 2009, then only the condition related to the adoption of the merger agreement by our stockholders needs to be satisfied throughout such 30 day period (so long as all of the mutual conditions to close the merger have been satisfied at the end of such 30 day period); and

•

nothing has occurred and no condition exists that would result in a material breach of any of our representations, warranties or covenants such that the relevant conditions to closing would not be satisfied assuming the closing were to be scheduled for any time during such 30 consecutive day period.

Notwithstanding the foregoing, if the marketing period has not ended on or prior to August 14, 2008, then the marketing period will commence no earlier than September 2, 2008, and if the marketing period has not ended on or prior to December 16, 2008, then the marketing period will commence no earlier than January 3, 2009. In addition, the marketing period will not be deemed to have commenced if our independent registered accounting firm has withdrawn its audit opinion with respect to any financial statements contained in our reports filed with the SEC, unless and until a new unqualified opinion is issued by our independent registered accounting firm.

The purpose of the marketing period is to provide Mars and Holdings a reasonable and appropriate period of time during which they can market and place the debt financing contemplated by the debt financing commitments for the purposes of financing the merger.

Structure

At the effective time of the merger, Merger Sub will merge with and into us. Wrigley will survive the merger and continue to exist after the merger as a subsidiary of Holdings. Following completion of the merger, the Company’s Common Stock will be delisted from The New York Stock Exchange, deregistered under the Exchange Act and no longer publicly traded. The Company will be a privately held corporation and the Company’s current stockholders will cease to have any ownership interest in the Company or rights as Company stockholders.

Conversion of Shares; Procedure for Exchange of Certificates

At the effective time of the merger, each share of Wrigley Common Stock and Class B Common Stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and will cease to exist and will be converted into the right to receive $80.00 in cash, without interest and less any required withholding taxes, other than shares of our Common Stock or Class B Common Stock:

•	held in the Company’s treasury immediately prior to the effective time of the merger, which shares will be canceled without conversion or consideration;

•	owned by Merger Sub or Holdings immediately prior to the effective time of the merger, which shares will be canceled without conversion or consideration;

•

owned by any wholly-owned subsidiary of the Company immediately prior to the effective time of the merger, which shares will remain outstanding and no merger consideration will be delivered with respect to such shares; and

•	held by stockholders who have properly demanded and perfected their appraisal rights in accordance with Delaware law, which shares shall be entitled to only such rights as are granted by Delaware law.

After the effective time of the merger, each of our outstanding stock certificates or book-entry shares representing shares of Common Stock and Class B Common Stock converted in the merger will cease to have any rights with respect thereto except the right to receive the merger consideration, without any interest and less any required withholding taxes.

At or prior to the closing of the merger, Holdings will deposit, or will cause to be deposited, an amount of cash sufficient to pay the merger consideration to each holder of shares of our Common Stock and Class B Common Stock with a paying agent designated by Holdings (the “paying agent”), which paying agent shall be reasonably acceptable to us. Promptly after the effective time of the merger, the surviving corporation will cause to be mailed a letter of transmittal and instructions to you and the other stockholders. The letter of transmittal and instructions will tell you how to surrender your Common Stock or Class B Common Stock certificates or shares you may hold represented by book entry in exchange for the merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates (or book-entry shares) to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal.

The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either have paid any transfer or other applicable taxes or establish, to the satisfaction of the surviving corporation, that such taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates (or book-entry shares). The paying agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum which is withheld and paid to a taxing authority by the paying agent will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our Common Stock or Class B Common Stock. If, after the effective time of the merger, certificates or book-entry shares are presented to the surviving corporation for transfer, they will be canceled and exchanged for the merger consideration in accordance with the procedures described above.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to comply with the replacement requirements established by the paying agent, including, if necessary, the posting of a bond in a customary amount sufficient to protect the surviving corporation against any claim that may be made against it with respect to that certificate.

At any time following the date that is twelve months after the effective time of the merger, the surviving corporation of the merger may require the paying agent to deliver all funds then held by the paying agent. Thereafter, stockholders may look to the surviving corporation (subject to abandoned property, escheat or similar laws) only as general creditors with respect to the merger consideration payable upon due surrender of their stock certificates or book-entry shares.

Dissenting Shares

Shares of our Common Stock and Class B Common Stock which are issued and outstanding prior to the effective time of the merger and held by a holder who has properly exercised his, her or its appraisal rights in accordance with Section 262 of the DGCL will not be converted into the right to receive the merger consideration, unless and until such holder fails to perfect, waives, withdraws or loses the right to appraisal. We have agreed to give Holdings prompt notice of any demands we receive for appraisal of shares of our Common Stock or Class B Common Stock, and Holdings has the opportunity to participate in all negotiations and proceedings with respect to such demands. We have agreed not to make any payment with respect to, or settle or offer to settle, any such demands without the prior written consent of Holdings.

Treatment of Stock Options and Other Equity-Based Awards; Employee Benefits

Stock Options

At the effective time of the merger, each outstanding Company stock option, whether or not vested or exercisable, will be adjusted under the applicable plan and converted into the right to receive an amount in cash, without interest and less any applicable withholding tax, payable promptly following the effective time of the merger, equal to the product of:

•	the total number of shares of Company Common Stock subject to the stock option, multiplied by

•	the excess of $80.00 over the per share exercise price of the stock option.

Deferred Compensation

At the effective time of the merger, each notional share under any deferred compensation plan will be adjusted under the applicable plan and converted into the right to receive $80.00 in cash per notional share, without interest and less any applicable withholding tax, payable at the time specified in the applicable plan.

Long-Term Stock Grants

At the effective time of the merger, each outstanding stock unit award granted under the Company’s Long-Term Stock Grant Program will be adjusted under the applicable plan and converted into the right to receive an amount in cash equal to the product of (x) the number of shares subject to such stock unit, to the extent earned and satisfying the applicable performance conditions at the effective time of the merger in respect of the portion of the performance or grant cycle that has elapsed through the effective time of the merger, and (y) $80.00, without interest and less any applicable withholding tax, payable promptly following the effective time of the merger. Any such outstanding stock unit awards that are not earned will be forfeited at the effective time of the merger.

Restricted Stock Unit Awards

At the effective time of the merger, each outstanding restricted stock unit award will be adjusted under the applicable plan and converted into the right to receive $80.00 in cash per restricted stock unit, to the extent vested by its terms at the effective time of the merger, without interest and less any applicable withholding tax, payable promptly following the effective time. Any such outstanding restricted stock unit awards that are not so vested will be forfeited at the effective time of the merger.

Representations and Warranties

We make various representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ proper organization, good standing, power and authority and qualification to do business;

•	our certificate of incorporation and bylaws;

•

our and our subsidiaries’ capitalization, including the number of shares of our Common Stock, Class B Common Stock, preferred stock, rights issued under our rights plan, stock options, our other equity-based and equity-related interests and outstanding indebtedness;

•

our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, the required vote of our stockholders in connection with the adoption of the merger agreement, and the approval and recommendation by our board of directors of the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•

the absence of violations of or conflicts with our governing documents, applicable law or certain contracts or agreements, and the absence of any liens on our assets, rights or properties being created, as a result of entering into the merger agreement and consummating the merger, and the required consents and approvals of U.S. and foreign governmental entities in connection with the transactions contemplated by the merger agreement;

•	compliance with applicable legal requirements and issuance of licenses;

•

our SEC filings since January 1, 2005, the financial statements included in our Form 10-K for the year ended December 31, 2007, our compliance with the requirements of Sarbanes-Oxley Act of 2002 and the rules of The New York Stock Exchange, disclosure controls and procedures and disclosures to our auditors and audit committee, and the absence of undisclosed liabilities;

•

the absence of a change, effect, event or circumstance that has resulted in or constituted a “material adverse effect” and certain other changes or events related to us or our subsidiaries since January 1, 2008;

•	the absence of litigation, legal proceedings and governmental orders and investigations;

•	employment and labor matters, including matters relating to our and our subsidiaries’ employee benefit plans;

•	our and our subsidiaries’ insurance policies;

•	real and personal property;

•	tax matters;

•	accuracy and compliance as to form with applicable securities law of this proxy statement;

•	the receipt by us of fairness opinions from Goldman Sachs and William Blair;

•	the absence of undisclosed broker’s fees;

•	the amendment of our stockholders rights plan and the inapplicability of anti-takeover statutes to the merger;

•	intellectual property;

•	environmental matters;

•	material contracts; and

•	affiliate transactions.

For the purposes of the merger agreement, “material adverse effect” means any change, effect, event or circumstance that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, other than any change, effect, or circumstance to the extent resulting from:

•

changes in general economic, financial market or geopolitical conditions, except if such changes, effects or circumstances affect us or our subsidiaries disproportionately relative to other companies operating in the same industry;

•

general changes or developments in the industry in which the Company and its subsidiaries operate, except if such changes, effects or circumstances affect us or our subsidiaries disproportionately relative to other companies operating in the same industry;

•

except with respect to certain representations and warranties, the announcement of the merger agreement and the transactions contemplated by the merger agreement, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its subsidiaries to the extent due to the announcement and performance of the merger agreement or the identity of Mars or Holdings, or the performance of the merger agreement and the transactions contemplated by the merger agreement, including compliance with the covenants set forth therein, except with respect to certain representations and warranties;

•	any actions required under the merger agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the merger;

•

changes in any applicable laws or regulations or applicable accounting regulations or principles or interpretations thereof, except if such changes, effects or circumstances affect us or our subsidiaries disproportionately relative to other companies operating in the same industry;

•

any outbreak or escalation of hostilities or war or any act of terrorism, except if such changes, effects or circumstances affect us or our subsidiaries disproportionately relative to other companies operating in the same industry; or

•

any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that any facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “material adverse effect” may be taken into account in determining whether there has been a material adverse effect).

You should be aware that these representations and warranties are made by the Company to Holdings and Merger Sub, may be subject to important limitations and qualifications agreed to by Holdings and Merger Sub, may or may not be accurate as of the date they were made and do not purport to be accurate as of the date of this proxy statement. See “Where You Can Find Additional Information.”

The merger agreement also contains various representations and warranties made by Holdings and Merger Sub that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	their proper organization and good standing and power and authority to do business;

•	their corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•

the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger, and the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of litigation;

•	information supplied for this proxy statement;

•	the absence of undisclosed broker’s fees;

•	debt and equity financing commitments;

•	their purpose of formation and operations prior to the closing;

•	solvency of the surviving corporation immediately following the effective time after giving effect to all of the transactions contemplated by the merger agreement; and

•	ownership of our Common Stock.

The merger agreement also contains various representations and warranties made by Mars that relate to, among other things:

•	Mars’ corporate power and authority to enter into the merger agreement and to perform its obligations under the merger agreement;

•

the absence of any violation of or conflict with its governing documents, applicable law or certain agreements as a result of entering into the merger agreement and performing its obligations under the merger agreement; and

•	the absence of required consents and approvals of governmental entities in connection with the performance of its obligations under the merger agreement.

The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions and unless Holdings gives its prior written consent, between April 28, 2008 and the completion of the merger:

•	we and our subsidiaries will conduct business in the ordinary course of business consistent with past practice; and

•

we will use commercially reasonable efforts to preserve substantially intact our and our subsidiaries’ business organization, to keep available the services of our and our subsidiaries’ current officers and employees and to preserve our and our subsidiaries’ current relationships with customers, suppliers, distributors and other persons with which we have material business relations.

We have also agreed that during the same time period, and again subject to certain exceptions or unless Holdings gives its prior written consent, we and our subsidiaries will not:

•	amend our certificate of incorporation or bylaws or similar governing instruments;

•

issue, deliver, sell, pledge, dispose of, grant, award or encumber any of our or our subsidiaries’ equity interests, or any rights or other securities convertible into or exercisable or exchangeable for such equity interests (except that we may issue shares of our Common Stock upon the exercise of options or in connection with the settlement of stock units, in each case outstanding as of the date of the merger agreement, as required under any Company stock plan, or issuances in accordance with our stockholder rights plan) or take any action to cause to be exercisable any options outstanding as of April 28, 2008 that would otherwise be unexercisable;

•

declare, authorize, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of our or our subsidiaries’ capital stock (except for regular quarterly cash dividends on our Common Stock and Class B Common Stock in the ordinary course of business consistent with past practice (and subject to the other limitations specified in the merger agreement) not to exceed, in the case of any such quarterly dividend, $0.335 per share of Common Stock and Class B Common Stock, or any dividends or distributions by our subsidiaries to us or one of our wholly-owned subsidiaries);

•

adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of our capital stock of the Company or any subsidiary that is not wholly-owned (other than the acquisition of shares tendered by current or former employees in connection with a cashless exercise of options or in order to pay taxes, or for the Company to satisfy withholding obligations in respect of such taxes, in connection with the exercise of options or the lapse of restrictions in respect of restricted stock or stock units pursuant to the terms of a Company stock plan), or adjust, recapitalize, reclassify, combine, split or subdivide any of our wholly-owned subsidiaries’ ownership interests;

•

acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets if the aggregate amount of the consideration paid in connection with all such transactions, would exceed a specified amount, other than purchases of inventory in the ordinary course of business consistent with past practice or pursuant to specified contracts, and other than capital expenditures permitted pursuant to the merger agreement;

•	sell, assign, transfer, lease, license or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) or mortgage or pledge, or suffer to exist any lien on,

any corporation, partnership or other business organization or division thereof or any assets if the value of the assets included in such transaction, or the aggregate value of the assets included in all such transactions, would exceed a specified amount, other than sales or dispositions of inventory in the ordinary course of business consistent with past practice;

•

authorize or make any new capital expenditures which are in excess of a specified amount during fiscal year 2008 unless reflected in the Company’s capital expenditure budget or, during fiscal year 2009, which are in excess of an amount equal to the portion of the fiscal year 2009 that has elapsed multiplied by the amount of capital expenditures for fiscal year 2008 as reflected in the Company’s capital expenditure budget;

•	enter into any new line of business;

•

make any loans, advances or capital contributions to, or investments in, any other person in excess of a specified amount, other than by the Company or any wholly-owned subsidiary of the Company to or in the Company or any wholly-owned subsidiary of the Company;

•	except in the ordinary course of business consistent with past practice, enter into, amend in any material respect, modify in any material respect or terminate any material contract;

•

enter into, amend in any respect, modify in any respect or terminate or engage in, any transactions with any executive officer or director of the Company, any person owning 5% or more of the Company’s Common Stock or Class B Common Stock, any relative of any such person or any entity directly or indirectly controlled by such person;

•

incur or modify in any material respect the terms of any indebtedness for borrowed money, or assume, guarantee or endorse, or become responsible for, the obligations of any person, other than a wholly-owned subsidiary of the Company and other than pursuant to our commercial paper program so long as the borrowings outstanding under such program do not exceed a specified amount at any time;

•	except as disclosed in the Company’s disclosure schedule or to the extent required under any Company benefit plan or arrangement or as required by applicable law:

¡

increase the compensation (including bonus opportunities) or fringe benefits of any of our or our subsidiaries’ directors, executive officers or employees (except in the ordinary course of business consistent with past practice with respect to employees who are not directors, executive officers or parties to a severance agreement with the Company);

¡	grant any severance or termination pay;

¡

enter into any employment, consulting, change-in-control or severance agreement or arrangement with any of our present or former directors, executive officers or employees, except in the ordinary course of business consistent with past practice with respect to employees who are not directors, executive officers or parties to a severance agreement with the Company;

¡	establish, adopt, enter into, freeze or amend in any material respect or terminate any Company benefit plan;

¡

pay, accrue or certify performance level achievement at levels in excess of actually achieved performance in respect of any component of an incentive-based award, or take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability, distribution, settlement or funding under any Company benefit plan;

¡

take any action with respect to salary, compensation, benefits or other terms and conditions of employment that would result in the holder of a change in control or similar agreement having “good reason” to terminate employment and collect severance payments and benefits pursuant to such arrangement; or

¡	terminate the employment of any holder of a change in control or similar agreement other than for “cause” (within the meaning of such agreement);

•

except as may be required by changes in statutory or regulatory accounting rules or generally accepted accounting principles or regulatory requirements, make any material change in any accounting principles;

•	except as required by applicable law:

¡

prepare or file any material tax return inconsistent with past practice or, on any such tax return, take any position, make any election, or adopt any method of accounting that is materially inconsistent with positions taken, elections made or methods of accounting used in preparing or filing similar tax returns in prior periods;

¡	settle or compromise any material tax liability;

¡	file any material amended tax return;

¡	change any annual tax accounting period;

¡	enter into any closing agreement related to any material amount of taxes or consent to any material claim or audit relating to taxes; or

¡	surrender any right to claim any material tax refund;

•

other than with respect to certain stockholder litigation (the settlement of which requires Holdings’ prior written consent), settle or compromise any litigation other than settlements where the amount does not exceed a specified amount (less the amount reserved for such matters by the Company and any insurance coverage applicable to such matters) and the settlement involves only monetary relief;

•

release or permit the release of any person from, waive or permit the waiver of any right under, fail to enforce any provision of, or grant any consent or make any election under, any confidentiality, “standstill” or similar agreement to which we or any subsidiary of ours is a party or take any action to redeem the rights pursuant to the Company’s rights plan or render the rights plan inapplicable to an acquisition proposal or take any action to exempt any person other than Merger Sub and its affiliates from Section 203 of the DGCL, except, in each case, where our board of directors has determined in good faith, after consultation with outside counsel, that our failure to take such action would be inconsistent with its fiduciary duties under applicable law (but in such case only after providing Holdings with prior written notice of such determination);

•

fail to use our reasonable best efforts to renew or maintain our material existing insurance policies or comparable replacement policies, other than in the ordinary course of business consistent with past practice;

•	adopt or enter into any plan of complete or partial liquidation or dissolution of the Company;

•

adopt or enter into any plan of complete or partial liquidation or dissolution of any our subsidiaries, if such liquidation or dissolution would cause any material amount of assets of any of our subsidiaries to be held by any person other than the Company or any of the Company’s wholly-owned subsidiaries or be reasonably expected to result in a material increase in the net tax liability of the Company and its subsidiaries, taken as a whole;

•

take any action that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the merger or the other transactions contemplated by the merger agreement; or

•	agree to take or authorize any of the foregoing actions.

Stockholders Meeting

The merger agreement requires us, as soon as reasonably practicable, to call, give notice of, convene and hold a meeting of our stockholders to adopt the merger agreement and include certain information in this proxy statement. We are required to use reasonable best efforts to solicit from you and other stockholders proxies in favor of the adoption of the merger agreement and take all other action reasonably necessary or advisable to secure the required stockholder votes, unless our board of directors has changed its recommendation in accordance with the merger agreement. Except to the extent our board of directors has determined in good faith, after consultation with outside counsel, that such action is necessary in order to act in a manner consistent with its fiduciary duties under applicable law, our board of directors is required to recommend that our stockholders vote in favor of adoption of the merger agreement and to use its reasonable best efforts to have the merger agreement adopted by our stockholders. In the event that our board of directors has determined in good faith, after consultation with outside counsel, that it is necessary to withdraw (or modify or qualify in a manner adverse to Holdings or Merger Sub) or publicly propose to withdraw (or modify or qualify in a manner adverse to Holdings or Merger Sub) its recommendation that the Company’s stockholders vote to adopt the merger agreement in order to act in a manner consistent with its fiduciary duties under applicable law, we are required to give Holdings at least three business days’ written notice prior to such change of recommendation. Unless the merger agreement is terminated, we are required to call, give notice of, convene and hold the stockholders meeting to adopt the merger agreement, even if our board of directors has changed its recommendation or an acquisition proposal has been commenced, disclosed, announced or submitted to the Company.

No Solicitation of Transactions by Wrigley

We have agreed that we, our subsidiaries and our respective directors and officers will not, and we are required to use our reasonable best efforts to ensure that our and our subsidiaries’ representatives will not, directly or indirectly:

•	initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any acquisition proposal; or

•	engage in any negotiations or discussions concerning, or provide access to our properties, books and records or any confidential information or data to any person relating to, an acquisition proposal.

An “acquisition proposal” is any proposal or offer with respect to a tender offer or exchange offer, proposal for a merger, consolidation or other business combination involving us and/or any of our material subsidiaries or any proposal or offer to acquire in any manner an equity interest representing a 20% or greater economic or voting interest in us or any of our material subsidiaries or the assets, securities or other ownership interests of or in us or any of our subsidiaries representing 20% or more of the consolidated assets or net income of the Company and our subsidiaries. We are required to promptly (and in no event later than 48 hours after receipt) notify Holdings in writing of the receipt of any acquisition proposal (or any request for information or other inquiry or request that could reasonably be expected to lead to an acquisition proposal), keep Holdings reasonably informed on a current basis (and in any event within 48 hours of the occurrence of any material changes, developments, discussions or negotiations, or within 24 hours if any such material changes, developments, discussions or negotiations are received by the Company in writing) of the status and details of any such acquisition proposal, inquiry or request and provide Holdings as soon as practicable (and in any event within 24 hours) after receipt thereof copies of any written acquisition proposal, inquiry or request (including any amendments, modifications or supplements to such acquisition proposal, inquiry or request).

Except as described below, neither we nor our board of directors or any committee thereof may (i) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any acquisition proposal or any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting an acquisition proposal or (ii) execute (or allow any of our subsidiaries to execute) any of the foregoing documents.

Prior to adoption of the merger agreement by our stockholders, however, we or our board of directors are permitted to provide access to our properties, books and records and provide other information and data (subject to providing access, information and data to Holdings and entering into a confidentiality agreement with the relevant third party in accordance with the merger agreement) in response to a request for such information or data or to engage in discussions or negotiations with, a third party who has made an unsolicited bona fide written acquisition proposal, if and only to the extent that before taking any of these actions, we provide the required written notice to Holdings of such matter, we are not in breach of our non-solicitation covenants described in the previous paragraphs, and our board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that:

•	the applicable acquisition proposal constitutes, or would reasonably be expected to constitute or result in, a “superior proposal” from the party that made the applicable acquisition proposal; and

•	the failure to take such action would be inconsistent with our board of directors’ fiduciary duties under applicable law.

For purposes of the merger agreement, “superior proposal” means any acquisition proposal:

•	for more than 80% of our outstanding equity interests or more than 80% of our and our subsidiaries’ consolidated assets, taken as a whole; and

•

on terms that our board of directors determines in good faith, after consultation with our outside legal and financial advisors (taking into account such factors as our board of directors considers to be appropriate including the conditionality, timing and likelihood of consummation of such acquisition proposal) are more favorable to our stockholders from a financial point of view than the transactions contemplated by the merger agreement.

In addition to the above, we can also contact and engage in discussions with any person who has made an unsolicited bona fide written acquisition proposal solely for the purpose of clarifying such acquisition proposal so as to determine whether such acquisition proposal would reasonably be expected to lead to a superior proposal.

Furthermore, if, at any time prior to the adoption of the merger agreement by our stockholders, our board of directors determines that an acquisition proposal that was unsolicited and that did not otherwise result from a breach of our non-solicitation covenants described in the previous paragraphs in any material respect is a superior proposal, we may terminate the merger agreement, our board of directors may approve or recommend the superior proposal to our stockholders, and/or immediately prior to or concurrently with the termination of the merger agreement, we may enter into any agreement, memorandum of understanding, letter of intent or certain other documents with respect to such superior proposal, as applicable, but we may only terminate the merger agreement if:

•

we give Holdings prior written notice that we have received a superior proposal, and specify the identity of the person making such superior proposal and the material terms of such superior proposal, together with copies of any written offer or proposal in respect of such superior proposal;

•

Holdings does not, within four business days following our delivery of the notice of a superior proposal, make an offer that, as determined by our board of directors, results in the acquisition proposal no longer being a superior proposal (it being understood that any amendment to the financial terms or other materials terms of such superior proposal will require delivery to Holdings of a new notice and a new notice period of four business days);

•	if requested by Holdings, we negotiate in good faith with Holdings regarding any revised proposal by Holdings; and

•	prior to or concurrently with such termination, we pay to Holdings the $690 million termination fee.

We have also agreed to terminate, and to cause our subsidiaries and representatives to terminate, any activities, discussions or negotiations with any person regarding any acquisition proposal that were being conducted before the merger agreement was signed.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, each party has agreed to use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, including making filings under the HSR Act and all antitrust laws of foreign jurisdictions for which similar filings are required. In addition, each party agrees to supply additional information that may be requested pursuant to the HSR Act and use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other antitrust law and the receipt of required approvals under any other antitrust law.

In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental entity or private party challenging the merger or any other transaction or agreement contemplated by the merger agreement, we are required to cooperate in all respects with Holdings and Merger Sub and use our reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement.

Notwithstanding anything in the merger agreement to the contrary, none of Holdings, Merger Sub or any of their affiliates will be required to defend, contest or resist any action or proceeding, or to take any action to have vacated, lifted, reversed or overturned any order, in connection with the transactions contemplated by the merger agreement. In addition, none of Holdings, Merger Sub or any of their affiliates will be required to, and the Company may not, without the prior written consent of Holdings, become subject to, consent to, or offer or agree to or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to:

•

sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the surviving corporation in the merger, Holdings, Merger Sub or any of their respective affiliates;

•

conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the surviving corporation in the merger, Holdings, Merger Sub or any of their respective affiliates; or

•

impose any restriction, requirement or limitation on the operation of the business or any portion of the business of the Company, the surviving corporation in the merger, Holdings, Merger Sub or any of their respective affiliates.

If requested by Holdings, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement described in the foregoing paragraph, so long as such requirement is only binding on the Company in the event the merger is consummated.

Employee Benefits

The merger agreement provides that, for a period of two years following the effective time of the merger, the surviving corporation will maintain, for any employee of the Company or any of its subsidiaries who remains employed by the surviving corporation or one of its subsidiaries (the “continuing employees”) annual base salary and wages and annual cash target bonus opportunities that are, in the aggregate, no less favorable than those in effect immediately prior to the effective time of the merger, and will maintain employee benefits (excluding equity-based programs) for such continuing employees providing welfare and retirement benefits that are, in the aggregate, no less favorable than those provided to such continuing employees immediately prior to the effective time of the merger. The merger agreement also provides that the surviving corporation will establish a long-term cash incentive bonus program for the benefit of continuing employees who received equity-based awards under any of the Company’s stock plans, which will provide such continuing employees with a bonus opportunity designed to be no less favorable than the bonus opportunity provided to similarly situated employees of Mars or any of its subsidiaries. With respect to each benefit plan that is maintained for the benefit of continuing employees, the surviving corporation will give continuing employees full credit for service with the Company before the effective time for purposes of determining eligibility to participate and vesting and benefit accruals to the extent such service crediting will not result in a duplication of benefits.

Indemnification and Insurance

The merger agreement provides that, for a period of six years following the effective time of the merger, Holdings and the surviving corporation in the merger will indemnify the present and former directors and officers of Wrigley and its subsidiaries in their capacities as such for certain specified costs arising out of the fact that the indemnified person was an officer, director, fiduciary or agent of Wrigley or any of its subsidiaries to the fullest extent permitted by applicable law.

The merger agreement also provides that, for a period of six years following the effective time, the certificate of incorporation and bylaws of the surviving corporation in the merger will have provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than the provisions contained in Wrigley’s certificate of incorporation and bylaws as of the date of the merger agreement.

The merger agreement provides that the surviving corporation in the merger will maintain for persons who, as of the date of the merger agreement are covered by the Company’s directors’ and officers’ liability insurance policies, directors’ and officers’ liability insurance policies covering a period of six years following the effective time that provide coverage for events occurring prior to the effective time of the merger and that are no less favorable in both amount and terms and conditions of coverage than the existing policies of the Company or, if substantially equivalent insurance coverage is unavailable, the best available coverage. In lieu of having the surviving corporation purchase such a policy, Wrigley or the surviving corporation may, or if requested by Holdings, Wrigley will purchase a six-year “tail” coverage that is no less favorable in both amount and terms and conditions of coverage than existing policies of the Company. In satisfying its obligations, the surviving corporation is not obligated to pay, and the Company shall not pay, aggregate premiums in excess of 300% of the last annual premium paid by Wrigley prior to the date of the merger agreement, in which case the surviving corporation agrees to obtain a policy offering the greatest coverage available for a cost not to exceed such amount.

Financing Commitments; Company Cooperation

Holdings has agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financings on the terms and conditions described in the financing commitment letters (or on revised terms no less favorable in any material respect to Holdings (as determined in the reasonable judgment of Holdings), which terms do not contain any provisions which would reasonably be expected to prevent, materially delay or materially impede the consummation of the financings or the transactions contemplated by the merger agreement), including using its reasonable best efforts to:

•	maintain in effect the financing commitment letters;

•	satisfy on a timely basis all conditions applicable to Holdings and Merger Sub in obtaining the debt financings that are within their control;

•	negotiate definitive agreements with respect to the financings on the terms and conditions contained in the financing commitment letters (including any “flex” provisions); and

•	consummate the financing at or prior to the closing of the merger.

In no circumstance will Holdings, Merger Sub or any of their affiliates be required to commence litigation or bring any other action against the lenders and other persons providing financing to seek to enforce Holdings’, Merger Sub’s or any of their affiliates’ rights under the financing commitment letters or otherwise.

The merger agreement provides that Holdings will not, and will not permit Merger Sub to, agree to or permit any amendment, replacements, supplement or other modification of, or waive any of its material rights under, any of the financing commitment letters or any definitive agreements related to the financing commitment letters (including any and all fee letters), in each case, without the Company’s prior written consent (which consent will not be unreasonably withheld or delayed), except any such amendment, replacement, supplement or other modification to or waiver of any provision of the financing commitment letters or any definitive agreements relating thereto, including any and all fee letters, that amends the financing commitment letters in a manner that would not reasonably be expected to prevent, materially delay or materially impede the consummation of the financing contemplated by the financing commitment letters or the transactions contemplated by the merger agreement. The merger agreement also provides that Holdings and Merger Sub may replace and amend the debt financing commitment letters to add lenders, lead arrangers, book runners, syndication agents or similar entities who had not executed debt financing commitment letters as of the date of the merger agreement so long as any such additions would not reasonably be expected to prevent, materially hinder or materially delay the consummation of the debt financing contemplated by the debt financing commitment letters or the transactions contemplated by the merger agreement.

In the event any portion of the debt financing contemplated by the debt financing commitment letters provided by Goldman Sachs Credit Partners L.P. or JPMorgan becomes unavailable on the terms and conditions contemplated in such debt financing commitment letters, Holdings shall use its reasonable best efforts to arrange to obtain alternative financing in an amount sufficient to consummate the transactions contemplated by the merger agreement and which would not involve terms less favorable in any material respect to Holdings (as determined in the reasonable judgment of Holdings) and would not contain any provisions which would reasonably be expected to prevent, materially impede or materially delay the consummation of the financing or the merger, as promptly as practicable but in no event later than the final day of the marketing period.

Holdings is required to give us prompt notice of any material breach by any party of the financing commitment letters of which Holdings becomes aware or any termination of the financing commitment letters. Holdings is also required to keep us informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange and consummate the financing.

We have agreed to, and have agreed to cause our subsidiaries (and use our reasonable best efforts to cause our and their respective officers, employees and representatives) to, provide such cooperation as may be reasonably requested by Holdings that is necessary or reasonably required in connection with the financing, including:

•	participation in meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies;

•

assisting with the preparation of materials for rating agency presentations, offering documents, bank information memoranda (including delivery of customary representation letters) and similar documents;

•

assisting with preparation of any pledge and security documents, any loan agreement, currency or interest hedging agreement, other definitive financing documents, or other certificates, legal opinions or documents (provided that no obligation of the Company or any of its subsidiaries under any such document will be effective until the effective time);

•	facilitating the pledging of collateral (provided that no pledge will be effective until the effective time);

•

furnishing Holdings and Merger Sub and their financing sources, as promptly as practicable, with financial and other pertinent information regarding the Company as may be reasonably requested by Holdings, including all financial statements and financial data required by the debt financing commitment letters;

•	providing monthly financial statements (excluding footnotes) to the extent the Company customarily prepares such financial statements within the time such statements are customarily prepared; and

•

using reasonable best efforts to cause its independent accountants to cooperate with and assist Holdings in preparing customary and appropriate information packages and offering materials as the parties to the debt financing commitment letters may reasonably request for use in connection with the offering and/or syndication of debt securities, loan participations and other matters contemplated by the debt financing commitment letters.

Debt Tender Offers

We have agreed that, as soon as reasonably practicable after a written request by Holdings to do so, we will use our reasonable best efforts to commence offers to purchase any or all of the outstanding amount and all other amounts due of either or both of our 4.30% senior notes due July 15, 2010 and our 4.65% senior notes due July 15, 2015 (the “notes”) on such terms and conditions, including pricing terms, that are specified, from time to time, by Holdings. In lieu of (or in addition to) commencing a debt tender offer for all or a portion of our notes, we have also agreed to redeem, defease or satisfy and/or discharge the notes, if requested by Holdings.

As of the date of this proxy statement, Holdings does not expect that it will request that we commence a tender offer for (or redeem, defease or satisfy and/or discharge) all or any portion of our notes.

Post-Closing Matters

The merger agreement provides that following the effective time of the merger:

•	the name of the surviving corporation will remain Wm. Wrigley Jr. Company;

•	Mars intends to combine its operations and businesses associated with the manufacture, marketing and distribution of the Skittles® and Starburst® product lines with and into the surviving corporation;

•	the surviving corporation will conduct its business and operations as a separate, stand-alone business unit operating under Mars;

•

Mr. Wrigley, Jr. will be the Executive Chairman (and senior most executive officer) of the surviving corporation, reporting directly to the chief executive officer of Mars, and with responsibility for the business and operations of the surviving corporation; and

•

the surviving corporation will continue with civic and charitable activities and contributions that, in the aggregate, are at the level and of the general nature consistent with past practice of the Company.

Conditions to the Merger

The obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:

•	the requisite adoption of the merger agreement by our stockholders;

•	no federal, state, local or foreign law or order having been enacted, entered, promulgated or enforced that prohibits, restrains or enjoins the completion of the merger;

•	the waiting period or any extension of the waiting period under the HSR Act having been terminated or expired;

•	the required approval by the European Commission under applicable law having been obtained or any applicable waiting period thereunder having been terminated or expired; and

•	all required approvals under any antitrust laws applicable to the merger in Canada having been obtained or any applicable waiting period thereunder having been terminated or expired.

The obligations of Holdings and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•

our representations and warranties regarding certain matters relating to our corporate power and authority to execute and perform under the merger agreement and the absence of a material adverse effect since January 1, 2008 must be true and correct in all respects as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specified date, in which case it need be true and correct only as of that date, and our representations and warranties regarding our capitalization must be true and correct as of the date the merger is completed (except for decreases and except for increases of not more than 0.01% of the number of our outstanding shares, including shares issuable upon exercise of options), except to the extent that a representation or warranty expressly speaks as of a specified date, in which case it need be true and correct only as of that date;

•

all of our other representations and warranties must be true and correct as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specified date, in which case it need be true and correct only as of that date, and except where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality, material adverse effect or similar qualifiers) has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•

our performance in all material respects of our obligations, and our compliance in all material respects with our agreements and covenants in the merger agreement, to be performed, or complied with, at or prior to the effective time of the merger;

•

our delivery to Holdings at closing of a certificate of our Executive Chairman, Chief Executive Officer or Chief Financial Officer with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements; and

•	receipt of all required approvals under any antitrust laws applicable to the merger in Australia or termination or expiration of any applicable waiting period thereunder.

Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•	the representations of Holdings and Merger Sub regarding corporate authority to execute and perform under the merger agreement must be true and correct as of the date the merger is completed;

•

all other representations and warranties of Holdings and Merger Sub must be true and correct as of the date the merger is completed, except where the failure of any such representations and warranties to be so true and correct (without giving effect to any materiality, material adverse effect or similar qualifiers) does not, and would not reasonably be expected to prevent, materially delay or materially impede the consummation of the merger;

•

the performance in all material respects by Holdings and Merger Sub with their obligations, and the compliance in all material respects by Holdings and Merger with their agreements and covenants in the merger agreement to be performed, or complied with, at or prior to the effective time of the merger; and

•

the delivery at closing by each of Holdings and Merger Sub of a certificate of a senior executive officer with respect to the satisfaction of the conditions relating to Holdings’ and Merger Sub’s representations, warranties, covenants and agreements.

Other than conditions pertaining to adoption of the merger agreement by our stockholders at the special meeting, the absence of governmental orders, the expiration or termination of the HSR Act waiting period, approval by the European Commission and Canada under any antitrust laws applicable to the merger or termination or expiration of any waiting periods thereunder, either Wrigley, on the one hand, or Holdings and Merger Sub, on the other hand, may elect to waive conditions to their respective performance and complete the merger. As of the date of this proxy statement, none of the Company, Holdings or Merger Sub has any intention to waive any condition to the completion of the merger.

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after adoption of the merger agreement by the stockholders, as follows:

•	by mutual written agreement of us, Holdings and Merger Sub;

•	by either Holdings or the Company, if:

¡

a governmental entity has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the merger and such order, decree or ruling or other action is or has become final and non-appealable;

¡

the merger has not been consummated on or before April 30, 2009, except that this termination right will not be available to a party if any action of such party or the failure of such party to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time of the merger has been the cause of, or resulted in, the failure of the merger to occur on or prior to such date and such action or failure to perform constitutes a breach of the merger agreement; or

¡	the Company stockholders do not adopt the merger agreement at the special meeting or any postponement or adjournment thereof.

We can terminate the merger agreement under certain circumstances, including if:

•

there is a breach of any representation, warranty, covenant or agreement on the part of Holdings or Merger Sub such that the related conditions to closing the merger would not be satisfied and the breach cannot be cured by April 30, 2009, provided that we are not in material breach of any of our covenants or agreements in the merger agreement and we give Holdings at least 30 days prior written notice of our intention to terminate the merger agreement;

•

all other conditions have been satisfied (other than those conditions that by their terms are to be satisfied at the closing but which conditions would be satisfied if the closing date were the date of such termination) and Holdings fails to consummate the merger on or prior to the final day of the marketing period; or

•

prior to obtaining stockholder adoption of the merger agreement, we receive an unsolicited acquisition proposal that our board of directors determines is a superior proposal that did not otherwise result from a breach by us of our non-solicitation covenants in any material respect, but only after we have provided the required notice to Holdings regarding the superior proposal and provided Holdings with at least four business days (subject to extension in the event of amendment to such superior proposal and during which time we must negotiate in good faith with Holdings regarding any revised proposal by Holdings) to enable Holdings to make an offer that results in the alternative proposal no longer being a superior proposal.

Holdings can terminate the merger agreement under certain circumstances, including if:

•

there is a breach of any of our representations, warranties, covenants or agreements such that the related conditions to closing the merger would not be satisfied and the breach cannot be cured by April 30, 2009, provided that Holdings and Merger Sub are not in material breach of any of their covenants or agreements in the merger agreement and Holdings gives us at least 30 days prior written notice of its intention to terminate the merger agreement; or

•

our board of directors or any committee thereof makes a change in its recommendation that our stockholders adopt the merger agreement or recommends, adopts or approves, or publicly proposes to recommend, adopt or approve, another acquisition proposal or a document related to such acquisition proposal.

Termination Fees and Expenses and Remedies

We have agreed to pay to Holdings a termination fee of $690 million if:

•

we terminate the merger agreement, prior to stockholder adoption of the merger agreement, upon receipt of an unsolicited acquisition proposal that our board of directors determines is a superior proposal that did not otherwise result from a breach by us of our non-solicitation covenants in any material respect, but only after we have provided the required notice to Holdings regarding the superior proposal and provided Holdings with at least four business days (subject to extension in the event of amendment to such superior proposal and during which time we must negotiate in good faith with Holdings regarding any revised proposal by Holdings) to enable Holdings to make an offer that results in the alternative proposal no longer being a superior proposal;

•

Holdings has terminated the merger agreement because our board of directors or a committee thereof has made a change in its recommendation that our stockholders adopt the merger agreement or recommended, adopted or approved, or publicly proposed to recommend, adopt or approve, another acquisition proposal or a document related to such acquisition proposal;

•

the merger agreement is terminated by either us or Holdings due to the failure of the Company stockholders to adopt the merger agreement at the special meeting or any postponement or adjournment thereof; and

¡

prior to the taking of a vote to adopt the merger agreement at the stockholder meeting (including any postponement or adjournment thereof), an acquisition proposal has been made or communicated to our senior management or board of directors or publicly announced or publicly made known to our stockholders and has not been withdrawn; and

¡	within 12 months after the termination, we enter into a definitive agreement with respect to any acquisition proposal or a transaction pursuant to any acquisition proposal is completed;

•	the merger agreement is terminated by either us or Holdings because the merger is not completed prior to April 30, 2009; and

¡

prior to termination, an acquisition proposal has been made or communicated to our senior management or board of directors or publicly announced or publicly made known to our stockholders and has not been withdrawn; and

¡	within 12 months after the termination, we enter into a definitive agreement with respect to any acquisition proposal or a transaction pursuant to any acquisition proposal is completed; or

•

the merger agreement is terminated by Holdings due to a material breach by us of our representations, warranties, covenants or agreements such that the related conditions to Holdings’ and Merger Sub’s obligations to consummate the merger would not be satisfied and such breach cannot be cured by the termination date; and

¡

prior to such breach, an acquisition proposal has been made or communicated to our senior management or board of directors or publicly announced or publicly made known to our stockholders and has not been withdrawn; and

¡	within 12 months after the termination, we enter into a definitive agreement with respect to any acquisition proposal or a transaction pursuant to any acquisition proposal is completed.

For purposes of determining whether a termination fee is payable by us, an “acquisition proposal” is any proposal or offer with respect to a tender offer or exchange offer, proposal for a merger, consolidation, or other business combination involving us and/or any of our material subsidiaries or any proposal or offer to acquire in any manner an equity interest representing a more than 50% economic or voting interest in us or any of our subsidiaries or the assets, securities or other ownership interests of or in us or any of our material subsidiaries representing more than 50% of the consolidated asset or net income of the Company and our subsidiaries.

Mars has agreed to pay us a termination fee of $1 billion if:

•

we terminate the merger agreement because there has been a breach of any representation, warranty, covenant or agreement on the part of Holdings or Merger Sub such that the related conditions to our obligation to effect the closing of the merger would not be satisfied and the breach cannot be cured by April 30, 2009, provided that we are not then in material breach of any of our covenants or agreements in the merger agreement and we give Holdings at least 30 days prior written notice of our intention to terminate the merger agreement (and at the time of such termination there is no state of facts or circumstances that would reasonably be expected to cause the mutual closing conditions and the conditions to the obligations of Holdings and Merger Sub to effect the closing not to be satisfied on or prior to April 30, 2009);

•

we terminate the merger agreement because all other conditions have been satisfied (other than those conditions that by their terms are to be satisfied at the closing but which conditions would be satisfied if the closing date were the date of such termination) and Holdings fails to consummate the merger on or prior to the final day of the marketing period; or

•

we or Holdings terminate the merger agreement because (i) the closing has not occurred on or before April 30, 2009 for the failure to satisfy certain closing conditions due to failure to receive any required consent or clearance under applicable antitrust laws from a governmental entity of a competent jurisdiction or any action by any governmental entity of a competent jurisdiction to prevent the merger for antitrust reasons or (ii) a governmental entity has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the merger that is or has become final and nonappealable due to the denial of any approval required under applicable antitrust laws or the taking of any other action by any antitrust or competition governmental entity, if, in either case, all of the other mutual conditions to closing and the conditions to the obligations of Holdings and Merger Sub to effect the closing (other than those conditions that by their terms are to be satisfied at the closing but which conditions would be satisfied if the closing date were the date of such termination) have been satisfied.

Our right to receive payment of the termination fee by Mars is our and our affiliates’ sole and exclusive remedy against Mars, Holdings, Merger Sub or any of their related persons for any loss or damage suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform under the merger agreement or otherwise, except that Holdings will also be obligated under the provisions of the merger agreement relating to confidentiality and Mars will also be obligated to reimburse the Company’s expenses and indemnify the Company against liabilities and losses in connection with the debt financing and any tender offer for, or redemption of, all or any portion of our notes, except in certain specified circumstances, and to reimburse the Company’s expenses incurred in connection with any action taken to collect the termination fee payable by Mars if Mars fails to pay such fee when due. Mars’ obligations under and in respect of the merger agreement and the transactions contemplated thereby are limited to the payment of the $1 billion termination fee and such expense reimbursement and indemnity obligations, subject to termination of such obligations in accordance with the merger agreement, including in the event we or any of our affiliates assert in any proceeding that the limitations on Mars’ obligations or any of the limitations on the liability of Mars or its related persons are illegal, invalid or unenforceable or assert any other theory of liability against Mars or any of its related persons. We have further agreed in the merger agreement that the maximum aggregate liability of Mars, Holdings and Merger Sub in connection with the merger agreement is limited to $1 billion (inclusive of payment of the termination fee by Mars) plus Mars’ specified expense reimbursement and indemnity obligations, if any, and that neither we nor any of our affiliates will seek to recover any damages, judgment or other recovery of any kind against Mars, Holdings or Merger Sub in excess of such liability limitation or seek to recover any damages, judgment or other recovery of any kind against any related persons of Mars, Holdings or Merger Sub.

Holdings and Merger Sub are entitled to an injunction to prevent our breach of the merger agreement and to enforce specifically the merger agreement against us. However, we are not entitled to an injunction or injunctions to prevent any breaches of the merger agreement by Mars, Holdings or Merger Sub or to enforce specifically the terms and provisions of the merger agreement or otherwise obtain any equitable relief or remedy against Mars, Holdings or Merger Sub (except that we will be entitled to an injunction solely to prevent any breach by Holdings or Merger Sub under the provisions of the merger agreement relating to confidentiality).

Amendment and Waiver

Subject to applicable law, the merger agreement may be amended by the written agreement of the Company, Holdings and Merger Sub at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders. However, if the merger agreement has already been adopted by our stockholders and under applicable law such amendment would require a further adoption by the Company’s stockholders, an amendment may not be made without such further adoption.

The merger agreement also provides that, at any time prior to the effective time of the merger, any party may, by written agreement:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement which may be legally waived.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock and Class B Common Stock as of May 9, 2008, for each director and named executive officer, and by all directors and executive officers of the Company as a group.

Name(1)	Common Stock (#)*	Common Stock Units (#)(2)	Options Currently Exercisable or within 60 days (#)	Class B Common Stock (#)	Total Stock and Stock Based Holdings (#)
John F. Bard	11,899	11,807	107,687	3,198	134,591
Howard B. Bernick	20,000	14,661	20,187	5,000	59,848
Thomas A. Knowlton	5,000	14,245	20,187	1,250	40,682
William D. Perez	5,000	271	208,500	0	213,771
John Rau	1,000	3,275	6,187	250	10,712
Melinda Rich	1,847	11,854	20,187	461	34,349
Steven B. Sample	2,000	11,526	20,187	500	34,213
Alex Shumate	1,000	10,587	16,437	50	28,074
Richard K. Smucker	7,454	57,026	20,187	1,843	86,510
William Wrigley, Jr. (3)	8,123,050	53,053	716,937	25,454,175	34,347,215
Reuben Gamoran	65	28,225	125,212	15	153,517
Peter R. Hempstead	19,364	63,384	421,368	2,105	506,221
Dushan Petrovich	31,388	31,253	180,118	10,199	252,958
All Directors and executive officers as a group — (29)	8,250,437	524,288	2,657,361	25,478,843	36,910,929

(1)

Includes restricted stock held by directors and executive officers over which they have voting power but not investment power, shares held directly or in joint tenancy, shares held in trust, by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power. Unless otherwise noted, each individual or member of the group has sole voting and investment power with respect to the shares shown in the table above. No director or executive officer, except Mr. William Wrigley, Jr., owns more than two-tenths of one percent of the total outstanding shares of either class of Common Stock. Mr. Wrigley, Jr. beneficially owns 3.70% of the shares of Common Stock outstanding and 45.80% of the shares of Class B Common Stock outstanding.

(2)

Indicates the nonvoting share units credited to the account of the named individual or members of the group, as applicable, under the Deferred Compensation Program for Non-employee Directors and the Stock Deferral Program for Non-employee Directors and with respect to employees, as credited pursuant to deferred compensation elections under various programs of the Company’s management incentive plans.

(3)

Includes 7,056,337 shares of Common Stock and 24,593,597 shares of Class B Common Stock held in various trusts for the benefit of Mr. Wrigley, Jr. and/or members of his family and also includes 960,000 shares of Common Stock and 840,000 shares of Class B Common Stock held by a corporation. Mr. Wrigley, Jr. has sole voting power over 1,815,426 shares of Common Stock and 868,522 shares of Class B Common Stock listed in the table above, including 960,000 shares of Common Stock and 840,000 shares of Class B Common Stock (held by a corporation) as to which Mr. Wrigley, Jr. has sole voting power pursuant to an irrevocable proxy granted to him of indeterminate duration (depending on the occurrence of certain events), but as to which he has no investment power. Mr. Wrigley, Jr. has sole investment power over 855,426 shares of Common Stock and 28,522 shares of Class B Common Stock. Together with Wrigley Private Trust Company (see footnote 2 on page 82), as trustee of various trusts for the benefit of Mr. Wrigley, Jr. and/or members of his family, Mr. Wrigley, Jr. shares voting and investment power over 7,024,561 shares of Common Stock and 24,585,653 shares of Class B Common Stock. Of the total shares shown in the table above for Mr. Wrigley, Jr., he disclaims any beneficial interest in 7,211,816 shares of Common Stock and 9,813,407 shares of Class B Common Stock.

(4)	Includes 1,849 shares of Common Stock and 147 shares of Class B Common Stock held by members of Mr. Petrovich’s family.

(5)	Includes 7,027,182 shares of Common Stock and 24,585,982 shares of Class B Common Stock over which members of the group share voting or investment power.

*

Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Assuming conversion of the shares of Class B Common Stock into shares of Common Stock, the percentage of Common Stock owned beneficially would be 13.82% for Mr. Wrigley, Jr. and 15.11% for all directors and executive officers as a group. No other individual named or member of the group would own beneficially more than two-tenths of one percent of the Common Stock as a result of the conversion.

ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

As of May 9, 2008, the Company’s records and other information available from outside sources indicated that the following stockholders were beneficial owners of more than five percent of the outstanding shares of the Company’s Common Stock or Class B Common Stock. The information below is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of either class of the Company’s Common Stock. Due to their substantial stock holdings, the below-listed stockholders may each be deemed a “control person” of the Company under applicable regulations of the Securities and Exchange Commission.

	Amount and Nature of Beneficial Ownership
	Common Stock*		Class B Common Stock
Name	Shares (#)	Percent of Class (%)	Shares (#)	Percent of Class (%)
William Wrigley, Jr. (1)(2) 410 N. Michigan Avenue Chicago, Illinois 60611	8,839,987	4.09	25,454,175	45.80
William J. Hagenah, III (3) One Northfield Plaza Northfield, Illinois 60693	7,795,164	3.60	11,862,346	21.34
Capital Research Global Investors (4) 333 South Hope Street 55th Floor Los Angeles, CA 90071	14,824,100	6.85	0	0
AXA Financial, Inc. (5) 1290 Avenue of the Americas New York, NY 10104	27,617,125	12.76	0	0

(1)

Includes 7,024,561 shares of Common Stock and 24,585,653 shares of Class B Common Stock held in various trusts for the benefit of Mr. Wrigley, Jr. and/or members of his family over which Wrigley Private Trust Company (“WPTC”) is trustee, includes 31,776 shares of Common Stock and 7,944 shares of Class B Common Stock held in another trust for the benefit of Mr. Wrigley, Jr. and/or members of his family over which Mr. Wrigley, Jr. is trustee, and also includes 960,000 shares of Common Stock and 840,000 shares of Class B Common Stock held by a corporation. Mr. Wrigley, Jr. has sole voting power over 1,815,426 shares of Common Stock and 868,522 shares of Class B Common Stock listed in the table above, including 960,000 shares of Common Stock and 840,000 shares of Class B Common Stock (held by a corporation) as to which Mr. Wrigley, Jr. has sole voting power pursuant to an irrevocable proxy granted to him of indeterminate duration (depending on the occurrence of certain events), but as to which he has no investment power. Mr. Wrigley, Jr. has sole investment power over 855,426 shares of Common Stock and 28,522 shares of Class B Common Stock. Together with WPTC, as trustee of various trusts for the benefit of Mr. Wrigley, Jr. and/or members of his family, Mr. Wrigley, Jr. shares voting and investment power over 7,024,561 shares of Common Stock and 24,585,653 shares of Class B Common Stock. Of the total shares shown in the table above for Mr. Wrigley, Jr., he disclaims any beneficial interest in 7,211,816 shares of Common Stock and 9,813,407 shares of Class B Common Stock. The Common Stock listed in the table above includes Exercisable Options (see Security Ownership Table on page 80) and excludes the nonvoting Common Stock Units (see footnote 2 to the Security Ownership Table on page 80).

(2)

On October 24, 2007, Mr. Wrigley, Jr. resigned as trustee of trusts for the benefit of himself and/or members of his family, exercised his right of substitution and appointed his affiliate, WPTC, as the successor trustee. Mr. Wrigley, Jr. made this appointment to facilitate the administration of the trusts and for estate planning purposes. As the trustee of these trusts, WPTC became the record owner of 7,024,561 shares of Common Stock and 24,585,653 shares of Class B Common Stock. A revocable trust for the benefit of Mr. Wrigley, Jr. owns all of the outstanding stock of WPTC. Mr. Wrigley, Jr. is the sole trustee of this trust and as a result, has the power to remove any director of WPTC and elect new directors. Mr. Wrigley, Jr. is a director of WPTC along with four other directors.

(3)

Of the shares listed, Mr. Hagenah, III has sole voting power and investment power over 7,155,164 shares of Common Stock and 11,302,346 shares of Class B Common Stock and shared voting and investment power over 640,000 shares of Common Stock and 560,000 shares of Class B Common Stock. Of the total shares shown in the table above for Mr. Hagenah, III, he disclaims beneficial ownership of 6,541,922 shares of Common Stock and 9,845,445 shares of Class B Common Stock.

(4)

Based upon the statement on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2008, Capital Research Global Investors, a division of Capital Research Management Company, has sole voting power over 5,670,000 shares of Common Stock and sole dispositive power over 14,824,100 shares of Common Stock.

(5)

Based on the statement on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 which reported on behalf of AXA Assurances I.A.R.D. Mutuelle and various other entities. According to the Schedule 13G, each of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA has sole voting power over 18,198,606 shares of Common Stock, shared voting power over 3,346,475 shares of Common Stock, sole dispositive power over 27,602,847 shares of Common Stock and shared dispositive power of 14,278 shares of Common Stock; AXA Financial, Inc. has sole voting power over 18,188,299 shares of Common Stock, shared voting power over 3,346,475 shares of Common Stock, sole dispositive power over 27,589,420 shares of Common Stock and shared dispositive power of 14,278 shares of Common Stock.

*

Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock into shares of Common Stock on a share-for-share basis. In such event, the percentage of Common Stock beneficially owned would be 13.82% for Mr. Wrigley, Jr., and 8.61% for Mr. William J. Hagenah, III.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of stockholders of Wrigley. However, if the merger is not completed, Wrigley’s public stockholders will continue to be entitled to attend and participate in Wrigley stockholders’ meetings. If the merger is not completed and any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2009 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 — Stockholder Proposals) and received by the Secretary of the Company on or before October 14, 2008. Stockholder proposals to be presented at the 2009 Annual Meeting of Stockholders which are not to be included in the Company’s proxy materials must be received by the Company no earlier than November 12, 2008, nor later than December 12, 2008, in accordance with the procedures in the Company’s Bylaws.

OTHER MATTERS

At this time, we know of no other matters to be submitted to our stockholders at the special meeting or any adjournment or postponement of the special meeting. If any other matters properly come before the special meeting or any adjournment or postponement of the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent in accordance with their judgment.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that Wrigley has previously filed with the SEC. These documents contain important information about Wrigley and its financial condition and are incorporated by reference into this proxy statement.

The following Wrigley filings with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	Quarterly Report on Form 10-Q for the first fiscal quarter ended March 31, 2008;

•	Current Reports on Form 8-K with filing dates of May 19, 2008, April 30, 2008, April 28, 2008, March 13, 2008, February 4, 2008 and January 15, 2008; and

•	Current Report on Form 8-K/A with a filing date of May 20, 2008.

Wrigley also incorporates by reference into this proxy statement additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting of Wrigley stockholders or the termination of the merger agreement. These documents deemed incorporated by reference include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy and information statements.

You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Wm. Wrigley Company Jr.

Wrigley Building

410 North Michigan Avenue

Chicago, Illinois 60611

Attention: Stockholder Relations

Telephone: 1-800-874-0474

If you would like to request documents from us, please do so by             , 2008, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available at the Investors section of our corporate website, http://www.wrigley.com.

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Telephone: (877) 825-8631

MISCELLANEOUS

Wrigley has supplied all information relating to Wrigley and Holdings and Merger Sub have supplied all of the information relating to Mars, Holdings and Merger Sub, contained in “Summary Term Sheet — The Companies” and “The Companies.”

You should not send in your Wrigley certificates until you receive the transmittal materials from the paying agent. Our record stockholders who have further questions about their share certificates or the exchange of our Common Stock or Class B Common Stock for cash should contact the paying agent.

You should rely only on the information contained in this proxy statement to vote on the proposal to adopt the merger agreement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

This proxy statement is dated             , 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A — Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

AMONG

WM. WRIGLEY JR. COMPANY,

MARS, INCORPORATED,

NEW UNO HOLDINGS CORPORATION

AND

NEW UNO ACQUISITION CORPORATION

Dated as of April 28, 2008

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Acquisition Proposal	A-36
Acquisition Proposal Documentation	A-38
Actions	A-15
affiliate	A-58
Agreement	A-1
Alternative Financing	A-44
Anti-Takeover Statutes	A-21
Antitrust Law	A-42
Book-Entry Shares	A-3
business day	A-58
Bylaws	A-9
Certificate of Incorporation	A-9
Certificate of Merger	A-2
Certificates	A-3
Change of Recommendation	A-34
Class B Common Shares	A-3
Class B Common Stock	A-3
Closing	A-1
Closing Date	A-2
Code	A-16
Common Shares	A-3
Common Stock	A-3
Company	A-1
Company Common Stock	A-3
Company Disclosure Schedule	A-8
Company Employees	A-15
Company Plan	A-15
Company Requisite Votes	A-11
Company Rights	A-9
Company Securities	A-10
Company Stock Plans	A-4
Company Termination Fee	A-53
Confidentiality Agreement	A-36
Continuing Employee	A-39
Contract	A-12
control	A-58
controlled	A-58
controlled by	A-58
Costs	A-40
D&O Insurance	A-41
Debt Financing	A-27
Debt Financing Commitment Letters	A-27
Debt Tender Offer	A-46
Deferred Compensation Plans	A-5
Deferred Payment	A-5
DGCL	A-1
Dissenting Shares	A-7
DOJ	A-42
Effective Time	A-2

employee benefit plan	A-15
Environmental Laws	A-22
Environmental Permits	A-23
Equity Financing	A-27
Equity Financing Commitment Letters	A-27
ERISA	A-15
ERISA Affiliate	A-16
Exchange Act	A-12
Filed SEC Reports	A-13
Financial Advisors	A-21
Financing	A-27
Financing Commitment Letters	A-27
Foreign Antitrust Laws	A-12
FTC	A-42
generally accepted accounting principles	A-58
Governmental Entity	A-12
Holdings	A-1
Holdings Disclosure Schedule	A-25
HSR Act	A-12
Indemnified Parties	A-40
Indenture	A-11
Infringe	A-21
Intellectual Property	A-22
IRS	A-16
knowledge	A-59
Law	A-12
Leases	A-19
Liability Limitation	A-55
Licenses	A-13
Lien	A-10
Marketing Period	A-44
Material Adverse Effect	A-8
Material Contract	A-24
Materials of Environmental Concern	A-23
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
Multiemployer Plan	A-15
Non-US Plans	A-15
Notes	A-10
Notice of Superior Proposal	A-38
Notice Period	A-38
Option	A-3
Option Cash Payment	A-4
Order	A-12
Owned Real Property	A-19
Parent	A-1
Parent Equity Commitment Letter	A-27

A-iv

Parent Obligations	A-55
Paying Agent	A-5
PBGC	A-17
Permitted Liens	A-59
person	A-59
Preferred Stock	A-9
Proxy Statement	A-20
Recommendation	A-34
Related Persons	A-55
Release	A-23
Representatives	A-36
Required Information	A-46
Restricted Shares	A-4
Reverse Termination Fee	A-54
Rights Plan	A-9
Sarbanes-Oxley Act	A-13
SEC	A-13

SEC Reports	A-13
Securities Act	A-12
Senior Debt Commitment Letter	A-27
Shares	A-3
Stock Unit Payment	A-4
Stock Units	A-4
Stockholders Meeting	A-34
subsidiaries	A-59
subsidiary	A-59
Subsidiary Securities	A-10
Superior Proposal	A-38
Surviving Corporation	A-1
Surviving Corporation Plan	A-39
Tax Return	A-60
Taxes	A-59
Termination Date	A-52
under common control with	A-58
WARN	A-18

A-v

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of April 28, 2008 (this “Agreement”), among Wm. Wrigley Jr. Company, a Delaware corporation (the “Company”), Mars, Incorporated, a Delaware Corporation (“Parent”), New Uno Holdings Corporation, a Delaware corporation (“Holdings”) and New Uno Acquisition Corporation, a Delaware corporation (“Merger Sub”).

WHEREAS, the Board of Directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement with Parent, Holdings and Merger Sub providing for the merger (the “Merger”) of Merger Sub with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth herein, (ii) approved this Agreement in accordance with the DGCL, upon the terms and subject to the conditions set forth herein, and (iii) resolved to recommend the adoption of this Agreement by the stockholders of the Company; and

WHEREAS, the Boards of Directors of Parent, Holdings and Merger Sub have each approved this Agreement and declared it advisable for Parent, Holdings and Merger Sub, respectively, to enter into this Agreement providing for the Merger in accordance with the DGCL, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Holdings, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

SECTION 1.2 Closing; Effective Time. Subject to the provisions of Article VII, the closing of the Merger (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, as soon as practicable, but in no event later than the third business day after the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but the Closing shall be subject to the satisfaction or waiver of those conditions); provided, however, that notwithstanding the satisfaction or waiver of the conditions set forth in Article VII, Holdings and Merger Sub shall not be required to effect the Closing until the earlier of (a) a date during the Marketing Period specified by Holdings on no less than three business days’ notice to the Company and (b) the final day of the Marketing Period (or the Closing may be consummated at such other place or on such other date as Holdings and the Company may mutually agree). The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and as is agreed to by the parties hereto, being hereinafter referred to as the “Effective Time”) and shall make all other filings or recordings required under the DGCL or other applicable law in connection with the Merger.

SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.4 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of the Company shall be amended as a result of the Merger so as to read in its entirety as set forth in Exhibit A hereto, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by law.

(b) At the Effective Time, the bylaws of the Company shall be amended so as to read in their entirety as set forth in Exhibit B hereto, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and as provided by law.

SECTION 1.5 Directors and Officers. The directors of the Company immediately prior to the Effective Time shall submit their resignations to be effective as of the Effective Time. Upon the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office until the earlier of his or her resignation or removal.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF THE CONSTITUENT CORPORATIONS

SECTION 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or the holders of any of the following securities:

(a) Each share of Common Stock, no par value per share, of the Company (the “Common Stock”) and Class B Common Stock, no par value per share, of the Company (the “Class B Common Stock” and together with the Common Stock, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time, other than any shares of Common Stock (“Common Shares”) or shares of Class B Common Stock (“Class B Common Shares” and together with the Common Shares, the “Shares”) to be canceled pursuant to Section 2.1(b) or to remain outstanding pursuant to Section 2.1(c) and any Dissenting Shares, shall be converted into the right to receive $80.00 in cash (the “Merger Consideration”) payable to the holder thereof, without interest, upon surrender of such Shares in the manner provided in Section 2.4, less any required withholding taxes.

(b) Each Share held in the treasury of the Company or owned by Holdings or Merger Sub immediately prior to the Effective Time shall be canceled and shall cease to exist without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) Each Share owned by any wholly-owned subsidiary of the Company immediately prior to the Effective Time shall remain outstanding following the Effective Time and no Merger Consideration shall be delivered with respect to such Shares.

(d) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

(e) Except as set forth in Sections 2.1(b) and (c) and Section 2.5, (i) at the Effective Time, all Shares (including Restricted Shares (as defined below)) shall cease to be outstanding, shall automatically be cancelled and shall cease to exist and (ii) the holders of certificates (the “Certificates”) or book entry shares (“Book-Entry Shares”) which immediately prior to the Effective Time represented such Shares (including Restricted Shares) shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 2.3, the Merger Consideration.

SECTION 2.2 Treatment of Options, Restricted Shares, Stock Units, and Deferred Compensation Plans.

(a) The Company shall take all action necessary so that, immediately prior to the Effective Time, each option to purchase Shares (an “Option”) granted under the Company’s 2007 Management Incentive Plan or the Company’s 1997 Management Incentive Plan (collectively, the “Company Stock Plans”) that, in each case, is outstanding and unexercised as of the Effective Time (whether vested or unvested) shall be adjusted by the Company Stock Plan committee or the Compensation Committee of the Company’s Board of Directors (pursuant to its authority under Section 1.7 of the Company’s 2007 Management Incentive Plan and Section 1.6 of the Company’s 1997 Management Incentive Plan) as of the Effective Time and shall be converted into the right of the holder to receive from the Surviving Corporation an amount in cash equal to the product of (A) the total number of Shares previously subject to such Option and (B) the excess, if any, of the Merger Consideration over the exercise price per Share set forth in such Option, less any required withholding taxes (the “Option Cash Payment”) and as of the Effective Time shall cease to represent an option to purchase Shares, shall no longer be outstanding and shall automatically cease to exist, and each holder of an Option shall cease to have any rights with respect thereto, except the right to receive the Option Cash Payment. The Option Cash Payment shall be made promptly (and in any event within 15 business days) following the Effective Time.

(b) The Company shall take all action necessary so that each Share granted subject to vesting or other lapse restrictions pursuant to any Company Stock Plan (collectively, “Restricted Shares”) which is outstanding immediately prior to the Effective Time shall vest and become free of such restrictions as of the Effective Time and at the Effective Time the holder thereof shall, subject to this Article II, be entitled to receive the Merger Consideration pursuant to Section 2.1(a).

(c) The Company shall take all action necessary so that, immediately prior to the Effective Time, each award of a right under any Company Stock Plan (other than awards of Options or Restricted Shares, the treatment of which is specified in Section 2.2(a) and Section 2.2(b), respectively) (including the Company’s Long Term Stock Grant Program) entitling the holder thereof to Shares or cash equal to or based on the value of Shares (such awards, collectively, “Stock Units”) that, in each case, is outstanding or payable as of the Effective Time pursuant to the applicable program under the Company’s Stock Plan, shall be adjusted by the Company Stock Plan committee as of the Effective Time and shall be converted into the right of the holder to receive an amount in cash equal to the product of (A) the number of Shares subject to such Stock Unit, to the extent earned and satisfying the applicable performance conditions at the Effective Time in respect of the portion of the applicable performance or grant cycle that has elapsed through the Effective Time (or, in the case of Stock Units subject to time-based vesting conditions that, by the terms of the award documents, automatically vest in full or in part upon the Effective Time, the number of such Shares subject to such Stock Unit that so vest by such terms), and (B) the Merger Consideration, less any required withholding taxes (the “Stock Unit Payment”), and shall cease to represent a right to receive a number of Shares or cash equal to or based on the value of Shares. The Stock Unit Payment shall be made promptly (and in any case within 15 business days) following the Effective Time. The Company shall take all action necessary so that, as of the Effective Time, all Stock Units shall no longer be outstanding and shall automatically cease to exist, and each holder of a Stock Unit shall cease to have any rights with respect to Shares or cash equal to or based on the value of Shares, except the right to receive the Stock Unit Payment, and so that no portion of any outstanding performance or grant cycle shall continue after the Effective Time and no Stock Units shall be or become earned in respect thereof, and all unearned or unvested Stock Units shall be cancelled.

(d) The Company shall take all action necessary so that all account balances (whether or not vested) under any Company Plan that provides for the deferral of compensation and represents amounts notionally invested in a number of Shares or otherwise provides for distributions or benefits that are calculated based on the value of a Share (collectively, the “Deferred Compensation Plans”), shall be adjusted by the applicable Company Plan committee as of the Effective Time, and shall be converted into a right of the holder to receive, at the time specified in the applicable Company Plan and related deferral documents, an amount in cash equal to the product of (A) the number of Shares previously deemed invested under or otherwise referenced by such account and (B) the Merger Consideration, less any required withholding taxes (the “Deferred Payment”) and shall cease to represent a right to receive a number of Shares or cash equal to or based on the value of a number of Shares. The Company shall take all action necessary so that, as of the Effective Time, each holder of any such account shall cease to have any rights with respect to Shares or cash equal to or based on the value of Shares, except the right to receive the Deferred Payment.

SECTION 2.3 Surrender of Shares.

(a) Prior to the Effective Time, Holdings shall designate a paying agent (the “Paying Agent”) reasonably acceptable to the Company for the payment of the Merger Consideration as provided in Section 2.1(a). At or prior to the Closing, Holdings shall deposit (or cause to be deposited) with the Paying Agent, for the benefit (from and after the Effective Time) of the holders of Certificates or Book-Entry Shares, cash in an amount sufficient to make all payments pursuant to Section 2.3(b). Such funds may be invested by the Paying Agent as directed by Holdings or, after the Closing, the Surviving Corporation; provided that (a) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Company Common Stock, and following any losses Holdings or the Surviving Corporation shall promptly deposit (or cause to be deposited) additional funds to the Paying Agent for the benefit of the stockholders of the Company in the amount of any such losses, and (b) such investments shall be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. Any interest or income produced by such investments will be payable to the Surviving Corporation or Holdings, as Holdings directs.

(b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of a Certificate or a Book-Entry Share (other than Certificates or Book-Entry Shares representing Shares to be canceled pursuant to Section 2.1(b) or to remain outstanding pursuant to Section 2.1(c)), a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) and instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such Shares for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate or of Book-Entry Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor cash in an amount equal to the Merger Consideration for each Share formerly represented by such Certificate or Book-Entry Shares (less any required withholding taxes) and such Certificate or Book-Entry Shares shall then be canceled. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable in respect of the Certificates or Book-Entry Shares. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that the Certificate or Book-Entry Share so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by, and in accordance with, this Section 2.3(b), each Certificate and each Book-Entry Share (other than Certificates or Book-Entry Shares representing Shares to be canceled pursuant to Section 2.1(b) or to remain outstanding pursuant to Section 2.1(c) or the Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration as contemplated by this Article II.

(c) At any time following the date that is twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which have been deposited with the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable (without interest) upon due surrender of their Certificates or Book-Entry Shares. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration. None of Parent, Holdings, Merger Sub, the Company, Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any Merger Consideration remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interests of any person previously entitled thereto. The Merger Consideration paid in accordance with the terms of this Article II in respect of Certificates or Book-Entry Shares that have been surrendered in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares represented thereby.

(d) After the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares that were outstanding prior to the Effective Time. After the Effective Time, Certificates or Book-Entry Shares presented to the Surviving Corporation for transfer shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth in, this Article II.

(e) Notwithstanding anything in this Agreement to the contrary, Holdings, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of Shares, Options, Restricted Shares, Stock Units or accounts under a Deferred Compensation Plan pursuant to this Agreement any amount as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax (as defined below) laws. To the extent that amounts are so properly withheld by Holdings, the Surviving Corporation or the Paying Agent, as the case may be, and are paid over to the appropriate Governmental Entity in accordance with applicable law, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, Options, Restricted Shares, Stock Units or accounts under a Deferred Compensation Plan in respect of which such deduction and withholding was made by Holdings, the Surviving Corporation or the Paying Agent, as the case may be.

(f) In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Paying Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Paying Agent will deliver in exchange for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares represented by such Certificate pursuant to this Article II.

SECTION 2.4 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding Shares (or securities convertible or exchangeable into or exercisable for Shares)

shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, merger or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be correspondingly adjusted to reflect such change.

SECTION 2.5 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders of Shares who have not voted such Shares in favor of adoption of the Merger Agreement and who have properly demanded and perfected their rights to be paid the fair value of such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or shall effectively waive, withdraw or lose such holder’s rights under Section 262 of the DGCL, such holder’s Shares shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration, as set forth in Section 2.1 of this Agreement, without any interest thereon.

(b) The Company shall give Holdings (i) prompt notice of any appraisal demands received by the Company, withdrawals thereof and any other instruments served pursuant to Section 262 of the DGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of appraisal rights (or offers or attempts to settle the same) under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Holdings, make any payment with respect to any such exercise of appraisal rights or offer to settle or settle any such rights.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Holdings and Merger Sub that, (i) except as set forth on the Company Disclosure Schedule delivered by the Company to Holdings and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Schedule”), it being understood and agreed that each item in a particular section of the Company Disclosure Schedule applies only to such section and to any other section to which its relevance is reasonably apparent and (ii) other than with respect to Sections 3.3(a), 3.7(a), 3.7(b) and Section 3.8(a), except as disclosed in the Filed SEC Reports (as defined below) filed prior to the date of this Agreement (excluding any disclosures set forth in any section of a Filed SEC Report entitled “Risk Factor” or “Forward-Looking Statements” or any other disclosures included in such filings to the extent that they are cautionary, predictive or forward-looking in nature):

SECTION 3.1 Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except, in the case of any subsidiary of the Company, where any such failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed to do business in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for any such failure to be so qualified or licensed which would not, individually or in the aggregate, have a Material Adverse Effect. “Material Adverse Effect” means any change, effect, event or circumstance that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, other than any change, effect or circumstance to the extent resulting from (i) changes in general economic, financial market or geopolitical conditions, (ii) general changes or developments in the industry in which the Company and its subsidiaries operate, (iii) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its subsidiaries to the extent due to the announcement and performance of this Agreement or the identity of Parent or Holdings, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein (in each case, other than in respect of Section 3.5), (iv) any actions required under this Agreement to obtain any approval or authorization required under applicable antitrust or competition laws for the consummation of the Merger, (v) changes in any applicable laws or regulations or applicable accounting regulations or principles or interpretations thereof, (vi) any outbreak or escalation of hostilities or war or any act of terrorism or (vii) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect); provided that, in the case of the immediately preceding clauses (i), (ii), (v) and (vi), such changes, effects or circumstances do not affect the Company or its subsidiaries disproportionately relative to other companies operating in the same industry.

SECTION 3.2 Certificate of Incorporation and Bylaws. The Company has heretofore furnished or otherwise made available to Holdings a complete and correct copy of the restated certificate of incorporation, as amended to date (the “Certificate of Incorporation”), and the bylaws (the “Bylaws”) of the Company as currently in effect. The Certificate of Incorporation and the Bylaws are in full force and effect and no other organizational documents are applicable to or binding upon the Company. The Company is not in violation of any provisions of its Certificate of Incorporation or Bylaws.

SECTION 3.3 Capitalization

(a) The authorized capital stock of the Company consists of (i) 1,000,000,000 Common Shares, (ii) 300,000,000 Class B Common Shares, and (iii) 20,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”), of which (x) 1,000,000 of such shares are designated as Series A Junior Participating Preferred Stock and have been reserved for issuance upon the exercise of the rights distributed to the holders of Company Common Stock (the “Company Rights”) pursuant to the Company’s Rights Agreement, dated as of June 1, 2001 (the “Rights Plan”), between the Company and ComputerShare Trust Company N.A. (as successor to EquiServe, L.P.), as Rights Agent. As of April 15, 2008, (i) 215,935,235 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive rights, (ii) 55,811,742 shares of Class B Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive rights, (iii) no shares of Preferred Stock were outstanding, (iv) an aggregate of 1,570,914 Common Shares were subject to or otherwise deliverable (including in the form of cash equal to or based on the value of Common Shares) in connection with outstanding Stock Units issued pursuant to the Company Stock Plans and (v) an aggregate of 14,434,460 Common Shares were issuable upon the exercise of outstanding Options issued pursuant to the Company Stock Plans, with a weighted average exercise price of $50.16 per share. From the close of business on April 15, 2008 until the date of this Agreement, no options to purchase shares of Company Common Stock or Preferred Stock have been granted and no shares of Company Common Stock or Preferred Stock have been issued, except for Shares issued pursuant to the exercise of Options in accordance with their terms (and the issuance of Company Rights attached to such Shares). Except as set forth above, as of the date of this Agreement, (A) there are not outstanding or authorized any (I) shares of capital stock or other voting securities of the Company, (II) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company (other than the Company Rights) or (III) options or other rights to acquire from the Company and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (other than the Company Rights) (collectively, “Company Securities”), (B) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities and (C) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character (or securities or other rights entitling the holder thereof to cash equal to or based on the value of capital stock of the Company) relating to the issued or unissued capital stock of the Company to which the Company is a party (other than the Company Rights).

(b) All of the outstanding capital stock or equivalent equity interests of the Company’s subsidiaries are owned by the Company or another wholly-owned subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (each, a “Lien”). Except for the Company’s subsidiaries and except as set forth on Section 3.3(b)(i) of the Company Disclosure Schedule, the Company does not own any capital stock of or other equity interest in, or any interest convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, any other person. Each of the outstanding shares of capital stock of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and nonassessable, except where any such failure to be duly authorized, validly issued, fully paid and nonassessable does not, individually or in the aggregate, have a Material Adverse Effect. Section 3.3(b)(ii) of the Company Disclosure Schedule sets forth a true and complete list of each subsidiary of the Company and its jurisdiction of incorporation or organization. There are no outstanding (i) options or other rights to acquire from the Company or any of its subsidiaries and no obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any of the Company’s subsidiaries (collectively, “Subsidiary Securities”), (ii) obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities or (iii) other options, calls, warrants or other rights, agreements, arrangements or commitments of any character (or securities or other rights entitling the holder thereof to cash equal to or based on the value of capital stock of any subsidiary of the Company) relating to the issued or unissued capital stock of any subsidiary of the Company to which the Company or any of its subsidiaries is a party. No Shares are held by any subsidiary of the Company.

(c) As of the date of this Agreement, the only principal amount of outstanding indebtedness for borrowed money of the Company and its subsidiaries (other than intercompany amounts or operating or capital leases) is $500,000,000 of the Company’s 4.30% senior notes due July 15, 2010 and $500,000,000 of the Company’s 4.65% senior notes due July 15, 2015 (collectively, the “Notes”), which in each case were issued pursuant to the Senior Indenture, dated as of July 14, 2005, by and between the Company and J.P. Morgan Trust Company, National Association as trustee (the “Indenture”). As of the date of this Agreement, there is no amount outstanding under the $600,000,000 Credit Agreement, dated as of July 14, 2005, among the Company, the lenders thereto and JPMorgan Chase Bank, N.A., as administrative agent and there is $382,000,000 outstanding under the Issuing and Paying Agency Agreement, dated April 29, 2005, between the Company and JPMorgan Chase Bank, N.A.

(d) Except as would not, individually or in the aggregate, have a Material Adverse Effect, each Option, Restricted Share and Stock Unit (i) was granted in compliance with (A) all applicable Laws and (B) the terms and conditions of the Company Stock Plan and applicable award document pursuant to which it was issued, (ii) qualifies for the tax and accounting treatment afforded to such Option, Restricted Share and Stock Unit in the Company’s tax returns and the Company’s financial statements, respectively and (iii) has a per share exercise price determined in accordance with the applicable Company Stock Plan and that was equal to the fair market value of a Share on the applicable date on which the related grant was by its terms to be effective.

SECTION 3.4 Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of (a) (i) not less than two-thirds of the outstanding Common Shares and (ii) not less than two-thirds of the outstanding Class B Common Shares, each voting as a separate class, (b) not less than two-thirds of all outstanding shares of capital stock of the Company of each class entitled to vote in the election of directors, voting together as a single class, and (c) not less than a majority in voting power of the outstanding capital stock of the Company entitled to vote thereon (the “Company Requisite Votes”), and the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent, Holdings and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The Board of Directors of the Company, by resolutions duly adopted prior to the execution of this Agreement, has unanimously (i) determined that the Merger is in the best interests of the Company and the stockholders of the Company, and declared advisable this Agreement and the transactions contemplated by this Agreement (including the Merger), (ii) approved this Agreement in accordance with the DGCL and (iii) resolved to recommend the adoption of this Agreement by the stockholders of the Company and to submit this Agreement for adoption by the stockholders of the Company. The only votes of the stockholders of the Company required to adopt this Agreement and approve the transactions contemplated hereby are the Company Requisite Votes.

SECTION 3.5 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement by the Company do not and will not (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any statute, treaty, directive, law, rule or regulation of any Governmental Entity, stock exchange or industry self-regulatory organization (“Law”) or any order, writ, judgment, injunction, decree, stipulation or award by, of or subject to any Governmental Entity (“Order”) applicable to the Company or any of its subsidiaries or by which its or any of their respective assets, rights or properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to the creation of any Lien on any of the assets, rights or properties of the Company or its subsidiaries under, or any right of termination, cancellation, amendment or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation (each, a “Contract”) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective assets, rights or properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not, individually or in the aggregate, (A) prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement or (B) have a Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any federal, state, local or foreign governmental or regulatory (including stock exchange) authority, agency, court, commission, or other governmental body (each, a “Governmental Entity”), except for (i) applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement (as defined below)) and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the applicable requirements of the New York Stock Exchange, (iii) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (iv) the applicable requirements of antitrust or other competition laws of jurisdictions other than the United States or investment laws relating to foreign ownership (“Foreign Antitrust Laws”) and (v) any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, (A) prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement or (B) have a Material Adverse Effect.

SECTION 3.6 Compliance. (a) Neither the Company nor any of its subsidiaries is (and has not been since January 1, 2006) in violation of any Law or Order applicable to the Company or any of its subsidiaries or by which its or any of their respective assets, rights or properties are bound, except for any such violation which would not, individually or in the aggregate, have a Material Adverse Effect, and (b) the Company and its subsidiaries have all permits, licenses, certificates, authorizations, exemptions, orders, consents, approvals and franchises from Governmental Entities (“Licenses”) required to conduct their respective businesses as now being conducted and all such Licenses are in full force and effect, except for any such Licenses the absence of which, or the failure of which to be in full force and effect, would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.7 SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) The Company has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2005 (all such forms, reports, statements, certificates and other documents filed since January 1, 2005, collectively, the “SEC Reports” and all such SEC Reports filed by the Company and publicly available prior to the date of this Agreement, the “Filed SEC Reports”). No subsidiary of the Company is required to file, or files, any form, report or other document with the SEC. Each of the SEC Reports, as amended prior to the date of this Agreement, complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the SEC Reports contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and the consolidated statements of operations, cash flows and stockholders’ equity for the periods indicated.

(c) Since the enactment of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Company, in all material respects, has been and is in compliance with (A) the applicable provisions of the Sarbanes-Oxley Act and (B) the applicable listing and corporate governance rules and regulations of the NYSE.

(d) The Company has designed and implemented disclosure controls and procedures (as such terms are defined in Rule 13a-15(e) under the Exchange Act), as required by Rule 13a-15(a) under the

Exchange Act to ensure that material information relating to the Company, including its subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities.

(e) The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(f) Except (a) as reflected, accrued or reserved against in the financial statements (including the notes thereto) included in the Company’s Annual Report on Form 10-K filed prior to the date of this Agreement for the year ended December 31, 2007, (b) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2007, (c) for liabilities or obligations which have been discharged or paid in full prior to the date of this Agreement and (d) for liabilities or obligations incurred pursuant to the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries has any liabilities, commitments or obligations, asserted or unasserted, known or unknown, absolute or contingent, whether or not accrued, matured or un-matured or otherwise, that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles, other than those which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.8 Absence of Certain Changes or Events.

(a) Since January 1, 2008, there has not been any change, effect, event or circumstance that has resulted in or constituted a Material Adverse Effect.

(b) Since January 1, 2008, except as expressly contemplated by this Agreement and except as set forth on Section 3.8(b) of the Company Disclosure Schedule, the Company and its subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practice and, without limiting the foregoing, since that date, there has not been: (i) prior to the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution in cash, stock, property or otherwise in respect of the Company’s or any of its subsidiaries’ capital stock, except for (x) regular quarterly cash dividends on Company Common Stock and (y) any dividend or distribution by a wholly-owned subsidiary of the Company; (ii) prior to the date of this Agreement, any redemption, repurchase or other acquisition of any shares of capital stock of the Company of any of its subsidiaries, other than pursuant to the Company’s stock repurchase program disclosed in the Filed SEC Reports; (iii) prior to the date of this Agreement, any granting by the Company or any of its subsidiaries to any of their directors, executive officers or employees of any increase in compensation (including bonus opportunities) or fringe benefits, except for increases in the ordinary course of business with respect to employees who are not directors, executive officers or parties to a severance agreement with the Company, (y) any granting by the Company or any of its subsidiaries to any director, executive officer or employee of the right to receive any severance or termination pay, or (z) any entry by the Company or any of its subsidiaries into any employment, consulting, change-in-control or severance agreement or arrangement with any director, officer, employee, consultant or contractor, except in the ordinary course of business to employees who are not directors or officers of the Company or any subsidiary, or any material amendment of any Company Plan; (iv) prior to the date of this Agreement, any material change by the Company in its accounting principles, except as may be required to conform to changes in statutory or regulatory accounting rules or generally accepted accounting principles or regulatory requirements with respect thereto; (v) prior to the date of this Agreement, any material Tax election made or revoked by the Company or any of its subsidiaries or any settlement or compromise of any material Tax liability by the Company or any of its subsidiaries; or (vi) prior to the date of this Agreement, any material change in tax accounting principles by the Company or any of its subsidiaries, except insofar as may have been required by applicable law.

SECTION 3.9 Absence of Litigation. There are no suits, claims, actions, proceedings, arbitrations, mediations or investigations (“Actions”) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, other than any such Action that would not, individually or in the aggregate, have a Material Adverse Effect. As of the date of this Agreement, there are no Actions pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries that would prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries nor any of their respective assets, rights or properties is or are subject to any Order except for those that would not, individually or in the aggregate, have a Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its subsidiaries nor any of their respective assets, rights or properties is or are subject to any Order that would prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, to the knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its subsidiaries or any malfeasance by any executive officer of the Company.

SECTION 3.10 Employee Benefit Plans.

(a) Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each material Company Plan; provided, however, that any such plan that is maintained primarily for the benefit of Company Employees based outside of the United States (referred to as “Non-US Plans”) shall be identified and listed on the Company Disclosure Schedule within 20 business days following the date of this Agreement. As used herein, the term “Company Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), including any plan that is a “multiemployer plan,” as defined in Section 3(37) of ERISA (“Multiemployer Plan”), and each other equity incentive, compensation, severance, employment, change-in-control, retention, fringe benefit, collective bargaining, bonus, incentive, savings, retirement, deferred compensation, or other benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA (including any related funding mechanism), under which (i) any current or former employee, officer, director, contractor or consultant of the Company or any of its subsidiaries (“Company Employees”) has any present or future right to benefits and which are entered into, contributed to, sponsored by or maintained by the Company or any of its subsidiaries, or (ii) the Company or any of its subsidiaries has any present or future liability.

(b) With respect to each material Company Plan, the Company has made available to Holdings a current, accurate and complete copy thereof (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) any summary plan description and, with respect to retiree welfare arrangements, any other communication by the Company or any of its subsidiaries concerning the extent of such benefits, and (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any; provided, however, that with respect to any material Non-U.S. Plans, the Company will make such material Non-U.S. Plans available to Holdings within twenty (20) business days following the date of this Agreement.

(c) Except as would not, individually or in the aggregate, have a Material Adverse Effect:

(i) Each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable laws, rules and regulations;

(ii) Neither the Company nor any of its subsidiaries, nor any entity that is a member of their respective “controlled groups” (within the meaning of Section 414 of the Code (an “ERISA Affiliate”)) has any liability with respect to, or has at any time contributed or had an obligation to contribute to, any Multiemployer Plan;

(iii) Each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a determination letter to that effect from the Internal Revenue Service and, to the knowledge of the Company, no circumstances exist which would reasonably be expected to adversely affect such qualification or exemption;

(iv) Each Company Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated and administered in good faith compliance with Section 409A of the Code and related Treasury guidance thereunder;

(v) No event has occurred and no condition exists that would subject the Company or any of its subsidiaries, either directly or by reason of their affiliation with any of their respective ERISA Affiliates, to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws; no “reportable event” (as such term is defined in Section 4043 of ERISA), no nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code), and no “accumulated funding deficiency” or failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Company Plan; and there has been no determination that any Company Plan is, or is expected to be, in “at risk” status within the meaning of Title IV of ERISA;

(vi) All contributions to Company Plans that were required to be made under such Company Plans have been made, and all benefits accrued under any unfunded Company Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, generally accepted accounting principles, and the Company has performed all obligations required to be performed under all Company Plans; and with respect to each Company Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid under the insurance policy have been paid; and

(vii) (A) Each Non-U.S. Plan has been operated in accordance, and is in compliance, in all respects, with all applicable laws and has been operated in accordance, and are in compliance, with its terms; (B) each Non-U.S. Plan that is required to be funded is funded to the extent required by applicable law, and with respect to all other Non-U.S. Plans, adequate reserves therefore have been established on the accounting statements of the applicable Company or subsidiary entity; and (C) no liability or obligation of the Company or any of its subsidiaries exists with respect to such Non-U.S. Plans that has not been disclosed on Section 3.10(c)(vii) of the Company Disclosure Schedule.

(d) With respect to each Company Plan, (A) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, (B) no facts or circumstances exist that could give rise to any such Actions, (C) no written or oral communication has been received from the Pension Benefit Guaranty Corporation (the “PBGC”) (or comparable agency under non-U.S. Law) in respect of any Company Plan subject to Title IV of ERISA (or a comparable scheme under non-U.S. Law) concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein, and (D) no administrative investigation, audit or other administrative proceeding (including amnesty proceedings) by the Department of Labor, the PBGC, the Internal Revenue Service or any other governmental agencies (U.S. or non-U.S.) are pending, threatened or in progress (including, without limitation, any routine requests for information from the PBGC).

(e) Except as set forth on Section 3.10(e) of the Company Disclosure Schedule, the execution of, delivery of, or performance by the Company of its obligations in respect of the transactions contemplated by, this Agreement will not (either alone or in connection with any other event) (A) result in any severance pay or any increase in severance pay, (B) accelerate the time of payment, funding (through a grantor trust or otherwise), or vesting of any compensation or benefits, result in any payment or funding (through a grantor trust or otherwise) of any compensation or benefits, or increase the amount payable under or result in any other material obligation pursuant to any of the Company Plans, or (C) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

(f) Except as identified on Section 3.10(f) of the Company Disclosure Schedule, there are no Company Plans and there are no other Contracts, plans, agreements or arrangements (written or otherwise) covering any current or former employee, director, officer, consultant, stockholder or independent contractor of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount or benefit that would not be deductible pursuant to the terms of Section 280G of the Code, or that could give rise to the imposition of an excise tax under Section 4999 of the Code.

SECTION 3.11 Labor and Employment Matters.

(a) Neither the Company nor any subsidiary is a party to any collective bargaining agreement with any labor organization or other representative of any Company Employees, nor is any such agreement presently being negotiated by the Company. As of the date of this Agreement, to the knowledge of the Company, there are no union organizing activities concerning any Company Employees. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no unfair labor practice charges, grievances or complaints pending against the Company or any of its subsidiaries before the National Labor Relations Board or any other labor relations tribunal or authority, domestic or foreign. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its subsidiaries.

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect, during the preceding two (2) years, the Company has not effectuated a “plant closing” (as defined in Worker Adjustment and Retraining Notification Act, “WARN”) or a “mass lay-off” (as defined in WARN), in either case affecting any site of employment or facility of the Company, except in accordance with WARN.

SECTION 3.12 Insurance. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all material insurance policies of the Company and its subsidiaries (a) are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable law, (b) neither the Company nor any of its subsidiaries is in breach or default, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies, and (c) no notice of cancellation or termination has been received with respect to any such policy other than those received in the ordinary course of business.

SECTION 3.13 Properties.

(a) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company or one of its subsidiaries has good title to all the properties and assets reflected in the latest audited balance sheet included in the SEC Reports as being owned by the Company or one of its subsidiaries or acquired after the date thereof that are material to the Company’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice), free and clear of all Liens other than Permitted Liens.

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) each lease, sublease or license pursuant to which the Company and its subsidiaries leases, subleases or licenses any real property (the “Leases”) is a valid and binding obligation on the Company and each of its subsidiaries party thereto and, to the knowledge of the Company, each other party thereto and is in full force and effect and enforceable in accordance with its terms; (ii) there is no breach or default under any Lease by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party thereto; (iii) no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a breach or default under any Lease by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party thereto; and (iv) the Company or one of its subsidiaries that is either the tenant, subtenant or licensee named under the Lease has a good and valid leasehold interest in each parcel of real property which is subject to a Lease and is in possession of the properties purported to be leased, subleased or licensed thereunder.

(c) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company or one of its Subsidiaries has good and marketable fee simple title to all real property owned by the Company or any of its subsidiaries (the “Owned Real Property”) and to all of the buildings, structures and other improvements thereon free and clear of all Liens other than Permitted Liens; (ii) neither the Company nor any of its subsidiaries has leased, subleased, licensed or otherwise granted any person the right to use or occupy the Owned Real Property which lease, license or grant is currently in effect or collaterally assigned or granted any other security interest in the Owned Real Property which assignment or security interest is currently in effect; (iii) there are no outstanding agreements, options, rights of first offer or rights of first refusal on the part of any party to purchase any Owned Real Property; and (iv) there is not pending or, to the knowledge of the Company, threatened any condemnation proceedings related to any of the Owned Real Property.

SECTION 3.14 Tax Matters.

(a) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) all Tax Returns required to be filed (taking into account applicable extensions) by the Company or any of its subsidiaries have been properly filed and all such Tax Returns are true, complete and accurate; (ii) all Taxes due from the Company or any of its subsidiaries have been timely paid (whether or not shown on any Tax Return) or, where payment is not yet due, the Company has made adequate provision for such Taxes in the Company’s financial statements (in accordance with generally accepted accounting practices); (iii) there are no Liens for Taxes on any asset of the Company or any of its subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles have been made in the Company’s financial statements; and (iv) all amounts required to have been collected or withheld from any payment by the Company or any of its subsidiaries have been duly collected or withheld, and have been duly remitted or deposited in accordance with law.

(b) Neither the Company nor any of its subsidiaries has received written notice of any claim with respect to any liability for Taxes of the Company or any of its subsidiaries or with respect to any failure by the Company or any of its subsidiaries to properly prepare or file any Tax Returns, which claim remains unpaid or unsettled. No unresolved written claim has been made by any Governmental Entity in any jurisdiction in which the Company or any subsidiary does not currently file Tax Returns that the Company or such subsidiary may be subject to Tax in that jurisdiction. There is no pending or threatened action, audit, proceeding or investigation relating to Taxes of the Company or any of its subsidiaries or with respect to compliance with Tax Return requirements by the Company or any of its subsidiaries.

(c) Neither the Company nor any of its subsidiaries (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary or similar basis (other than a consolidated group of which the Company was the common parent), (ii) has any liability for Taxes of any person (other than the Company, or any subsidiary of the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise or (iii) is a party to, bound by or has any liability under any Tax sharing, allocation or indemnification agreement or arrangement.

(d) There is no outstanding written request, with respect to the Company or any of its subsidiaries, for any extension of time within which to pay any Taxes or file or provide any Tax Returns. There is no outstanding waiver, with respect to the Company or any of its subsidiaries, of any statute of limitations for the assessment or collection of any material Taxes. There are no requests for rulings in respect of Taxes in relation to the Company or any of its subsidiaries that are pending with any Governmental Entity. Neither the Company nor any of its subsidiaries have received a ruling from any Governmental Entity regarding Taxes which remains in effect.

(e) Neither the Company nor any of its subsidiaries is required to include in income any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method.

(f) Since January 1, 2003, the Company has not been the “distributing corporation” (within the meaning of Section 355(e)(2) of the Code) with respect to a transaction described in Section 355 of the Code.

(g) Neither the Company nor any of its subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

SECTION 3.15 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will, at the date it is first mailed to stockholders and at the time of the Stockholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Holdings or Merger Sub or any of their respective affiliates or representatives which is contained or incorporated by reference in the Proxy Statement.

SECTION 3.16 Opinion of Financial Advisors. Each of Goldman, Sachs & Co. and William Blair & Company, L.L.C. (the “Financial Advisors”) has delivered to the Board of Directors of the Company its written opinion (or an oral opinion to be confirmed in writing) that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of the Common Stock and the Class B Common Stock (excluding Parent and its affiliates).

SECTION 3.17 Brokers. No broker, finder or investment banker (other than the Financial Advisors) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its subsidiaries. The Company has made available to Holdings complete and correct copies of the agreements between the Company and the Financial Advisors pursuant to which the Financial Advisors would be entitled to any payments relating to this Agreement, the Merger or the other transactions contemplated by this Agreement, and such agreements are the only agreements providing for the payment of any consideration to the Financial Advisors with respect to this Agreement, the Merger or the other transactions contemplated by this Agreement.

SECTION 3.18 Takeover Statutes; Rights Plans.

(a) No “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar antitakeover statute or regulation (including Section 203 of the DGCL) enacted under any federal, state, local or foreign laws applicable to the Company (collectively, the “Anti-Takeover Statutes”) or any anti-takeover provision in the Company’s Certificate of Incorporation or Bylaws is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

(b) The Company has amended the Rights Plan, effective as of the execution of this Agreement, in accordance with its terms (i) to render the Rights Plan inapplicable to the transactions contemplated by this Agreement and (ii) so that the Company Rights will expire immediately prior to the Effective Time, provided that, in the case of this clause (ii), no Distribution Date (as defined in the Rights Plan) or Stock Acquisition Date (as defined in the Rights Plan) shall have occurred.

SECTION 3.19 Intellectual Property.

(a) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries own or have the right to use all Intellectual Property used in their businesses as currently conducted, free and clear of all Liens (other than Permitted Liens) and will have the same rights after the Closing Date; (ii) all Intellectual Property registrations and applications owned by the Company and its subsidiaries are subsisting and unexpired, not cancelled or abandoned, and are valid; (iii) the conduct of the Company and its subsidiaries’ businesses does not infringe, dilute, misappropriate or violate (“Infringe”) the Intellectual Property of any person and their Intellectual Property is not being Infringed by any person; (iv) the Company and its subsidiaries take commercially reasonable efforts to protect the confidentiality of their trade secrets; (v) no Action is pending, or to the knowledge of the Company, threatened (including “cease and desist” letters or invitations to take a patent license) against the Company or any of its subsidiaries with respect to Intellectual Property; and (vi) the Company and its subsidiaries use commercially reasonable efforts to cause all persons who contribute to material proprietary Intellectual Property owned by the Company or its subsidiaries to assign to the Company or its subsidiaries all of their rights therein that do not vest in the Company or its subsidiaries by operation of Law.

(b) “Intellectual Property” means all intellectual property, including all (i) patents, utility models, inventions, proprietary technology and know-how; (ii) trademarks, trade names, trade dress, logos, corporate names, domain names, service marks and other source indicators, including all goodwill associated therewith; (iii) copyrights (including copyrights in software, databases, product artwork, website content and advertising and promotional materials); and (iv) trade secrets and confidential or proprietary recipes, processes, formulae, techniques, product research and information.

SECTION 3.20 Environmental Matters.

(a) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and each of its subsidiaries comply and have since January 1, 2006 complied with all applicable Environmental Laws (as defined below), and possess and comply with all applicable Environmental Permits (as defined below) required to carry on their businesses as they are now being conducted; (ii) there are no Materials of Environmental Concern (as defined below) at, in or under or that have been Released (as defined below) to or from any property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any of its subsidiaries, under circumstances that have resulted in or would reasonably be expected to result in liability of the Company or any of its subsidiaries under any applicable Environmental Law; (iii) neither the Company nor any of its subsidiaries has received any unresolved written notification alleging that it is liable for any Release or threatened Release of Materials of Environmental Concern at any location; (iv) neither the Company nor any of its subsidiaries has received any written claim or complaint, or is subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and no such matter has been threatened in writing to the knowledge of the Company; and (v) neither the Company nor any of its subsidiaries has agreed to indemnify or hold harmless or, to the knowledge of the Company, assumed responsibility for any person for any liability or obligation, arising under or relating to Environmental Laws.

(b) For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Environmental Laws” shall mean all foreign, federal, state, local or provincial, civil and criminal Laws and Orders relating to the protection of health (to the extent relating to exposure to Materials of

Environmental Concern) or the environment (including air, soil, surface water or groundwater), worker health (to the extent relating to exposure to Materials of Environmental Concern) or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of or exposure to Materials of Environmental Concern.

“Environmental Permits” shall mean all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

“Materials of Environmental Concern” shall mean petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, pesticides, radon, urea formaldehyde, toxic mold, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are included in the definition of “hazardous substances,” “hazardous materials,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “solid wastes,” or “contaminants” or words of similar import under any applicable Environmental Law.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Material of Environmental Concern.

SECTION 3.21 Contracts.

(a) Section 3.21(a) of the Company Disclosure Schedule lists the following Contracts to which, as of the date of this Agreement, the Company or any of its subsidiaries is a party or by which any of them is bound: (i) any Contract that is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K; (ii) any Contract of the Company or any of its subsidiaries (other than purchase orders for the purchases of inventory, services or equipment in the ordinary course of business, this Agreement or Contracts subject to clause (iv) below) having an aggregate value per Contract, or involving payments by or to the Company or any of its subsidiaries, of more than $50,000,000 on an annual basis or $100,000,000 over the term of the Contract, except for any such Contract that may be canceled without penalty by the Company or any of its subsidiaries upon notice of 60 days or less; (iii) any Contract containing covenants binding upon the Company or any of its subsidiaries that restricts the ability of the Company or any of its subsidiaries (or which, following the consummation of the Merger, could restrict the ability of the Surviving Corporation or any of its affiliates) to compete in any business, or with any person or in any geographic area where, in each case, such restrictions are material to the Company and its subsidiaries, taken as a whole, except for any such Contract that may be canceled without penalty by the Company or any of its subsidiaries upon notice of 60 days or less; (iv) any Contract with respect to any joint venture, partnership or similar arrangements that is material to the Company and its subsidiaries, taken as a whole; (v) any Contract that prohibits the payment of dividends or distributions in respect of capital stock of the Company or any of its subsidiaries, prohibits the pledging of capital stock of the Company or any of its subsidiaries or prohibits the issuance of guarantees by the Company or any of its subsidiaries; (vi) any Contract pursuant to which any indebtedness for borrowed money with a principal amount in excess of $20,000,000 of the Company or any of its subsidiaries is outstanding or may be incurred, and all guarantees by the Company or any of its subsidiaries of any indebtedness for borrowed money with a principal amount in excess of $20,000,000 of any person (other than the Company or any wholly-owned subsidiary of the Company); (vii) any Contract (or a related series of Contracts) for the acquisition or disposition by the Company or any of its subsidiaries of assets with a value of more than $20,000,000 or with respect to which the Company or any of its subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $50,000,000; and (viii) any Contract that would prevent, materially delay or materially impede the Company’s ability to consummate the Merger or the other transactions contemplated by this Agreement. Each such Contract described in clauses (i) through (viii) is referred to herein as a “Material Contract”.

(b) Each of the Material Contracts is valid and binding on the Company and each of its subsidiaries party thereto and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect. There is no breach or default under any Material Contract by the Company or any of its subsidiaries, or to the knowledge of the Company, any other party thereto and no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a breach or default thereunder by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party thereto, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.22 Affiliate Transactions. No executive officer or director of the Company or any of its subsidiaries or any person owning 5% or more of the Common Shares or Class B Common Shares (or any of such person’s immediate family members or affiliates or associates) is a party to any Contract with or binding upon the Company or any of its subsidiaries or any of their respective assets, rights or properties or has any interest in any property owned by the Company or any of its subsidiaries or has engaged in any transaction with any of the foregoing within the last twelve months, in each case, that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

SECTION 3.23 No Additional Representations. Except as otherwise expressly set forth in this Article III, neither the Company nor any of its subsidiaries nor any other person acting on their behalf makes any representations or warranties of any kind or nature, express or implied in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries has made or makes any representation or warranty with respect to any projections, estimates or budgets made available to Holdings, Merger Sub or their affiliates of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its subsidiaries or the future business and operations of the Company and its subsidiaries unless any such information is expressly included in a representation or warranty contained in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

HOLDINGS AND MERGER SUB

Holdings and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth on the Disclosure Schedule delivered by Holdings and Merger Sub to the Company prior to the execution of this Agreement (the “Holdings Disclosure Schedule”), it being understood and agreed that each item in a particular section of the Holdings Disclosure Schedule applies only to such section and to any other section to which its relevance is reasonably apparent:

SECTION 4.1 Organization. Each of Holdings and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, Holdings owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of any Liens.

SECTION 4.2 Authority. Each of Holdings and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Holdings and Merger Sub and the consummation by each of Holdings and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the respective Boards of Directors of Holdings and Merger Sub and, prior to the Effective Time, will be duly and validly authorized by all necessary action by Holdings as the sole stockholder of Merger Sub, and no other corporate proceedings on the part of Holdings or Merger Sub or their affiliates are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Holdings and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Holdings and Merger Sub enforceable against each of Holdings and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 4.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement by Holdings and Merger Sub do not and will not (i) conflict with or violate the respective certificates of incorporation or bylaws of Holdings or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law or Order applicable to Holdings or Merger Sub or by which either of them or any of their respective assets, rights or properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contracts to which Holdings or Merger Sub is a party or by which Holdings or Merger Sub or any of their respective assets, rights or properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, acceleration, loss, right or other occurrence which would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

(b) The execution, delivery and performance of this Agreement by each of Holdings and Merger Sub and the consummation of the transactions contemplated hereby by each of Holdings and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder and the HSR Act, (ii) the applicable requirements of the New York Stock Exchange, (iii) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (iv) the applicable requirements of Foreign Antitrust Laws and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

SECTION 4.4 Absence of Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of Holdings, threatened against Holdings or any of its subsidiaries, other than any such Action that would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby. As of the date of this Agreement, neither Holdings nor any of its subsidiaries nor any of their respective assets, rights or properties is or are subject to any Order that would prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

SECTION 4.5 Proxy Statement. None of the information supplied or to be supplied by Holdings or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Holdings and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained or incorporated by reference in the Proxy Statement.

SECTION 4.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Holdings or Merger Sub or any of their affiliates for which the Company could have any liability prior to the Effective Time.

SECTION 4.7 Financing. Holdings has delivered to the Company true and complete fully executed copies of (i) the commitment letter, dated as of April 28, 2008, between Holdings and Goldman Sachs Credit Partners L.P., including all exhibits, schedules and amendments to such letter in effect as of the date of this Agreement (the “Senior Debt Commitment Letter”), and the commitment letter, dated as of April 28, 2008, between Parent, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc., including all exhibits, schedules and amendments to such letter in effect as of the date of this Agreement (together with the Senior Debt Commitment Letter, the “Debt Financing Commitment Letters”), pursuant to which and subject to the terms and conditions thereof each of the parties thereto (other than Holdings and Parent) has agreed to lend the amounts set forth therein (the “Debt Financing”) for the purpose of funding the transactions contemplated by this Agreement, and (ii) the equity commitment letter, dated as of April 28, 2008, by and between Holdings and Parent, including all exhibits, schedules and amendments to such letter in effect as of the date of this Agreement (the “Parent Equity Commitment Letter”), pursuant to which and subject to the terms and conditions thereof Parent has committed to invest the amount set forth therein, and the commitment letter, dated as of April 25, 2008, by Berkshire Hathaway Inc., including all exhibits, schedules and amendments to such letter in effect as of the date of this Agreement (together with the Parent Equity Commitment Letter, the “Equity Financing Commitment Letters” and together with the Debt Financing Commitment Letters, the “Financing Commitments Letters”), pursuant to which and subject to the terms and conditions thereof Berkshire Hathaway Inc. has committed to invest the amounts set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). None of the Financing Commitment Letters has been amended, restated or otherwise modified prior to the date of this Agreement, and the respective commitments contained in the Financing Commitment Letters have not been withdrawn, modified or rescinded in any respect prior to the date of this Agreement. As of the date of this Agreement, each of the Financing Commitment Letters is in full force and effect and constitutes the legal, valid and binding obligations of each of Holdings and Parent, as applicable, and, to the knowledge of Holdings, the other parties thereto. There are no conditions precedent (including pursuant to any “flex” provisions) related to the funding of the full amount of the Financing, other than as expressly set forth in the Financing Commitment Letters. Subject to the terms and conditions of the Financing Commitment Letters, assuming the accuracy of the Company’s representations and warranties contained in Section 3.3 and Section 3.17 and assuming compliance by the Company with its covenants contained in Sections 5.1(b), (c), (d) and (h) herein, the aggregate proceeds to be disbursed pursuant to the agreements contemplated by the Financing Commitment Letters will be sufficient for Holdings and the Surviving Corporation to pay the aggregate Merger Consideration and to pay all related fees and expenses, including payment of all amounts under Article II of this Agreement. As of the date of this Agreement, (i) assuming the accuracy of the Company’s representations and warranties contained in Section 3.8(a) hereof, no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default), in each case, on the part of Holdings or Parent under the Financing Commitment Letters or, to the knowledge of Holdings and Merger Sub, any other party to the Financing Commitment Letters, and (ii) subject to the satisfaction of the conditions contained in Sections 7.1 and 7.2, Holdings does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Holdings on the Closing Date. Holdings and Parent have fully paid all commitment fees or other fees required to be paid prior to the date of this Agreement pursuant to the Financing Commitment Letters.

SECTION 4.8 Operations of Holdings and Merger Sub. Each of Holdings and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.

SECTION 4.9 Solvency. As of the Effective Time, assuming (A) satisfaction of the conditions to Holdings’ and Merger Sub’s obligation to consummate the Merger, or waiver of such conditions, (B) the accuracy of the representations and warranties of the Company set forth in Article III hereof (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to any “knowledge”, materiality or “Material Adverse Effect” qualification or exception), and (C) any estimates, projections or forecasts provided by the Company to Holdings prior to the Effective Time have been prepared in good faith on assumptions that were and continue to be reasonable, immediately after giving effect to the transactions contemplated by this Agreement (including the Financing, the payment of the Merger Consideration, the funding of any obligations of the Surviving Corporation or its subsidiaries which become due or payable by the Surviving Corporation or its subsidiaries in connection with, or as a result of, the Merger, and the payment of all related fees and expenses), (i) the Surviving Corporation will not have incurred debts beyond its ability to pay such debts as they mature or become due, (ii) the then present fair saleable value of the assets of the Surviving Corporation and its subsidiaries will exceed the amount that will be required to pay their existing debts (including the probable amount of all contingent liabilities) as such debts become absolute and matured, (iii) the assets of the Surviving Corporation and its subsidiaries at a fair valuation will exceed their debts (including the probable amount of all contingent liabilities) and (iv) the Surviving Corporation will not have unreasonably small capital to carry on its business as proposed to be conducted following the Closing Date. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby, in either case, with the intent to hinder, delay or defraud either present or future creditors of Holdings, Merger Sub, the Company or any subsidiary of the Company.

SECTION 4.10 Share Ownership. As of the date of this Agreement, except as set forth in Section 4.10 of the Holdings Disclosure Schedule, Holdings, Merger Sub and their respective affiliates do not beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any Shares.

SECTION 4.11 No Additional Representations. Except as otherwise expressly set forth in this Article IV, neither Holdings, Merger Sub nor any other person acting on behalf of Holdings or Merger Sub makes any representations or warranties of any kind or nature, express or implied, in connection with the transactions contemplated by this Agreement.

ARTICLE IVA

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Company that:

SECTION 4.1A Authority. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder have been duly and validly authorized by all necessary action by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent is necessary to authorize the execution or delivery of this Agreement or the performance of its obligations hereunder by Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 4.2A No Conflict. The execution, delivery and performance of this Agreement by Parent do not and will not (i) conflict with or violate the certificate of incorporation or bylaws of Parent, (ii) conflict with or violate any Law or Order applicable to Parent or by which it or any of its assets, rights or properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contracts to which Parent is a party or by which Parent or any of its assets, rights or properties are bound or affected.

SECTION 4.3A Consents. The execution, delivery and performance of this Agreement by Parent do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity.

SECTION 4.4A No Additional Representations. Except as otherwise expressly set forth in this Article IVA, neither Parent nor any other person acting on behalf of Parent makes any representations or warranties of any kind or nature, express or implied, in connection with the transactions contemplated by this Agreement.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement until the Effective Time, except as expressly contemplated by this Agreement or as required by Law, or unless Holdings shall otherwise consent in writing, the business of the Company and its subsidiaries shall only be conducted in its ordinary course of business consistent with past practice, and the Company shall use its commercially reasonable efforts to preserve substantially intact its and its subsidiaries’ business organization, to keep available the services of its and its subsidiaries’ current officers and employees, to preserve its and its subsidiaries’ present relationships with customers, suppliers, distributors and other persons with which it has material business relations. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Schedule or as required by Law, neither the Company nor any of its subsidiaries shall, directly or indirectly, without the prior written consent of Holdings:

(a) amend or otherwise change its Certificate of Incorporation or Bylaws or any similar governing instruments;

(b) except for transactions solely between the Company and its wholly-owned subsidiaries, or between wholly-owned subsidiaries of the Company (other than such transactions that would be reasonably expected to result in a material increase in the net Tax liability of the Company and its subsidiaries, taken as a whole), issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including restricted stock units, stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries (except for (A) the issuance of Shares upon the exercise of Options or in respect of the settlement of Stock Units, in each case outstanding as of the date of this Agreement and as required by the terms of any Company Plan, or (B) issuances in accordance with the Rights Plan), or take any action to cause to be exercisable any otherwise unexercisable options outstanding as of the date of this Agreement;

(c) declare, authorize, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for (i) regular quarterly cash dividends on Company Common Stock in the ordinary course of business consistent with past practice with declaration, record and payment dates substantially the same as, but no earlier than, such dates for the comparable quarterly period in the fiscal year ended December 31, 2007, not to exceed, in the case of any such quarterly dividend, $0.335 per Share) or (ii) any dividend or distribution by a subsidiary of the Company to the Company or wholly-owned subsidiary of the Company); provided that no quarterly dividend shall be declared with respect to the fiscal quarter in which the Effective Time occurs unless the Effective Time will occur after the record date which would be the record date for such regularly quarterly dividend in the ordinary course of business consistent with past practice;

(d) adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company or any subsidiary that is not wholly-owned (other than the acquisition of Shares tendered by employees or former employees in connection with a cashless exercise of Options or in order to pay taxes, or for the Company to satisfy withholding obligations in respect of such taxes, in connection with the exercise of Options or the lapse of restrictions in respect of Restricted Stock or Stock Units, in each case pursuant to the terms of a Company Plan), or adjust, recapitalize, reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company’s wholly-owned subsidiaries;

(e) (i) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets if the aggregate amount of the consideration paid in connection with all such transactions, would exceed $50,000,000, other than purchases of inventory in the ordinary course of business consistent with past practice or pursuant to a Contract set forth on Section 5.1(e)(i) of the Company Disclosure Schedule, and for the avoidance of doubt, other than capital expenditure permitted pursuant to clause (iii) of this paragraph; (ii) sell, assign, transfer, lease, license or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) or mortgage or pledge, or suffer to exist any Lien on, any corporation, partnership or other business organization or division thereof or any other assets if the value of the assets included in any such transaction would exceed $25,000,000, or the aggregate value of the assets included in all such transactions would exceed $50,000,000, other than sales or dispositions of inventory in the ordinary course of business consistent with past practice; (iii) other than capital expenditures, in the aggregate, not to exceed $10,000,000, authorize or make any capital expenditures (A) during fiscal year 2008 in excess of the amount reflected in the Company’s capital expenditure budget attached to Section 5.1(e)(iii) of the Company Disclosure Schedule or (B) during fiscal year 2009, or portion thereof, in excess of an amount equal to the portion of fiscal year 2009 that has elapsed multiplied by the amount of capital expenditures for fiscal year 2008 as reflected in the Company’s capital expenditure budget attached to Section 5.1(e)(iii) of the Company Disclosure Schedule; or (iv) enter into any new line of business;

(f) make any loans, advances or capital contributions to, or investments in, any other person in excess of $15,000,000 in the aggregate, other than by the Company or any wholly-owned subsidiary of the Company to or in the Company or any wholly-owned subsidiary of the Company;

(g) (i) enter into, amend in any material respect, modify in any material respect, or terminate any Contract that is a Material Contract or would have been a Material Contract if it had been in effect on the date of this Agreement, other than in the ordinary course of business consistent with past practice, (ii) enter into, amend in any respect, modify in any respect or terminate or engage in any transactions with any executive officer or director of the Company, any person owning 5% or more of the Common Shares or Class B Common Shares or any relative of any such person or any entity directly or indirectly controlled by such person;

(h) incur or modify in any material respect the terms of any indebtedness for borrowed money, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, other than a wholly-owned subsidiary of the Company and other than pursuant to the Company’s existing commercial paper program so long as the borrowings outstanding under such program do not exceed $432,000,000 at any time;

(i) except (i) as set forth in Section 5.1(i) of the Company Disclosure Schedule or (ii) to the extent required under any Company Plan as in effect on the date of this Agreement or as required by applicable law, (a) increase the compensation (including bonus opportunities) or fringe benefits of any of its directors, executive officers or employees (except in the ordinary course of business consistent with past practice with respect to employees who are not directors, executive officers or parties to a severance agreement with the Company), (b) grant any severance or termination pay, (c) enter into any employment, consulting, change-in-control or severance agreement or arrangement with any of its present or former directors, executive officers, or employees (except in the ordinary course of business consistent with past practice with respect to employees who are not directors, executive officers or parties to a severance agreement with the Company), (d) establish, adopt, enter into, freeze or amend in any material respect or terminate any Company Plan; (e) pay, accrue or certify performance level achievements at levels in excess of actually achieved performance in respect of any component of an incentive-based award, or take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability, distribution, settlement or funding under any Company Plan; (f) take any action with respect to salary, compensation, benefits or other terms and conditions of employment that would result in the holder of a change in control or similar agreement having “good reason” to terminate employment and collect severance payments and benefits pursuant to such agreement; or (g) terminate the employment of any holder of a change in control or similar agreement other than for “cause” (within the meaning of such agreement);

(j) make any material change in any accounting principles, except as may be required by changes in statutory or regulatory accounting rules or generally accepted accounting principles or regulatory requirements with respect thereto;

(k) except as required by applicable law, (i) prepare or file any material Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method of accounting that is materially inconsistent with positions taken, elections made or methods of accounting used in preparing or filing similar Tax Returns in prior periods; (ii) enter into any settlement or compromise of any material Tax liability; (iii) file any material amended Tax Return; (iv) change any annual Tax accounting period; (v) enter into any closing agreement relating to any material amount of Taxes or consent to any material claim or audit relating to Taxes; or (vi) surrender any right to claim any material Tax refund;

(l) subject to Section 6.16, settle or compromise any Action other than settlements or compromises of any matter where (x) the amount paid in settlement or compromise of such matter, in each case, does not exceed $2,000,000 (less the amount reserved for such matters by the Company and any insurance coverage applicable thereto) and (y) such settlement or compromise only involves monetary relief;

(m) release or permit the release of any person from, waive or permit the waiver of any right under, fail to enforce any provision of, or grant any consent or make any election under, any confidentiality, “standstill” or similar agreement to which the Company or any subsidiary thereof is a party or take any action to redeem the Company Rights or render the Company Rights inapplicable to an Acquisition Proposal or the transactions contemplated thereby or take any action to exempt any person other than Merger Sub and its affiliates from the restrictions on “business combinations” contained in Section 203 of the DGCL, except, in each case, to the extent the Board of Directors of the Company shall have determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law, but in such case only after providing Holdings with prior written notice of such determination;

(n) fail to use reasonable best efforts to renew or maintain material existing insurance policies or comparable replacement policies, other than in the ordinary course of business consistent with past practice;

(o) (i) adopt or enter into any plan of complete or partial liquidation or dissolution of the Company or (ii) adopt or enter into any plan of complete or partial liquidation or dissolution of any subsidiaries of the Company if, in the case of this clause (ii), such liquidation or dissolution would (A) cause any material amount of assets of any subsidiary of the Company to be held by any person other than the Company or any of the Company’s wholly-owned subsidiaries or (B) be reasonably expected to result in a material increase in the net Tax liability of the Company and its subsidiaries, taken as a whole;

(p) take any action that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement; or

(q) agree to take (whether by Contract or otherwise) or authorize any of the actions described in Sections 5.1(a) through 5.1(p).

SECTION 5.2 Conduct of Business of Holdings and Merger Sub Pending the Merger. Each of Holdings and Merger Sub agrees that, between the date of this Agreement and the Effective Time, it shall not, directly or indirectly, take any action (including requesting the Company to waive conditions to the Debt Tender Offers or make changes to the Debt Tender Offers contemplated by Section 6.11(a)), if the taking of such action would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.

SECTION 5.3 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Holdings, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Holdings’ or its subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Holdings shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1 Stockholders Meeting. As soon as reasonably practicable following the date of this Agreement, the Company, acting through its Board of Directors, shall (a) take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of adopting this Agreement (the “Stockholders Meeting”), (b) include in the Proxy Statement (i) that the Board of Directors of the Company has determined that the Merger is in the best interests of the Company and the stockholders of the Company, and declared advisable this Agreement and the transactions contemplated by this Agreement (including the Merger), (ii) that the Board of Directors of the Company has approved this Agreement in accordance with the DGCL, (iii) that the Board of Directors of the Company recommends the adoption of this Agreement by the stockholders of the Company (such recommendation described in this clause (iii), the “Recommendation”) (except to the extent that the Company has effected a Change of Recommendation in accordance with this Section 6.1) and (iv) subject to the consent of each of the Financial Advisors, as applicable, the written opinions of the Financial Advisors, dated as of the date of this Agreement, that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock and (c) use its reasonable best efforts to obtain the Company Requisite Votes (except to the extent that the Company has effected a Change of Recommendation in accordance with this Section 6.1). The Company will use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and will take all other action reasonably necessary or advisable to secure the Company Requisite Votes (except to the extent that the Company has effected a Change of Recommendation in accordance with this Section 6.1). The Company shall keep Holdings and Merger Sub updated with respect to proxy solicitation results as reasonably requested by Holdings or Merger Sub. Neither the Board of Directors of the Company nor any committee thereof shall, directly or indirectly, withdraw (or modify or qualify in a manner adverse to Holdings or Merger Sub), or publicly propose to withdraw (or modify or qualify in a manner adverse to Holdings or Merger Sub), the Recommendation (any such action being referred to as a “Change of Recommendation”); it being understood that any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) of the Exchange Act shall not be deemed to be a Change of Recommendation); provided, that at any time prior to obtaining the Company Requisite Votes, the Board of Directors of the Company may effect a Change of Recommendation if (i) the Board of Directors shall have determined in good faith, after consultation with its outside legal counsel, that such action is necessary in order for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, and (ii) the Company has provided Holdings with at least three business days’ prior written notice of such Change of Recommendation. Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement is terminated in accordance with Section 8.1, the obligation of the Company to call, give notice of, convene and hold the Stockholders Meeting as promptly as practicable after the date of this Agreement shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal or by a Change of Recommendation.

SECTION 6.2 Proxy Statement. As soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. Holdings, Merger Sub and the Company will cooperate and consult with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Holdings and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall not file the preliminary Proxy Statement, or any amendment or supplement thereto, without providing Holdings a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof and to cause the Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Holdings prior to responding to SEC comments with respect to the preliminary Proxy Statement. Each of Holdings, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. The Company shall as soon as reasonably practicable (i) notify Holdings of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information and (ii) provide Holdings with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement.

SECTION 6.3 Resignation of Directors. At the Closing, the Company shall deliver to Holdings evidence reasonably satisfactory to Holdings of the resignation of all directors of the Company and, as specified by Holdings reasonably in advance of the Closing, all directors of each subsidiary of the Company, in each case, effective at the Effective Time.

SECTION 6.4 Access to Information; Confidentiality.

(a) From the date of this Agreement to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall cause its subsidiaries, officers, directors, employees and Representatives to, afford the officers, employees and Representatives of Holdings and its financing sources (and their Representatives) reasonable access, consistent with applicable law, at all reasonable times to its officers, employees, Representatives, properties, offices, and other facilities and to all books and records, and shall furnish Holdings with all financial, operating and other data and information as Holdings, through its officers, employees or Representatives, may from time to time reasonably request in writing. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such employees of their normal duties. Neither the Company nor any of its subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or its subsidiaries or contravene any Law or Order (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b) Each of Holdings and Merger Sub will hold and treat and will cause its officers, employees and Representatives to hold and treat in confidence all documents and information concerning the Company and its subsidiaries furnished to Holdings or Merger Sub or their affiliates in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated April 18, 2008, between the Company and Parent (the “Confidentiality Agreement”) which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

SECTION 6.5 Acquisition Proposals.

(a) The Company agrees that (i) it and its officers and directors shall not, (ii) its subsidiaries and its subsidiaries’ officers and directors shall not and (iii) it shall use reasonable best efforts to ensure that its and its subsidiaries’ investment bankers, attorneys, accountants, agents and other representatives (“Representatives”) shall not, (A) directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to (x) a tender offer or exchange offer, proposal for a merger, consolidation or other business combination involving the Company and/or any of its material subsidiaries or (y) any proposal or offer to acquire in any manner an equity interest representing a 20% or greater economic or voting interest in the Company or any of its material subsidiaries or the assets, securities or other ownership interests of or in the Company or any of its subsidiaries representing 20% or more of the consolidated assets or net income of the Company and its subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”), or (B) directly or indirectly, engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an Acquisition Proposal. The Company agrees that it will, and it will cause its subsidiaries and Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. The Company shall (I) promptly (and in no event later than forty-eight (48) hours after receipt) notify Holdings in writing of the receipt of any Acquisition Proposal (or any request for information or other inquiry or request that could reasonably be expected to lead to an Acquisition Proposal) after the date of this Agreement, which notice shall include the identity of the person making such Acquisition Proposal and set forth in reasonable details the material terms and conditions thereof, (II) keep Holdings reasonably informed on a current basis (and in any event within forty-eight (48) hours of the occurrence of any material changes, developments, discussions or negotiations, unless any such material changes, developments, discussions or negotiations are received by the Company in writing, then such time period shall be reduced to twenty-four (24) hours) of the status and details (including any change to the financial or other material terms thereof) of any such Acquisition Proposal, inquiry or request and (III) provide Holdings as soon as practicable (and in any event within 24 hours) after receipt thereof copies of any written Acquisition Proposal, inquiry or request (including any amendments, modifications or supplements thereto). Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or its Board of Directors from: (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to an Acquisition Proposal (provided that neither the Company nor its Board of Directors may make any Change of Recommendation unless permitted by Section 6.1); (ii) prior to obtaining the Company Requisite Votes, providing access to its properties, books and records and providing information or data (provided that, to the extent not previously given to Holdings, such access, information or data is also given to Holdings promptly after providing access thereto to any person in accordance with this Section 6.5(a), unless providing such access, information or data to Holdings would reasonably be expected to make it more difficult in any material respect to obtain all requisite clearances, approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or other Antitrust Law) in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the person so requesting such information an executed confidentiality agreement on terms no more favorable to such person than those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement); (iii) prior to obtaining the Company Requisite Votes, contacting or engaging in any discussions with any person who has made an unsolicited bona fide written Acquisition Proposal solely for the purpose of clarifying such Acquisition Proposal and any material terms thereof and the conditions to consummation so as to determine whether such Acquisition Proposal would reasonably be expected to lead to a Superior Proposal; and (iv) prior to obtaining the Company Requisite Votes, contacting or engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal (which negotiations and discussions are not solely for clarification purposes), if and only to the extent that in connection with the foregoing clauses (ii) or (iv), (1) the Company has not breached its obligations under this Section 6.5(a), (2) the Board of Directors of the Company shall have determined in good faith, after consultation with its outside legal counsel and its financial advisors that, (x) such Acquisition Proposal constitutes, or would reasonably be expected to constitute or result in, a Superior Proposal, and (y) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law and (3) prior to taking such action, the Company shall provide written notice to Holdings of such matter. The Company shall not, and shall cause its subsidiaries not to, enter into any confidentiality or similar agreement with any person which prohibits the Company from providing to Holdings any of the information required to be provided to Holdings under this Section 6.5 within the time periods contemplated hereby.

(b) Neither the Board of Directors of the Company nor any committee thereof shall (i) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal or Acquisition Proposal Documentation (as defined below) or (ii) execute (or allow the Company or any of its subsidiaries to execute) any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting an Acquisition Proposal (other than a confidentiality agreement pursuant to Section 6.5(a)) (any such documentation, “Acquisition Proposal Documentation”). Notwithstanding the foregoing or any other provision of this Section 6.5 to the contrary, if, at any time prior to obtaining the Company Requisite Votes (but after the expiration of the Notice Period (as defined below)), the Company’s Board of Directors determines, in response to an Acquisition Proposal that was unsolicited and that did not otherwise result from a breach of Section 6.5(a) in any material respect, that such Acquisition Proposal is a Superior Proposal (after giving effect to all of the adjustments to this Agreement which may be offered by Holdings prior to or during the Notice Period), (1) the Company may terminate this Agreement, (2) the Company’s Board of Directors may approve or recommend such Superior Proposal to its stockholders (it being understood that any such approval or recommendation shall constitute a Change of Recommendation) and/or (3) immediately prior to or concurrently with the termination of this Agreement, the Company may enter into or execute any Acquisition Proposal Documentation with respect to such Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 6.5(b), and any such termination shall be void and of no force or effect, unless the Company prior to or concurrently with such termination pays to Holdings the fee payable pursuant to Section 8.2(b); and provided, further, that the Company may not terminate this Agreement pursuant to this Section 6.5(b) unless (x) the Company has provided a written notice to Holdings (a “Notice of Superior Proposal”) advising Holdings that the Company has received a Superior Proposal and specifying the identity of the person making such Superior Proposal and the material terms thereof, together with copies of any written offer or proposal in respect of such Superior Proposal (it being understood that neither the delivery of a Notice of Superior Proposal nor any subsequent public announcement thereof, in each case in and of itself, shall entitle Holdings to terminate this Agreement pursuant to Section 8.1(e)(ii)), and (y) Holdings does not, within four business days following its receipt of the Notice of Superior Proposal (the “Notice Period”), make an offer that, as determined by the Board of Directors of the Company, results in the applicable Acquisition Proposal no longer being a Superior Proposal (provided that, during the Notice Period, the Company shall, if so requested by Holdings, negotiate in good faith with Holdings with respect to any revised proposal from Holdings in respect of the terms of the transactions contemplated by this Agreement), it being further understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require the delivery to Holdings of a new Notice of Superior Proposal and a new Notice Period.

(c) For purposes of this Agreement, “Superior Proposal” shall mean any Acquisition Proposal for more than 80% of the outstanding equity interests in the Company or more than 80% of the consolidated assets of the Company and its subsidiaries, taken as a whole, on terms that the Board of Directors of the Company determined in good faith, after consultation with the Company’s outside legal and financial advisors (taking into account such factors as the Board of Directors of the Company considers to be appropriate including the conditionality, timing and likelihood of consummation of such Acquisition Proposal) are more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement.

(d) Without limiting any other rights of Holdings under this Agreement, neither any Change of Recommendation nor any termination of this Agreement shall have any effect on any of the approvals or other actions referred to herein for the purpose of causing the Anti-Takeover Statutes to be inapplicable to this Agreement and the transactions contemplated hereby.

SECTION 6.6 Employment and Employee Benefits Matters.

(a) The Surviving Corporation and each of its subsidiaries, for the period commencing at the Effective Time and ending on the second anniversary thereof, shall (i) maintain, for any employee of the Company or any of its subsidiaries (including but not limited to inactive employees on short-term disability or paid or unpaid leave of absence status, including medical family leave) who remains employed by the Surviving Corporation or one of its subsidiaries, for so long as such employee remains so employed following the Effective Time (each a “Continuing Employee”), annual base salary or wages and annual cash target bonus opportunities that are, in the aggregate, no less favorable than those in effect immediately prior to the Effective Time, (ii) maintain employee benefits (excluding equity-based programs) for Continuing Employees providing welfare and retirement benefits that are, in the aggregate, no less favorable than those provided to such Continuing Employees immediately prior to the Effective Time and (iii) establish a long-term cash incentive bonus program for the benefit of Continuing Employees who received equity-based awards under any of the Company Stock Plans, which shall provide such employees with a bonus opportunity that is designed to be no less favorable than the bonus opportunity provided to similarly situated employees of Parent or any of its subsidiaries; provided, however, subject to the foregoing, nothing herein shall prevent the amendment or termination of any Company Plan or interfere with the Surviving Corporation’s or any Company subsidiary’s right or obligation to make such changes as are necessary to conform with applicable law.

(b) As of and after the Effective Time, the Surviving Corporation will give Continuing Employees full credit for purposes of eligibility to participate and vesting and benefit accruals, under any employee benefit plans maintained for the benefit of Continuing Employees as of and after the Effective Time by the Surviving Corporation (each, a “Surviving Corporation Plan”) for the Continuing Employees’ service with the Company, its subsidiaries and their predecessor entities to the same extent recognized by the Company in connection with the Company Plans immediately prior to the Effective Time (except to the extent this credit would result in a duplication of benefit accruals for the same period of service under any defined benefit pension plans). With respect to each Surviving Corporation Plan that is a “welfare benefit plan” under Section 3(1) of ERISA which are made available to Continuing Employees in the plan year in which the Effective Time occurs, the Surviving Corporation or its subsidiaries shall (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar plans maintained by the Company and its subsidiaries immediately prior to the Effective Time.

(c) The provisions of this Section 6.6 are solely for the benefit of the respective parties to this Agreement and nothing in this Section 6.6, express or implied, shall confer upon any Company Employee, or legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 6.6, expressed or implied, shall be construed to prevent the Surviving Corporation or any of its affiliates from terminating or modifying to any extent or in any respect any benefit plan that the Surviving Corporation or any of its affiliates may establish or maintain.

SECTION 6.7 Directors’ and Officers’ Indemnification and Insurance.

(a) Without limiting any additional rights that any employee may have under any employment agreement or Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Holdings and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each present (as of the Effective Time) and former officer or director of the Company and its subsidiaries in their capacity as such (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any Action, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director, fiduciary or agent of the Company or any of its subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. In the event of any such Action, (x) each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any Action from Holdings or the Surviving Corporation within ten business days of receipt by Holdings from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Company’s Certificate of Incorporation or Bylaws, to repay such advances if it is ultimately determined that such person is not entitled to indemnification, (y) neither Holdings nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened Action (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents, and (z) the Surviving Corporation shall cooperate in the defense of any such matter.

(b) The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the Company’s Certificate of Incorporation and Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(c) The Surviving Corporation shall maintain, at no expense to the beneficiaries, for a period of not less than six years after the Effective Time for the persons who, as of the date of this Agreement, are covered by the Company’s directors’ and officers’ liability insurance policies, directors’ and officers’ liability insurance policies that provide coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that are no less favorable in both amount and terms and conditions of coverage than the existing policies of the Company (true and complete copies of which have previously been made available to Holdings) or, if substantially equivalent insurance coverage is unavailable, the best available coverage, in either case from insurance carriers with financial strength ratings equal to or greater than the financial strength ratings of the Company’s existing directors’ and officers’ liability insurance carriers; provided, however, that, in lieu of the foregoing, the Company or the Surviving Corporation may, or if requested by Holdings, the Company shall, purchase a six-year “tail” coverage (provided that only the cost of the Side A coverage for Indemnified Parties where the existing policies also include coverage for the Company shall be taken into account for purposes of calculating the 300% threshold below) that is no less favorable in both amount and terms and conditions of coverage than the existing policies of the Company from insurance carriers with financial strength ratings equal to or greater than the financial strength ratings of the Company’s existing directors’ and officers’ liability insurance carriers; provided further that in no event shall the Surviving Corporation be required to, and the Company shall not be permitted to, pay aggregate premiums for insurance under this Section 6.7(c) in excess of 300% of the amount of the aggregate premiums paid by the Company in respect of such coverage for its most recently completed fiscal year; provided, further, that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain policies with the greatest coverage available for a cost not exceeding such amount.

(d) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is brought against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.7 shall continue in effect until the final disposition of such Action.

(e) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

(f) In the event that the Surviving Corporation or Holdings or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its assets and properties to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Holdings, as the case may be, shall succeed to the obligations set forth in this Section 6.7. In addition, the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 6.7.

SECTION 6.8 Further Action; Efforts.

(a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement and to cause the conditions to Closing to be satisfied as promptly as practicable. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and all Foreign Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable and in any event prior to the expiration of any applicable legal deadline (provided that the filing of a Notification and Report Form pursuant to the HSR Act will be made within 20 business days of the date of this Agreement) and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other Antitrust Law and to use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of the requisite clearances, approvals and authorizations under any other Antitrust Law.

(b) Each of Holdings and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 6.8(a) to obtain all requisite clearances, approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, the Federal Trade

Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, as amended, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, Laws and Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(c) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with Holdings and Merger Sub and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none of Holdings, Merger Sub or any of their affiliates shall be required to defend, contest or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any Order, in connection with the transactions contemplated by this Agreement.

(d) Notwithstanding anything in this Agreement to the contrary, none of Holdings, Merger Sub or any of their affiliates shall be required to, and the Company may not, without the prior written consent of Holdings, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the Surviving Corporation, Holdings, Merger Sub or any of their respective affiliates, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the Surviving Corporation, Holdings, Merger Sub or any of their respective affiliates in any manner, or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Holdings, Merger Sub or any of their respective affiliates; provided that, if requested by Holdings, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on the Company in the event the Closing occurs.

(e) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.8 shall limit a party’s right to terminate this Agreement pursuant to Section 8.1(b) so long as such party has, prior to such termination, complied in all material respects with its obligations under this Section 6.8.

SECTION 6.9 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Holdings. Thereafter, each of the Company, Holdings and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Holdings (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to provide the other party reasonable time to comment on such release or announcement in advance of such issuance.

SECTION 6.10 Financing.

(a) (i) Holdings shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions described in the Financing Commitment Letters (or on revised terms no less favorable in any material respect to Holdings (as determined in the reasonable judgment of Holdings)) which terms do not contain any provisions which would reasonably be expected to prevent, materially delay or materially impede the consummation of the Financing or the transactions contemplated by this Agreement, including using reasonable best efforts to (A) maintain in effect the Financing Commitment Letters, (B) satisfy on a timely basis all conditions applicable to Holdings and Merger Sub obtaining the Debt Financing that are within their control, (C) negotiate definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitment Letters (including any “flex” provisions) and (D) consummate the Financing at or prior to the Closing; provided that in no circumstance shall Holdings, Merger Sub or any of their affiliates be required to commence litigation or bring any other Action against the lenders and other persons providing Financing to seek to enforce Holdings’, Merger Sub’s or any of their affiliates’ rights under the Financing Commitment Letters or otherwise. Holdings shall not, and shall not permit Merger Sub to, agree to or permit any amendment, replacements, supplement or other modification of, or waive any of its material rights under, any Financing Commitment Letters or any definitive agreements related to the Financing Commitment Letters (including any and all fee letters), in each case, without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed), except any such amendment, replacement, supplement or other modification to or waiver of any provision of the Financing Commitment Letters or any definitive agreements relating thereto, including any and all fee letters, that amends the Financing in a manner that would not reasonably be expected to prevent, materially delay or materially impede the consummation of the Financing or the transactions contemplated by this Agreement; and provided that, for the avoidance of doubt, Holdings and Merger Sub may replace and amend the Debt Financing Commitment Letters to add lenders, lead arrangers, book runners, syndication agents or similar entities who had not executed Debt Financing Commitment Letters as of the date of this Agreement so long as any such addition would not reasonably be expected to prevent, materially hinder or materially delay the consummation of the Debt Financing or the transactions contemplated by this Agreement. Upon any such amendment, replacement, supplement or modification of any of the Financing Commitment Letters in accordance with this Section 6.10(a), the term “Financing Commitment Letters” shall mean the Financing Commitment Letters as so amended, replaced, supplemented or modified in accordance with this Section 6.10(a) and, in the event that Holdings or Merger Sub obtains Alternative Financing in accordance with this Section 6.10(a), the term “Financing Commitment Letters” shall mean the commitment letter or letters (as amended, replaced, supplemented or modified in accordance with this Section 6.10(a)) related to the Alternative Financing.

(ii) In the event all or any portion of the Debt Financing becomes unavailable on the terms and conditions described in or contemplated by the Debt Financing Commitment Letters for any reason, Holdings shall use its reasonable best efforts to arrange to obtain, as promptly as practicable following the occurrence of such event but no later than the final day of the Marketing Period, alternative financing from alternative sources (the “Alternative Financing”) in an amount sufficient to consummate the transactions contemplated by this Agreement which would not involve terms that are less favorable in any material respect to Holdings (as determined in the reasonable judgment of Holdings) and which would not contain any provisions which would reasonably be expected to prevent, materially delay or materially impede the consummation of the Financing or the transactions contemplated by this Agreement. In the event that Alternative Financing shall be obtained pursuant to this Section 6.10(a)(ii), Holdings shall comply with its covenants in Section 6.10(a)(i) with respect to such Alternative Financing. For purposes of this Agreement, “Marketing Period” shall mean the first period of 30 consecutive days throughout and at the end of which (A) Holdings shall have (and its financing sources shall have access to) the Required Information that the Company is required to provide to Holdings pursuant to Section 6.10(b), (B) the conditions set forth in Section 7.1 shall be satisfied or, solely in the event that the Marketing Period has not commenced prior to March 30, 2009, then only the condition set forth in Section 7.1(a) need be satisfied throughout such 30 consecutive days (it being understood that all of the conditions set forth in Section 7.l shall nevertheless be required to be satisfied at the end of such 30 consecutive day period) and (C) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.2(a), 7.2(b) or 7.2(c) to fail to be satisfied assuming the Closing were to be scheduled for any time during such 30 consecutive day period; provided that (i) if the Marketing Period has not ended on or prior to August 14, 2008, the Marketing Period shall commence no earlier than September 2, 2008, (ii) if the Marketing Period has not ended on or prior to December 16, 2008, the Marketing Period shall commence no earlier than January 3, 2009 and (iii) the Marketing Period shall not be deemed to have commenced if Ernst & Young LLP shall have withdrawn its audit opinion with respect to any financial statements contained in the Filed SEC Reports unless and until a new unqualified audit opinion is issued with respect to the consolidated financial statements for the applicable periods by Ernst & Young LLP or another independent registered accounting firm reasonably acceptable to Holdings.

(iii) Holdings shall give the Company prompt written notice of any material breach by any party of any of the Financing Commitment Letters (or commitments for any Alternative Financing obtained in accordance with this Section 6.10(a)) of which Holdings becomes aware or any termination of any of the Financing Commitment Letters (or commitments for any Alternative Financing obtained in accordance with this Section 6.10(a)). Holdings shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange and consummate the Financing (or Alternative Financing obtained in accordance with this Section 6.10(a)).

(b) Prior to the Closing, the Company shall provide to Holdings and Merger Sub, and shall cause its subsidiaries to, and shall use its reasonable best efforts to cause the respective officers, employees and Representatives of the Company and its subsidiaries to, provide to Holdings and Merger Sub all cooperation reasonably requested by Holdings that is necessary or reasonably required in connection with the Financing, including the following: (i) using reasonable best efforts to cause the Company’s senior officers and other Representatives to participate in meetings, presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions and sessions with rating agencies; (ii) assisting with the preparation of appropriate and customary materials for rating agency presentations, offering documents, bank information memoranda (including the delivery of customary representation letters as contemplated by the Senior Debt Commitment Letter) and similar documents reasonably required in connection with the Financing; (iii) using its reasonable best efforts to assist with the preparation of any pledge and security documents, any loan agreement, currency or interest hedging agreement, other definitive financing documents on terms satisfactory to Holdings, or other certificates, legal opinions or documents as may be reasonably requested by Holdings (including a certificate from the person who will be the Chief Financial Officer of the Surviving Corporation that the Surviving Corporation and its subsidiaries, on a consolidated basis, will be solvent as of the Closing (after giving effect to the Debt Financing and the other transactions contemplated by this Agreement)), provided that no obligation of the Company or any of its subsidiaries under any such document or agreement shall be effective until the Effective Time; (iv) using reasonable best efforts to facilitate the pledging of collateral, provided that no pledge shall be effective until the Effective Time; (v) using reasonable best efforts to furnish on a confidential basis to Holdings and Merger Sub and their financing sources, as promptly as practicable, with financial and other pertinent information regarding the Company as may be reasonably requested by Holdings, including all financial statements and other financial data required by the Debt Financing Commitment Letters (the “Required Information”); (vi) providing monthly financial statements (excluding footnotes) to the extent the Company customarily prepares such financial statements within the time such statements are customarily prepared; and (vii) using reasonable best efforts to cause its independent accountants to cooperate with and assist Holdings in preparing customary and appropriate information packages and offering materials as the parties to the Debt Financing Commitment Letters may reasonably request for use in connection with the offering and/or syndication of debt securities, loan participations and other matters contemplated by the Debt Financing Commitment Letters; provided that nothing in this Agreement shall require such cooperation to the extent it would, in the Company’s reasonable judgment, interfere unreasonably with the business or operations of the Company or any of its subsidiaries; provided further that notwithstanding anything in this Agreement to the contrary, until the Effective Time occurs, neither the Company nor any of its subsidiaries shall (1) be required to pay any commitment or other similar fee, (2) have any liability or obligation under any loan agreement or any related document or any other agreement or document related to the Financing (or Alternative Financing) or (3) be required to incur any other liability in connection with the Financing contemplated by the Financing Commitment Letters (or any Alternative Financing). Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs to the extent such costs are incurred by the Company or its subsidiaries in connection with such cooperation provided by the Company, its subsidiaries, their respective officers, employees and other Representatives pursuant to the terms of this Section 6.10(b) or in connection with compliance with its obligations under this Section 6.10(b) and Parent shall indemnify and hold harmless the Company and its subsidiaries and their respective officers, employees and Representatives from and against any and all liabilities or losses suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith (other than arising from information provided by the Company or its subsidiaries), except in the event such liabilities or losses arose out of or result from the willful misconduct of the Company, any of its subsidiaries or any of their respective Representatives. The Company hereby consents to the use of its and its subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended or reasonably likely to harm or disparage the Company or any of its subsidiaries or the reputation or goodwill of the Company or any of its subsidiaries and its or their marks.

SECTION 6.11 Debt Tender Offers.

(a) As soon as reasonably practicable after the receipt of any written request by Holdings to do so, the Company shall use its reasonable best efforts to commence offers to purchase any or all of the outstanding aggregate amount and all other amounts due of either or both series of the Notes, on such terms and conditions, including pricing terms, that are specified, from time to time, by Holdings (each a “Debt Tender Offer” and collectively, the “Debt Tender Offers”) and Holdings shall assist the Company in connection therewith; provided that the Company’s counsel shall provide normal and customary legal opinions (excluding with respect to federal securities laws) required in connection with the Debt Tender Offers. Notwithstanding the foregoing, the closing of the Debt Tender Offers shall be conditioned on the occurrence of the Closing, and the parties shall use their reasonable best efforts to cause the Debt Tender Offers to close on the Closing Date. Subject to the preceding sentence, the Company shall provide, and shall cause its subsidiaries to, and shall use its reasonable best efforts to cause their respective Representatives to, provide all cooperation reasonably requested by Holdings in connection with the Debt Tender Offers. The Company (i) shall waive any of the conditions to the Debt Tender Offers (other than the occurrence of the Closing) and make any change to the Debt Tender Offers, in each case, as may be reasonably requested by Holdings and (ii) shall not, without the written consent of Holdings, waive any condition to the Debt Tender Offers or make any changes to the Debt Tender Offers. Holdings shall ensure that at the Effective Time the Surviving Corporation has all funds necessary to pay for the Notes that have been properly tendered and not withdrawn pursuant to the Debt Tender Offers.

(b) The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with the Debt Tender Offers shall be selected by Holdings. The Company shall enter into customary agreements (including indemnities) with such parties so selected and on terms and conditions acceptable to Holdings.

(c) With respect to any series of Notes, if requested by Holdings in writing on a timely basis, in lieu of commencing a Debt Tender Offer for such series (or in addition thereto), the Company shall, to the extent permitted by the Indenture governing such series of Notes, (A) issue a notice of redemption providing for the redemption on a date agreed with Holdings not more than 30 days after the delivery of such notice of redemption (or such later time required by the Indenture) for all of the outstanding aggregate principal amount of Notes of such series pursuant to the requisite provisions of the Indenture, and/or (B) take any actions reasonably requested by Holdings that are reasonably necessary to facilitate the defeasance, satisfaction and/or discharge of such series pursuant to the applicable section of the Indenture, and shall redeem, defease or satisfy and/or discharge, as applicable, such series in accordance with the terms of the Indenture at the Effective Time; provided, that the Company’s counsel shall provide such legal opinions as may be reasonably requested in connection with any such redemption or satisfaction and discharge. Holdings shall ensure that at the Effective Time the Surviving Corporation has all funds necessary in connection with any such redemption or satisfaction and discharge.

(d) Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs to the extent such costs are incurred by the Company or its subsidiaries in connection with it complying with its obligations under this Section 6.11, and Parent shall indemnify and hold harmless the Company and its subsidiaries and Representatives from and against any and all liabilities or losses suffered or incurred by them to the extent such liabilities or losses arose out of the actions taken by the Company pursuant to this Section 6.11 (other than arising from information provided by the Company or its subsidiaries), except in the event such liabilities or losses arose out of or result from the willful misconduct of the Company, any of its subsidiaries or any of their respective Representatives.

SECTION 6.12 Notification of Certain Matters. The Company shall give prompt written notice to Holdings, and Holdings shall give prompt written notice to the Company, upon obtaining knowledge of (i) any notice or other communication received by such party from any Governmental Entity in connection with this Agreement, the Merger or the transactions contemplated hereby, or from any person alleging that the consent of such person is or may be required in connection with the Merger or the transactions contemplated hereby, (ii) any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to this Agreement, the Merger or the transactions contemplated hereby, and (iii) any fact, event or circumstance known to it that (a) in the case of the Company, individually or taken together with all other facts, events and circumstances known to it, has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) would cause or constitute, or would reasonably be expected to cause or constitute, a breach in any material respect of any of such person’s representations, warranties, covenants or agreements contained herein, (c) would cause, or would reasonably be expected to cause, the failure of any condition precedent to Holdings’ or the Company’s obligations under this Agreement or (d) would reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated hereby; provided, however, that (x) the delivery of any notice pursuant to this Section 6.12 shall not limit or otherwise affect any remedies available to Holdings or the Company, as applicable, or prevent or cure any misrepresentations, breach of warranty or breach of covenant or the conditions to the obligations of the parties under this Agreement, and (y) disclosure by the Company or Holdings shall not be deemed to amend or supplement the Company Disclosure Schedule or the Holdings Disclosure Schedule, as applicable, or constitute an exception to any representation or warranty. This Section 6.12 shall not constitute a covenant or agreement for purposes of Section 7.2(b) or Section 7.3(b).

SECTION 6.13 Section 16 Matters. Prior to the Effective Time, the Company will take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of Shares (including derivative securities with respect to Shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

SECTION 6.14 Filings. Until the Effective Time, the Company will timely file with the SEC each form, report and document required to be filed by the Company under the Exchange Act and will promptly make available to Holdings copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in such reports shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis (except to the extent indicated in the notes thereto) and shall fairly present, in all material respects, the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended in accordance with generally accepted accounting principles.

SECTION 6.15 Anti-Takeover Statute. If any Anti-Takeover Statute is or may become applicable to this Agreement (including the Merger and the other transactions contemplated hereby), each of the Company, Holdings and Merger Sub and their respective Boards of Directors shall grant all such approvals and take all such actions as are necessary so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

SECTION 6.16 Stockholder Litigation. The Company shall give Holdings the opportunity to participate in, but not control, the defense or settlement of any stockholder litigation against the Company and/or any of its directors or officers relating to this Agreement, the Merger or any of the transactions contemplated hereby, and no such settlement of any stockholder litigation shall be agreed to without Holdings’ prior written consent (which shall not be unreasonably withheld or delayed).

SECTION 6.17 Name; Headquarters.

(a) Following the Effective Time, the name of the Surviving Corporation shall remain Wm. Wrigley Jr. Company.

(b) Following the Effective Time, Parent intends to combine its operations and business associated with the manufacture, marketing and distribution of the Skittles® and Starburst® product lines with and into the Surviving Corporation. The Surviving Corporation, as so constituted, will conduct its business and operations as a separate, stand-alone business unit operating under Parent.

(c) Following the Effective Time, the current Executive Chairman of the Company shall be designated the Executive Chairman (and senior most executive officer) of the Surviving Corporation, reporting directly to the chief executive officer of Parent, and with responsibility for the business and operations of the Surviving Corporation.

(d) Following the Effective Time, the Surviving Corporation shall continue with civic and charitable activities and contributions that, in the aggregate, are at the level and of the general nature consistent with past practice of the Company.

(e) In connection with the public announcement of the transactions contemplated by this Agreement, the Company and Holdings will publicly disclose the matters set forth in this Section 6.17.

ARTICLE VII

CONDITIONS OF MERGER

SECTION 7.1 Conditions to Obligation of the Company, Holdings and Merger Sub to Effect the Merger. The respective obligations of the Company, Holdings and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a) this Agreement shall have been adopted by the stockholders of the Company by the Company Requisite Votes;

(b) no federal, state, local or foreign Law or Order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains or enjoins the consummation of the Merger; provided, however, that prior to invoking this condition each party agrees to comply with Section 6.8; and

(c) (i) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or expired, (ii) all required approvals by the European Commission applicable to the Merger under applicable Law shall have been obtained or any applicable waiting period thereunder shall have been terminated or expired and (iii) all required approvals under any Antitrust Laws applicable to the Merger in the jurisdictions listed on Section 7.1(c) of the Company Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have been terminated or expired.

SECTION 7.2 Conditions to Obligations of Holdings and Merger Sub. The obligations of Holdings and Merger Sub to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a) (i) the representations and warranties of the Company set forth in Section Section 3.4 and Section 3.8(a) shall be true and correct in all respects as of the Effective Time as though made on and as of such time, (ii) the representations and warranties of the Company set forth in Section 3.3(a) (except for decreases and except for increases of not more than 0.01% in the number of the Company’s outstanding Shares (including Shares issuable upon exercise of Options) disclosed in Section 3.3(a)) shall be true and correct as of the Effective Time as though made on and as of such time and (iii) the representations and warranties of the Company set forth in this Agreement, other than those specified in the foregoing clauses (i) and (ii), shall be true and correct as of the Effective Time as though made on and as of such date except where the failure of any such representations and warranties to be so true and correct (without giving effect to any “materiality” or “Material Adverse Effect” or similar qualifiers set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect; provided that, for the purposes of clauses (i), (ii) and (iii), any representation or warranty of the Company set forth in this Agreement that is made only as of a specified date shall be required to be true and correct (subject to the standard specified in clause (i), (ii) or (iii), as applicable) only as of such date;

(b) the Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Effective Time;

(c) Holdings shall have received a certificate of the Executive Chairman, Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions set forth in Sections 7.2(a) and (b) have been satisfied; and

(d) all required approvals under any Antitrust Laws applicable to the Merger in the jurisdictions listed on Section 7.2(d) of the Holdings Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have been terminated or expired.

SECTION 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a) the representations and warranties of Holdings and Merger Sub set forth in Section 4.2 shall be true and correct in all respects as of the Effective Time as though made on and as of such time and (ii) the representations and warranties of Holdings and Merger Sub set forth in this Agreement (other than Section 4.2) shall be true and correct as of the Effective Time as though made on and as of such date except where the failure of any such representations and warranties to be so true and correct (without giving effect to any “materiality” or “Material Adverse Effect” or similar qualifiers set forth therein), individually or in the aggregate, does not, and would not reasonably be expected to, prevent, materially delay or materially impede the consummation of the transactions contemplated hereby;

(b) each of Holdings and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Effective Time; and

(c) the Company shall have received a certificate of a senior executive officer of each of Holdings and Merger Sub, certifying that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

(a) by mutual written consent of Holdings, Merger Sub and the Company;

(b) by Holdings or the Company if any Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable;

(c) by either Holdings or the Company if the Effective Time shall not have occurred on or before April 30, 2009 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the party seeking to terminate if any action of such party or the failure of such party to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

(d) by the Company:

(i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Holdings or Merger Sub contained in this Agreement such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied and, in either such case, such breach is incapable of being cured by the Termination Date; provided that the Company shall have given Holdings at least 30 days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(d)(i); and provided further that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement;

(ii) if all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing but which conditions would be satisfied if the Closing Date were the date of such termination) and Holdings has failed to consummate the Merger on or prior to the final day of the Marketing Period;

(iii) prior to obtaining the Company Requisite Votes, pursuant to (and subject to the terms and conditions of) Section 6.5(b);

(e) by Holdings:

(i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied and, in either such case, such breach is incapable of being cured by the Termination Date; provided that Holdings shall have given the Company at least 30 days written notice prior to such termination stating Holdings’ intention to terminate this Agreement pursuant to this Section 8.1(e)(i); provided, further that Holdings shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Holdings or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement; or

(ii) if the Board of Directors of the Company or any committee thereof (A) shall have made a Change of Recommendation or (B) shall have recommended, adopted or approved, or proposed publicly to recommend, adopt or approve, any Acquisition Proposal or Acquisition Proposal Documentation; or

(f) by either Holdings or the Company if, upon a vote taken thereon at the Stockholders Meeting or any postponement or adjournment thereof, this Agreement shall not have been adopted by the Company Requisite Votes.

SECTION 8.2 Effect of Termination.

(a) In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except with respect to Section 6.4(b), the penultimate sentence of Section 6.10(b), Section 6.11(d), this Section 8.2, Section 8.3, Section 8.4, Section 8.5 and Article IX, which shall survive such termination; provided, however, that, subject to Section 8.2(c)(ii), Section 8.2(c)(iii) and Section 9.11, nothing herein shall relieve any party from liability for any willful and material breach of any of its obligations under this Agreement or fraud.

(b) Company Termination Fee.

(i) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(iii) or by Holdings pursuant to Section 8.1(e)(ii), then the Company shall pay $690,000,000 (the “Company Termination Fee”) to, or as directed by, Holdings, at or prior to the termination in the case of a termination pursuant to Section 8.1(d)(iii) or as promptly as reasonably practicable (and, in any event, within two business days following such termination) in the case of a termination pursuant to Section 8.1(e)(ii), by wire transfer of same day funds; and

(ii) In the event that this Agreement is terminated by either Holdings or the Company pursuant to Section 8.1(c) or Section 8.1(f) or by Holdings pursuant to Section 8.1(e)(i) and (A) at any time after the date of this Agreement and prior to such termination (in the case of a termination pursuant to Section 8.1(c)), or prior to the breach giving rise to Holdings’ right to terminate under Section 8.1(e)(i) (in the case of a termination pursuant to Section 8.1(e)(i)) or prior to the taking of a vote to adopt this Agreement at the Stockholders Meeting or any postponement or adjournment thereof (in the case of a termination pursuant to Section 8.1(f)), an Acquisition Proposal shall have been made or communicated to the senior management or the Board of Directors of the Company or shall have been publicly announced or publicly made known to the stockholders of the Company and shall not have been withdrawn prior to such termination (in the case of a termination pursuant to Section 8.1(c)), prior to the breach giving rise to Holdings’ right to terminate under Section 8.1(e)(i) (in the case of a termination pursuant to Section 8.1(e)(i)) or prior to the taking of a vote to adopt this Agreement at the Stockholders Meeting or any postponement or adjournment thereof (in the case of a termination pursuant to Section 8.1(f)), and (B) within twelve months after such termination, the Company shall have entered into a definitive agreement with respect to any Acquisition Proposal, or any Acquisition Proposal shall have been consummated (in each case, whether or not such Acquisition Proposal is the same as the original Acquisition Proposal made, communicated, publicly made known or publicly announced), then, in any such event, the Company shall pay to, or as directed by, Holdings the Company Termination Fee, such payment to be made upon the earlier of the Company entering into an agreement providing for such Acquisition Proposal or the consummation of such Acquisition Proposal, by wire transfer of same day funds. For the purpose of this Section 8.2(b), all references in the term Acquisition Proposal to “20% or more” or “20% or greater” will be deemed to be references to “more than 50%”. In no event shall Holdings be entitled to receive the Company Termination Fee on more than one occasion.

(c) Reverse Termination Fee.

(i) In the event that this Agreement is terminated:

(A) by the Company pursuant to Section 8.1(d)(i) (if at the time of such termination there is no state of facts or circumstances (other than a state of facts or circumstances caused by or arising out of a breach of Holdings’ and Merger Sub’s representations, warranties, covenants or other agreements set forth in this Agreement) that would reasonably be expected to cause the conditions set forth in Section 7.1 and Section 7.2 not to be satisfied on or prior to the Termination Date);

(B) by the Company pursuant to Section 8.1(d)(ii); or

(C) by the Company or Holdings pursuant to (x) Section 8.1(c) for the failure to satisfy the conditions set forth in Section 7.1(b), Section 7.1(c) or Section 7.2(d) (subject to the right of Holdings to waive the condition set forth in Section 7.2(d)) due to the failure to receive any required consent or clearance under applicable Antitrust Laws from a Governmental Entity of competent jurisdiction or any action by any Governmental Entity of competent jurisdiction to prevent the Merger for antitrust reasons or (y) Section 8.1(b) due to the denial of any approval required under applicable Antitrust Laws or the taking of any other action by any antitrust or competition Governmental Entity of competent jurisdiction if, in each of clauses (x) and (y), at the time of such termination all other conditions to Closing set forth in Sections 7.1 and 7.2 (other than those conditions that by their terms are to be satisfied at the Closing but which conditions would be satisfied if the Closing Date were the date of such termination) have been satisfied, then in the case of a termination under the circumstances described in clauses (A), (B) or (C) above, Parent shall pay $1,000,000,000 (the “Reverse Termination Fee”) to, or as directed by, the Company, as promptly as reasonably practicable (and, in any event, within two business days following such termination) by wire transfer of same day funds. In no event shall the Company be entitled to the Reverse Termination Fee on more than one occasion.

(ii) The Company’s right to receive payment of the Reverse Termination Fee from Parent shall be the sole and exclusive remedy of the Company and its affiliates against Parent, Holdings, Merger Sub or any of their respective former, current or future directors, officers, employees, agents, stockholders, representatives, affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, representative, affiliate or assignee of any of the foregoing (collectively, the “Related Persons”) for any loss or damage suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform under this Agreement or otherwise and upon payment of such amount, none of Parent, Holdings, Merger Sub or any of their respective Related Persons shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that Holdings shall also be obligated with respect to Section 6.4(b) and Parent shall also be obligated with respect to the penultimate sentence of Section 6.10(b), Section 6.11(d) and the second sentence of Section 8.2(d)).

(iii) Notwithstanding anything herein to the contrary, the Company agrees that, to the extent it has incurred losses or damages in connection with this Agreement, (i) the maximum aggregate liability of Parent, Holdings and Merger Sub for such losses or damages shall not exceed the Liability Limitation (as defined below), provided that the sole obligations of Parent under and in respect of this Agreement and the transactions contemplated hereby shall be limited to the express payment and/or indemnification obligations of Parent to (A) pay the Reverse Termination Fee, if required, from Parent pursuant to Section 8.2(c)(i), (B) reimburse amounts or provide indemnification pursuant to the penultimate sentence of Section 6.10(b) or Section 6.11(d) and (C) reimburse amounts due from Parent pursuant to the second sentence of Section 8.2(d) (such payment and indemnification obligations, collectively, the “Parent Obligations”), (ii) in no event shall the Company or any of its affiliates seek to recover any money damages or any other recovery, judgment or damages of any kind, including rescissory, consequential, indirect, or punitive damages, in connection with this Agreement or the transactions contemplated hereby against Parent (other than for satisfaction of the Parent Obligations) or against, individually or in the aggregate, Parent, Holdings or Merger Sub in excess of the Liability Limitation and (iii) in no event shall the Company or any of its affiliates seek to recover any money damages or any other recovery, judgment or damages of any kind, including rescissory, consequential, indirect, or punitive damages, in connection with this Agreement or the transactions contemplated hereby against any of Parent’s, Holdings’ or Merger Sub’s respective Related Persons. “Liability Limitation” means an amount equal to $1,000,000,000 (inclusive of any payment of the Reverse Termination Fee) plus any amounts to be reimbursed and indemnification payments pursuant to the penultimate sentence of Section 6.10(b) or Section 6.11(d) and the second sentence of Section 8.2(d).

(iv) The Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, any of Parent, Holdings, Merger Sub or their respective Related Persons, through Holdings, Merger Sub or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Holdings or Merger Sub against Parent or any of their or Parent’s respective Related Persons, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any Law or otherwise, except for its right to recover from Holdings or Merger Sub (but not any of Holding’s or Merger Sub’s respective Related Persons) to the extent provided in this Agreement, and its right to receive payment and/or indemnification from Parent pursuant to the Parent Obligations (as limited by the provisions herein), and subject to the Liability Limitation and the other limitations described herein. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, the Company hereby agrees and acknowledges that the Company’s right to receive payment and/or indemnification from Parent pursuant to the Parent Obligations (as limited by the provisions herein) shall be the sole and exclusive remedy of the Company and all of its affiliates against Parent and its Related Persons (other than Holdings and Merger Sub to the extent, and subject to the limitations, contained in this Agreement) in respect of any liabilities or obligations arising under, or in connection with, this Agreement, the Financing Commitment Letters or the transactions contemplated hereby or thereby.

(d) Each of the Company, Parent, Holdings and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee when due or Parent shall fail to pay the Reverse Termination Fee when due, the Company or Parent, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with any action (including the filing of any lawsuit) taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid to the date of actual payment.

SECTION 8.3 Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Surviving Corporation shall pay any transfer Taxes imposed in connection with the Merger.

SECTION 8.4 Amendment. This Agreement may be amended by Holdings, Merger Sub and the Company by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company; provided, however, that, after adoption of this Agreement by the stockholders of the Company, no amendment may be made which by Law requires the further approval of the stockholders of the

Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by each of Holdings, Merger Sub and the Company.

SECTION 8.5 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure or delay of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (i) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (ii) this Article IX.

SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Parent, Holdings or Merger Sub:

Mars, Incorporated

6885 Elm Street

McLean, VA 22101

Attention: Peter M. Seka, General Counsel, Tax and Benefits

Facsimile: 703-448-9678

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: John G. Finley, Esq.

                    Kathryn King Sudol, Esq.

Facsimile: 212-455-2502

(b) if to the Company:

Wm. Wrigley Jr. Company

410 N. Michigan Avenue

Chicago, IL 60611

Attention: Howard Malovany, Senior Vice President, Secretary and General Counsel

Facsimile: 312-645-3533

with an additional copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

333 W. Wacker Drive

Chicago, IL 60606

Attention: William R. Kunkel, Esq.

                    L. Byron Vance III, Esq.

Facsimile: 312-407-8514

SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

(a) “affiliate” of a person means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

(b) “business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law to close in New York, New York;

(c) “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(d) “generally accepted accounting principles” means the accounting principles generally accepted in the United States;

(e) “knowledge” (i) with respect to the Company means the actual knowledge of any of the persons listed in Section 9.3(e) of the Company Disclosure Schedule and (ii) with respect to Holdings or Merger Sub means the actual knowledge of any of the persons listed in Section 9.3(e) of the Holdings Disclosure Schedule;

(f) “Permitted Liens” means: (A) zoning restrictions, easements, rights-of-way or other restrictions on the use of real property (provided that such liens and restrictions were incurred prior to the date hereof and do not, individually or in the aggregate, materially interfere with the use of such real property or the Company’s or its subsidiaries’ operation of their respective businesses as currently operated); (B) pledges or deposits by the Company or any of its subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business consistent with past practice; (C) Liens imposed by Law, including carriers’, warehousemen’s, landlords’ and mechanics’ liens, in each case incurred in the ordinary course of business consistent with past practice for sums not yet due or being contested in good faith by appropriate proceedings (provided appropriate reserves required pursuant to applicable generally accepted accounting principles have been made in respect thereof); and (D) Liens for Taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings (provided appropriate reserves required pursuant to applicable generally accepted accounting principles have been made in respect thereof);

(g) “person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

(h) “subsidiary” or “subsidiaries” of the Company, the Surviving Corporation, Holdings, Merger Sub or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Holdings, Merger Sub or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

(i) “Taxes” shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, alternative or add-on minimum, transfer, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign; and

(j) “Tax Return” shall mean any return, report or statement (including information returns) required to be filed with or provided to any Governmental Entity, domestic of foreign, or other person, or maintained, with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 9.5 Entire Agreement; Assignment. This Agreement, the Company Disclosure Schedule, the Holdings Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of each of the other parties, except that Holdings and Merger Sub may, prior to the Company Requisite Votes, assign all or any of their respective rights and obligations hereunder to (i) any direct or indirect wholly-owned subsidiary of Holdings or (ii) to a lender as collateral, in each case after providing written notice thereof to the Company prior to such assignment; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder.

SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) with respect to the provisions of Section 6.7, Section 8.2(c)(ii), Section 8.2(c)(iii) and Section 8.2(c)(iv) and Section 9.11 which shall inure to the benefit of the persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof and (b) after the Effective Time, and subject to Section 9.11, the rights of the holders of Company Common Stock to receive the Merger Consideration in accordance with the terms and conditions of Article II of this Agreement and (c) after the Effective Time, and subject to Section 9.11, the rights of the holders of Options, Restricted Shares and Stock Units to receive the payments contemplated by the applicable provision of Sections 2.2(a), 2.2(b) and 2.2(c).

SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles that would cause the laws of another jurisdiction to apply).

SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached by the Company. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 8.1, Holdings and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions of this Agreement against the Company, this being in addition to any other remedy to which either such party is entitled at law or in equity. The Company acknowledges and agrees that it shall not be entitled to an injunction or injunctions to prevent any breaches of this Agreement by Parent, Holdings or Merger Sub or to enforce specifically the terms and provisions of this Agreement or otherwise to obtain any equitable relief or remedy against Parent, Holdings or Merger Sub and that the Company’s sole and exclusive remedies with respect to any such breach shall be the remedies set forth in Section 8.2(c); provided, however, that the Company shall be entitled to any injunction or injunctions solely to prevent any breach by Holdings or Merger Sub of Section 6.4(b).

SECTION 9.11 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto (subject to the next succeeding sentence), and no past, present or future affiliate, director, officer, employee, incorporator, stockholder, agent, attorney or Representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. The Company acknowledges and agrees that (a) Parent’s obligations under and in respect of this Agreement and the transactions contemplated hereby are limited to the Parent Obligations (as limited by the provisions hereof), (b) Parent has no obligation to pay (or to cause Holdings or Merger Sub to pay) any Merger Consideration or other amounts payable under Section 1.2 or Article II hereof, and (c) Holdings and Merger Sub have no assets other than cash in a de minimis amount and that no additional funds are expected to be contributed to Holdings or Merger Sub unless and until the Closing occurs. The Company further acknowledges and agrees that the Parent Obligations shall terminate, and Parent shall have no further obligation or liability under this Agreement or in respect of the transactions contemplated hereby, as of the earliest of (i) the Effective Time, (ii) satisfaction of the Parent Obligations, (iii) the termination of this Agreement in accordance with its terms by mutual consent of Holdings, Merger Sub and the Company or under circumstances in which, in accordance with the terms of this Agreement, Parent would not have any payment or indemnification obligations pursuant to the Parent Obligations, and (iv) 90 days after any termination of this Agreement in accordance with its terms under circumstances in which Parent would have any payment or indemnification obligations pursuant to the Parent Obligations, except as to a claim for payment or indemnification presented by the Company to Parent on or prior to such 90th day; provided, that such claim shall set forth in reasonable detail the basis for such claim. Notwithstanding the foregoing, in the event that the Company or any of its affiliates asserts in any litigation or other proceeding relating to this Agreement or the transactions contemplated hereby that the provisions contained in this Agreement limiting Parent’s obligations to the Parent Obligations or limiting Parent’s maximum aggregate liability to the Liability Limitation or that any other provisions in this Agreement limiting the obligations and liability of Parent and its Related Persons are illegal, invalid or unenforceable in whole or in part, or asserts any theory of liability against Parent or any of its Related Persons with respect to this Agreement, the

Equity Financing Commitment Letters or the transactions contemplated by this Agreement other than Parent’s payment or indemnification obligations pursuant to the Parent Obligations under this Agreement (as limited by the provisions hereof) then (A) all obligations of Parent under this Agreement shall terminate ab initio and shall thereupon be null and void, (B) if Parent has previously made any payments or provided indemnification under this Agreement, it shall be entitled to recover such payments from the Company, and (C) neither Parent nor any of its Related Persons shall have any liability to the Company or any of its Affiliates with respect to this Agreement, the Equity Financing Commitment Letters or the transactions contemplated hereby or thereby.

SECTION 9.12 Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware and (iv) consents to service being made through the notice procedures set forth in Section 9.2. Each party hereto hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.2 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

SECTION 9.13 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

SECTION 9.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the Company, Parent, Holdings and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

WM. WRIGLEY JR. COMPANY

By:	/s/ William Wrigley Jr.
Name: William Wrigley Jr. Title: Executive Chairman and Chairman of the Board

MARS, INCORPORATED

By:	/s/ Stuart Guthrie-Brown
Name: Stuart Guthrie-Brown Title: General Counsel Corporate Development

NEW UNO HOLDINGS CORPORATION

By:	/s/ Valerie Anne Mars
Name: Valerie Anne Mars Title: Vice President

NEW UNO ACQUISITION CORPORATION

By:	/s/ Valerie Anne Mars
Name: Valerie Anne Mars Title: Vice President

[Merger Agreement Signature Page]

Exhibit A

FORM OF RESTATED CERTIFICATE OF INCORPORATION OF

WM. WRIGLEY JR. COMPANY

FIRST. The name of the Corporation is Wm. Wrigley Jr. Company (the “Corporation”).

SECOND. The registered agent and registered office of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any successor statute.

FOURTH. The total number of shares of stock which the Corporation is authorized to issue is one thousand (1,000) shares of common stock, par value $0.01 per share.

FIFTH. The board of directors of the Corporation is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

SIXTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived a improper personal benefit.

SEVENTH. (a) The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter by amended, and such right to indemnification shall continue as to a person who has ceased to be director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article 7(a) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of directors and officers of the Corporation. Such agreements may contain provisions relating to, among other things, the advancement of expenses, a person’s right to bring suit against the Corporation to enforce his or her right to indemnification, the establishment of a trust to assure the availability of funds to satisfy the Corporation’s indemnification obligations to such person and other matters as the Board of Directors deems appropriate or advisable.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation who are not directors or officers similar to those conferred in this Article 7(a) to directors and officers of the Corporation.

(b) The rights to indemnification and to the advancement of expenses conferred in Article 7(a) shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

(c) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust,

employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Any repeal or modification of this Article 7 by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing pursuant to this Article 7 at the time of such repeal or modification.

Exhibit B

FORM OF BYLAWS OF WM. WRIGLEY JR. COMPANY

ARTICLE I

Meetings of Stockholders

Section 1.1. Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.9. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

Section 1.10. Action By Written Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 1.11. Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

Board of Directors

Section 2.1. Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2. Election; Resignation; Vacancies. The Board of Directors shall initially consist of the persons named as directors in the certificate of incorporation or elected by the incorporator of the corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one (1) year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the corporation. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

ARTICLE III

Committees

Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

ARTICLE IV

Officers

Section 4.1. Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairperson of the Board and a Vice Chairperson of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2. Powers and Duties of Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.3. Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or the Vice President.

ARTICLE V

Stock

Section 5.1. Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chairperson or Vice Chairperson of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Miscellaneous

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be January 1 through December 31.

Section 6.2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 6.3. Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 6.3, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 6.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 6.5. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 6.6. Amendment of Bylaws. These bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

Annex B — Opinion of Goldman, Sachs & Co.

[Letterhead of Goldman, Sachs & Co.]

PERSONAL AND CONFIDENTIAL

April 28, 2008

Board of Directors

Wm. Wrigley Jr. Company

410 North Michigan Avenue

Chicago, Illinois 60611

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than New Uno Holdings Corporation (“New Uno Holdings”) or its affiliates) of the outstanding shares of Common Stock, without par value (the “Common Shares”), and Class B Common Stock, without par value (the “Class B Common Shares”, and together with the Common Shares, the “Shares”), of Wm. Wrigley Jr. Company (the “Company”) of the $80.00 per Share in cash to be received by such holders, taken in the aggregate, pursuant to the Agreement and Plan of Merger, dated as of April 28, 2008 (the “Agreement”), among Mars, Incorporated (“Mars”), New Uno Holdings, New Uno Acquisition Corporation, a wholly owned subsidiary of New Uno Holdings (“New Uno Acquisition”), and the Company.

Goldman, Sachs & Co. and its affiliates are engaged in investment banking and financial advisory services, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Company, and of Mars and Berkshire Hathaway Inc. (“Berkshire Hathaway”), which we understand will own directly or indirectly approximately 81% and 19%, respectively, of New Uno Acquisition upon the consummation of the transactions contemplated by the Agreement (the “Transaction”), and any of their respective affiliates and portfolio companies or any currency or commodity that may be involved in the Transaction for their own account and for the accounts of their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. At your request, an affiliate of Goldman, Sachs & Co. has entered into financing commitments to provide New Uno Acquisition with a senior secured revolving credit facility and senior secured term loan facilities in connection with the consummation of the Transaction, subject to the terms of such commitments, and pursuant to which one or more affiliates of Goldman, Sachs & Co. will receive customary fees. In addition, at your request, Goldman, Sachs & Co. has acted as placement agent to New Uno Holdings and New Uno Acquisition in connection with a direct or indirect equity investment to be made by Berkshire Hathaway in New Uno Acquisition and a senior subordinated debt facility to be provided by Berkshire Hathaway to New Uno Acquisition in connection with the consummation of the Transaction, and for which Goldman, Sachs & Co. will receive customary fees. In addition, we have provided certain investment banking and other financial services to the Company and its affiliates from time to time, including having acted as joint bookrunner with respect to an offering by the Company of 4.30% Senior Notes due July 2010 (aggregate principal amount of $500,000,000) and 4.65% Senior Notes due July 2015 (aggregate principal amount of $500,000,000) in July 2005; and as financial advisor to the Company in connection with its acquisition of A. Korkunov in February 2007.

We also have provided and are currently providing certain investment banking and other financial services to Mars, including having acted as financial advisor to Mars in connection with its divestiture of MEI Conlux in April 2006, its acquisition of S&M NuTec, LLC in May 2006, its acquisition of Doane Pet Care Enterprises Inc. in June 2006, and its acquisition of Nutro Products, Inc. in June 2007. We also have provided and are currently providing certain investment banking and other financial services to Berkshire Hathaway and its affiliates and portfolio companies, including having acted as financial advisor to Vanderbilt Mortgage and Finance, Inc., a subsidiary of Berkshire Hathaway, in connection with its acquisition of a loan portfolio in January 2005; as bookrunner with respect to an offering by Berkshire Hathaway Finance Corporation, a subsidiary of Berkshire Hathaway (“Berkshire Hathaway Finance”), of its Floating Rate Senior Notes due 2008 (aggregate principal amount of $800,000,000) and 4.75% Senior Notes due 2012 (aggregate principal amount of $700,000,000) in May 2005; as sole bookrunner with respect to an offering by XTRA Finance Corporation, a subsidiary of Berkshire Hathaway, of its 5.150% Senior Notes due 2017 (aggregate principal amount of $400,000,000) in March 2007; as joint bookrunner with respect to an offering of MidAmerican Energy Company, a subsidiary of Berkshire Hathaway, of its 5.65% Senior Notes due 2012 (aggregate principal amount of $400,000,000) and its 5.95% Senior Notes due May 2017 (aggregate principal amount of $250,000,000) in June 2007; as sole bookrunner with respect to an offering by Berkshire Hathaway Finance of its 5.125% Senior Notes due 2012 (aggregate principal amount of $750,000,000) in September 2007; as co-lead manager with respect to an offering by MidAmerican Energy Holdings Company, a subsidiary of Berkshire Hathaway, of its 6.50% Senior Bonds due September 2037 (aggregate principal amount of $1,000,000,000) in September 2007; and as sole bookrunner with respect to an offering by Berkshire Hathaway Finance of its 4.50% Senior Notes due 2013 (aggregate principal amount of $500,000,000) and Floating Rate Notes due 2011 (aggregate principal amount of $1,500,000,000) in January 2008.

We also may provide investment banking and other financial services to the Company, Mars, Berkshire Hathaway and their respective affiliates and portfolio companies in the future. In connection with the above-described services we have received, and may receive, compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2007; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management and approved for our use by the Company (the “Forecasts”). We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the food and confectionery industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. Our opinion does not address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the $80.00 per Share in cash to be received by the holders (other than New Uno Holdings or its affiliates) of Shares, taken in the aggregate, pursuant to the Agreement. We are expressing no opinion with respect to the allocation of the aggregate consideration among the holders of the various types of Shares in the Transaction. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company, New Uno Holdings or New Uno Acquisition; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, New Uno Holdings or New Uno Acquisition, or class of such persons in connection with the Transaction, whether relative to the $80.00 per Share in cash to be received by the holders of Shares pursuant to the Agreement or otherwise. In addition, we express no view on, and our opinion does not address, any aspect of any other contractual arrangement the Company or any of its affiliates has entered into or may enter into in connection with the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $80.00 per Share in cash to be received by the holders (other than New Uno Holdings or its affiliates) of Shares, taken in the aggregate, pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

Annex C — Opinion of William Blair & Company, L.L.C.

[Letterhead of William Blair & Company, L.L.C.]

April 27, 2008

Board of Directors

Wm. Wrigley Jr. Company

410 North Michigan Avenue

Chicago, Illinois 60611

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders (collectively the “Stockholders”) (other than New Uno Holdings Corporation, a Delaware corporation (“Holdings”), or its affiliates) of the outstanding shares of the Common Stock, no par value per share (the “Common Stock”) and the Class B Common Stock, no par value per share (the “Class B Common Stock” and together with the Common Stock, the “Company Common Stock”) of Wm. Wrigley Jr. Company, a Delaware corporation (the Company”) of the consideration of $80.00 in cash per share of Company Common Stock (the “Merger Consideration”) proposed to be paid to the Stockholders pursuant to the Agreement and Plan of Merger to be dated as of April 28, 2008 (the “Merger Agreement”) by and among Mars, Incorporated, Holdings, New Uno Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Holdings (“Merger Sub”), and the Company. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding share of Company Common Stock, other than any shares of Common Stock or shares of Class B Common Stock to be canceled pursuant to Section 2.1(b) of the Merger Agreement or to remain outstanding pursuant to Section 2.1(c) of the Merger Agreement and any Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive the Merger Consideration upon consummation of the Merger.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the draft Merger Agreement (draft dated April 27, 2008) and oral representations from Company management and counsel to the Company regarding changes to the terms of such draft merger agreement (the “draft Merger Agreement”); (b) certain audited historical financial statements of the Company for the years ended December 31, 2007 as set forth in the most recent Annual Report on Form 10-K filed by the Company; (c) the unaudited draft financial statements (excluding the notes to financial statements for the 2008 interim period) of the Company for the three months ended March 31, 2008 and March 31, 2007; (d) certain internal business, operating and financial information and forecasts of the Company for the fiscal years 2008 to 2012 prepared by the senior management of the Company (the “Forecasts”); (e) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (f) the financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant; (g) current and historical market prices and trading volumes of the Common Stock and the Common Stock of certain other publicly traded companies we deemed relevant; and (h) certain other publicly available information on the Company. We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant. We were not requested to, nor did we, solicit the interest of other parties in a possible business combination transaction with the Company.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion including, without limitation, the Forecasts, and we have not assumed any responsibility or liability therefor. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company, nor have any such valuations or appraisals been provided to us. We have been advised by the senior management of the Company that the Forecasts examined by us have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that: (i) the Forecasts will be achieved in the amounts and at the times contemplated thereby; and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. We were not requested to, and did not, participate in the negotiation or structuring of the Merger. We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage, or the allocation of the Merger Consideration to be paid in the Merger among the holders of Common Stock and the holders of Class B Common Stock, respectively. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address any legal, regulatory, tax or accounting matters. We have assumed that the executed Merger Agreement will conform in all material respects to the last draft thereof reviewed by us and that the Merger will be consummated on the terms described in the draft Merger Agreement, without any amendment or waiver of any material terms or conditions.

William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. In addition, we provide equity research coverage on the Company. We have rendered a fairness opinion in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which was contingent upon our rendering such a fairness opinion or our advising the Board of Directors of the Company that we are unable to render such an opinion. None of these fees are contingent upon the closing of the merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Stockholders (other than Holdings or its affiliates) of the Merger Consideration payable in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any Stockholder as to how such Stockholder should vote with respect to the proposed Merger. It is understood that this opinion may not be disclosed or otherwise referred to without our prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the Stockholders by the Company with respect to the Merger. This opinion has been reviewed and approved by our Fairness Opinion Committee.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders (other than Holdings or its affiliates).

Very truly yours,

/s/ William Blair & Company, L.L.C.

WILLIAM BLAIR & COMPANY, L.L.C.

Annex D — Section 262 of the Delaware General Corporation Law

§ 262. Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal.

Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Preliminary Materials

WM. WRIGLEY JR. COMPANY

SPECIAL MEETING OF STOCKHOLDERS

WM. WRIGLEY JR. COMPANY 410 North Michigan Avenue Chicago, Illinois 60611	Preliminary Copy of Proxy

This proxy is solicited by the Board of Directors of Wm. Wrigley Jr. Company

The undersigned hereby appoints William Wrigley, Jr., William D. Perez, Richard K. Smucker, Howard Malovany, and each of them, as proxies, each with full power of substitution, to represent and vote on behalf of the undersigned, the number of shares of Common Stock and Class B Common Stock of Wm. Wrigley Jr. Company which the undersigned would be entitled to vote if personally present at the special meeting of stockholders to be held at [                    ] local time, on [                    ], 2008 at [                    ] or any adjournment or postponement of the special meeting. The undersigned directs that this proxy be voted as designated by the undersigned with respect to Items 1 and 2 and in the proxies’ discretion upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

This proxy, when properly executed, will be voted as you direct herein. If you submit a proxy without giving voting instructions with regard to a proposal, the proxies will vote your proxy FOR any such proposal. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the special meeting or any adjournment or postponements of the special meeting.

PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

(Continued and to be signed on reverse side.)

ò  Please detach here.   ò

The Board of Directors of Wm. Wrigley Jr. Company recommends a vote

“FOR” each of the following proposals:

(1)	To adopt the Agreement and Plan of Merger, dated as of April 28, 2008, among Wm. Wrigley Jr. Company, Mars, Incorporated, New Uno Holdings Corporation and New Uno Acquisition Corporation, as it may be amended from time to time.

☐ FOR        ☐ ABSTAIN        ☐ AGAINST

(2)	To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting.

☐ FOR        ☐ ABSTAIN        ☐ AGAINST

The proxies named above, William Wrigley, Jr., William D. Perez, Richard K. Smucker, Howard Malovany, are authorized to vote in their discretion upon such other matters as may properly come before the special meeting and any adjournment or postponement of the special meeting.

All previous proxies given by the undersigned to vote at the special meeting or at any adjournment or postponement of the special meeting are hereby revoked.

Date: , 2008
Signature

Signature (if jointly held)

Title

NOTE: Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing on behalf of a corporation, please sign in full corporate name by the president or other authorized officer(s). If signing on behalf of a partnership, please sign in full partnership name by authorized person(s).